As filed with the Securities and Exchange Commission on August [__], 2007
                                                     Registration No. 333-[    ]
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                      CHASE BANK USA, NATIONAL ASSOCIATION
               (Sponsor, Depositor, Originator, Administrator and
               Servicer of the Issuing Entities described herein)
                             FIRST USA CREDIT CARD
                                  MASTER TRUST
            (Issuing Entity of the First USA Collateral Certificate)
                         CHASE CREDIT CARD MASTER TRUST
              (Issuing Entity of the Chase Collateral Certificate)
                              CHASE ISSUANCE TRUST
                          (Issuing Entity of the Notes)
           (Exact name of registrants as specified in their charters)


              United States                              22-2382028
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification Number)

                      Chase Bank USA, National Association
                         White Clay Center Building 200
                                    Route 273
                             Newark, Delaware 19711
                                 (302) 594-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Andrew T. Semmelman, Esq.
                              Senior Vice President
                      Chase Bank USA, National Association
                             201 North Walnut Street
                           Wilmington, Delaware 19801
                                 (302) 634-1000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

Andrew M. Faulkner, Esq.      Neila B. Radin, Esq.      Edward M. De Sear, Esq.
 SKADDEN, ARPS, SLATE,        JPMORGAN CHASE & CO.          MCKEE NELSON LLP
   MEAGHER & FLOM LLP           270 Park Avenue          One Battery Park Plaza
   Four Times Square        New York, New York 10017    New York, New York 10004
New York, New York 10036         (212) 270-0938              (917) 777-4200
     (212) 735-3000

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                -----------------

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                        Proposed maximum        Proposed maximum
          Title of securities           Amount to be     offering price        aggregate offering            Amount of
            to be registered            registered(a)     per note(b)               price (b)             registration fee
----------------------------------------------------------------------------------------------------------------------------
Notes                                   $1,000,000           100%                  $1,000,000                 $30.70
----------------------------------------------------------------------------------------------------------------------------
First USA Collateral Certificate(c)     $1,000,000                                                               -
----------------------------------------------------------------------------------------------------------------------------
Chase Collateral Certificate(c)         $1,000,000                                                               -
============================================================================================================================

(a) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(b)  Estimated solely for the purpose of calculating the registration fee.
(c) No additional consideration will be paid by the purchasers of the Notes for the First USA Collateral Certificate or the Chase Collateral Certificate, each of which is pledged as security for the Notes.

                                -----------------

         The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE

This Registration Statement includes:

     o a representative form of prospectus supplement to the base prospectus relating to the offering by the Chase Issuance Trust of multiple tranche series of asset-backed notes; and

     o a base prospectus relating to asset-backed notes of the Chase Issuance Trust.

 The information in this propspectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is permitted.


                 [Representative Form of Prospectus Supplement]
                   SUBJECT TO COMPLETION, DATED [ ] [ ], 2007
                      Prospectus Supplement dated [ ], 2007
                         (to Prospectus dated [ ], 2007)

                              Chase Issuance Trust
                                 Issuing Entity
                      Chase Bank USA, National Association
           Sponsor, Depositor, Originator, Administrator and Servicer
                                   CHASEseries
                         $[ ] Class [ ](2007-[ ]) Notes

     The issuing entity will issue and sell:     Class [ ](2007-[ ]) Notes
     ---------------------------------------     -------------------------
     Principal amount                            $[      ]
     Interest rate                               [[One-month] [Three-month]
                                                 LIBOR plus] [   ]% per annum
     Interest payment dates                      [15th] day of each [calendar
                                                 month] [____, _____, ________
                                                 and ____]
     Scheduled principal payment date            [   ] [  ], [    ]
     Legal maturity date                         [   ] [  ], [    ]
     Expected issuance date                      [   ] [  ], [    ]
     Price to public                             $[      ] (or [    ]%)
     Underwriting discount                       $[      ] (or [    ]%)
     Proceeds to the issuing entity              $[      ] (or [    ]%)

           The Class [ ](2007-[ ]) notes are a
           tranche of the Class [ ] notes of the
           CHASEseries. For a description of how
           the interest rate for the Class [
           ](2007-[ ]) notes is determined see
           "Transaction Summary" [and "Glossary"]
           in this prospectus supplement and
           "Summary-Interest" in the accompanying
           prospectus.

           The assets of the issuing entity include:

           o   The collateral certificate, Series
               2002-CC, issued by the First USA
               Credit Card Master Trust;

           o The collateral certificate, Series 2004-CC, issued by the Chase Credit Card Master Trust;

           o   Credit card receivables that arise
               in certain consumer revolving credit
               card accounts owned by Chase Bank
               USA, National Association; and

           o   The collection account, the excess
               funding account and any other
               supplemental accounts, including the
               interest funding account and the
               principal funding account.

           The assets of the issuing entity may include in the future:

o One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and
o Additional credit card receivables that arise in consumer revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class [ ](2007-[ ]) notes is provided in the form of [outstanding subordinated notes,] [the Class C reserve account,] [and a [derivative agreement] [supplemental credit enhancement agreement] between Chase Bank USA, National Association and [ ]] as described in "Transaction Summary" in this prospectus supplement and in "Summary--Subordination; Enhancement" in the accompanying prospectus.

You should consider the discussion under "Risk Factors" beginning on page 12 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

[The issuing entity [will apply][has applied] to list the Class [ ](2007-[ ]) notes on the Official List of the Luxembourg Stock Exchange and to trade them on the Euro MTF Market.]

Neither the SEC nor any state securities commission has approved the Class [ ](2007-[ ]) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                                  Underwriters

[Underwriter A]
                                 [Underwriter B]
                                                                 [Underwriter C]

                                Table of Contents


                                                                            Page
                                                                            ----

Important Notice about Information Presented in this  Prospectus
     Supplement and the Accompanying Prospectus................................i

Transaction Summary...........................................................ii

Use of Proceeds................................................................1

Underwriting...................................................................2

Glossary.......................................................................4

Annex I: Other Outstanding Classes and Tranches............................A-I-1

Annex II: Outstanding First USA Master Trust Series and
     Chase Master Trust Series............................................A-II-1

[Luxembourg Listing and General Information.................................S-1]

              Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Class [ ](2007-[ ]) notes and (b) the accompanying prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to the Class [ ](2007-[ ]) notes, and financial and other information about the issuing entity's assets.

         This prospectus supplement may be used to offer and sell the Class [ ](2007-[ ]) notes only if accompanied by the prospectus.

         This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the Class [ ](2007-[ ]) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class [ ](2007-[ ]) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                                ----------------

                               Transaction Summary




Issuing Entity:                                            Chase Issuance Trust

Sponsor, Depositor, Originator, Administrator and          Chase Bank USA, National Association
    Servicer:

Owner Trustee:                                             Wilmington Trust Company

Indenture Trustee and Collateral Agent:                    Wells Fargo Bank, National Association

Expected Issuance Date:                                    [        ], 2007

Annual Servicing Fee:                                      1.5%

Clearance and Settlement:                                  DTC/Clearstream/Euroclear

Trust Assets:                                              The First USA Master Trust collateral certificate, the Chase Master
                                                           Trust collateral certificate, receivables originated in MasterCard(R)
                                                           and VISA(R) accounts, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus Supplement:               Class [  ](2007-[  ])

Principal Amount/Initial Nominal Liquidation Amount:       $[           ]

Anticipated Ratings:[Moody's] [Standard & Poor's] [Fitch]  [Aaa/AAA/AAA]/[A2/A/A]/[Baa2/BBB/BBB]

Enhancement:                                               [subordination of [the Class B notes and] the Class C notes][Class C reserve subaccount][and the [derivative agreement] [supplemental credit enhancement agreement]]

[Class A Required Subordinated Amount of Class C Notes:]   [[          ]% of the adjusted outstanding dollar principal amount of
                                                           the Class A(2007-[  ]) notes]

[Class A Required Subordinated Amount of Class B Notes:]   [[          ]% of the adjusted outstanding dollar principal amount of
                                                           the Class A(2007-[  ])notes]

[Class B Required Subordinated Amount of Class C Notes:]   [[          ]% of the adjusted outstanding dollar principal amount of
                                                           the Class B(2007-[  ]) notes]

[Class C Reserve Account Percentage Amount]                [Three-month
                                                           average excess                       Funding
                                                           spread percentage.                  percentage
                                                           -----------------                   ----------

                                                             [o]% to [o]%                        [o]%
                                                             [o]% to [o]%                        [o]%
                                                             [o]% to [o]%                        [o]%





                                                             [o]% to [o]%                        [o]%
                                                             [o]% to [o]%                        [o]%
                                                             0.00% or less                       [o]%]


Invested Amount of the First USA collateral certificate:   $[             ]

Invested Amount of the Chase collateral certificate:       $[             ]

Aggregate Outstanding Dollar Principal Amount of           $[             ]
    CHASEseries notes on Expected Issuance Date
    (including the Class [  ](2007-[  ]) notes):

Aggregate Outstanding Dollar Principal Amount of Class A   $[             ]
    notes on Expected Issuance Date [(including the
    Class A(2007-[  ]) notes)]:

Aggregate Outstanding Dollar Principal Amount of Class B   $[             ]
    notes on Expected Issuance Date [(including the
    Class B(2007-[  ]) notes)]:

Aggregate Outstanding Dollar Principal Amount of Class C   $[             ]
    notes on Expected Issuance Date [(including the
    Class C(2007-[  ]) notes)]:

Interest Rate:                                             [[One-month][Three-month] LIBOR plus] [    ]% per annum

[Initial LIBOR Determination Date:]                        [              ], 2007*

Interest Accrual Method:                                   [actual/360] [30/360]

Interest Payment Dates:                                    [monthly on the 15th] [quarterly on the 15th of [      ], [      ],
                                                           [      ], and [      ],] (unless the [15th] is not a business day,
                                                           in which case it will be the next business day)

First Interest Payment Date:                               [               ], 200[ ]

Scheduled Commencement of     Accumulation Period:         [               ], [       ]

Scheduled Principal Payment Date:                          [               ], [       ]

Legal Maturity Date:                                       [               ], [       ]

Price to Public:                                           $[         ] or (            )%

Underwriting Discount:                                     $[         ] or (            )%

Net proceeds from the sale of the Class                    $[         ] or (            )%
    ]2007- [] notes net of estimated expenses:






[Luxembourg Paying Agent]                                  [               ]

CUSIP/ISIN/[Common Code]:                                  [               ] / [               ] / [[               ]]

[* For a description of LIBOR and LIBOR Determination Date, see "Glossary" below.]


                                 Use of Proceeds

         The proceeds from the sale of the notes offered by this prospectus supplement, in the amount of $[ ] before deduction of issuance expenses, will be paid to Chase USA. The estimated expenses are $[ ]. Therefore, the proceeds, net of issuance expenses, will be approximately $[ ]. Chase USA will use the net proceeds for its general corporate purposes.

                                  Underwriting

         Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriters                                        Principal Amount
---------------------------------------------------------------------
[Underwriter A]...........................$       [               ]
[Underwriter B]...........................        [               ]
                                                 --------------------
         Total............................$       [               ]
                                                 ====================

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $[ ] aggregate principal amount of the offered notes if any of the offered notes are not purchased.

         The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [ ]% of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [ ]% of the principal amount.

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the offered notes has represented and agreed that:

         o it has not offered or sold and, prior to the date which is six months after the date of issue of the offered notes, will not offer or sell any offered notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

         o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

         o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.


         In connection with the sale of the offered notes, the underwriters may engage in:

         o over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

         o stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         o syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.


         The issuing entity will receive proceeds of approximately $[ ] from the sale of the offered notes. This amount represents [ ]% of the principal amount of those notes. The issuing entity will receive this amount net of the
underwriting discount of $[ ]. The underwriting discount represents [      ]%
of the principal amount of those notes. Additional issuance expenses are estimated to be $[ ]. The issuing entity will pay these proceeds to Chase USA which will use the proceeds as described in "Use of Proceeds" in this prospectus supplement.

         J.P. Morgan Securities Inc. is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank, National Association.

                                    Glossary

         This prospectus supplement uses defined terms such as those found below. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 170 in the accompanying prospectus.

         ["LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a [one-month] [three-month] period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on that date. If this rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a [one-month] [three-month] period. The indenture trustee will request the principal London office of each of the banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-month ] [three-month] period.]

         ["LIBOR Determination Date" means (1) [ ], for the period from and including the issuance date through but excluding [ ] and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which that interest period commences.]

         ["London Business Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

                                                                         Annex I


                     Other Outstanding Classes and Tranches


            The information provided in this Annex I is an integral part of the prospectus supplement.


CHASEseries

                                                 Nominal                                   Scheduled                 Legal
                                              Liquidation                                  Principal               Maturity
   Class A              Issuance Date            Amount          Note Interest Rate       Payment Date               Date
--------------     --------------------    -----------------    ---------------------   -------------------     -------------------
Class A(2002-3)     September 17, 2002      $   500,000,000             3.59%            September 17, 2007        May 17, 2010
Class A(2002-5)      November 6, 2002       $   850,000,000    One Month LIBOR + 0.12%    October 15, 2007         June 15, 2010
Class A(2002-6)      November 8, 2002       $   500,000,000    One Month LIBOR + 0.19%    October 15, 2009         June 15, 2012
Class A(2003-1)      February 5, 2003       $ 1,000,000,000    One Month LIBOR + 0.12%    January 15, 2008      September 15, 2010
Class A(2003-3)       April 16, 2003        $ 1,250,000,000    One Month LIBOR + 0.11%     April 15, 2008        December 15, 2010
Class A(2003-4)        May 22, 2003         $   500,000,000    One Month LIBOR + 0.25%      May 15, 2013         January 15, 2016
Class A(2003-6)       June 16, 2003         $ 1,000,000,000    One Month LIBOR + 0.11%      June 16, 2008        February 15, 2011
Class A(2003-7)       July 30, 2003         $   500,000,000             3.35%               July 15, 2008         March 15, 2011
Class A(2003-8)     September 16, 2003      $   525,000,000    One Month LIBOR + 0.25%   September 16, 2013        May 16, 2016
Class A(2003-9)      October 24, 2003       $   650,000,000             3.86%             October 15, 2008         June 15, 2011
Class A(2003-10)     October 24, 2003       $ 1,000,000,000    One Month LIBOR + 0.11%    October 15, 2008         June 15, 2011
Class A(2004-1)     February 20, 2004       $   650,000,000             3.45%             February 17, 2009      October 17, 2011
Class A(2004-3)        May 12, 2004         $   675,000,000    One Month LIBOR + 0.17%      June 16, 2014        February 15, 2017
Class A(2004-5)      August 4, 2004/        $   750,000,000    One Month LIBOR + 0.13%      July 15, 2011         March 17, 2014
                      August 9, 2004
Class A(2004-6)      August 31, 2004        $   550,000,000             3.94%              August 17, 2009        April 16, 2012
Class A(2004-7)     September 21, 2004      $ 1,200,000,000    One Month LIBOR + 0.12%   September 15, 2011        May 15, 2014
Class A(2004-8)      November 4, 2004       $   350,000,000    One Month LIBOR + 0.12%    January 15, 2013      September 15, 2015
Class A(2004-9)      November 9, 2004       $ 1,150,000,000             3.22%             October 15, 2007         June 15, 2010
Class A(2004-10)    November 16, 2004       $   850,000,000    One Month LIBOR + 0.02%    November 15, 2007        July 15, 2010
Class A(2005-1)        May 4, 2005          $ 1,650,000,000    One Month LIBOR + 0.01%     April 15, 2008        December 15, 2010
Class A(2005-2)        May 4, 2005          $   600,000,000    One Month LIBOR + 0.07%     April 16, 2012        December 15, 2014
Class A(2005-3)        May 23, 2005         $   650,000,000    One Month LIBOR + 0.02%    February 17, 2009      October 17, 2011
Class A(2005-4)        May 31, 2005         $   800,000,000             4.23%               May 17, 2010         January 15, 2013
Class A(2005-5)       June 23, 2005         $   700,000,000    One Month LIBOR + 0.02%      June 15, 2009        February 15, 2012
Class A(2005-6)       August 2, 2005        $   825,000,000    One Month LIBOR + 0.07%      July 16, 2012          July 15, 2014
Class A(2005-7)      August 10, 2005        $   750,000,000             4.55%             January 18, 2011        March 15, 2013
Class A(2005-8)      August 25, 2005        $ 1,000,000,000    One Month LIBOR + 0.04%     August 16, 2010       October 15, 2012
Class A(2005-9)     September 20, 2005      $   900,000,000    One Month LIBOR + 0.02%   September 15, 2009      November 15, 2011
Class A(2005-10)     October 17, 2005       $   875,000,000             4.65%             October 15, 2010       December 17, 2012
Class A(2005-11)     November 3, 2005       $   750,000 000    One Month LIBOR + 0.07%    October 15, 2012       December 15, 2014
Class A(2005-12)    December 20, 2005       $ 1,650,000,000    One Month LIBOR + 0.01%    December 15, 2008      February 15, 2011
Class A(2005-13)    December 20, 2005       $   700,000,000    One Month LIBOR + 0.04%    December 15, 2010      February 15, 2013
Class A(2006-1)     February 16, 2006/      $ 3,100,000,000    One Month LIBOR + 0.04%    February 15, 2011       April 15, 2013
                    February 28, 2006
Class A(2006-2)     February 22, 2006       $   425,000,000             5.16%             February 16, 2016       April 16, 2018
Class A(2006-3)        May 15, 2006         $ 1,000,000,000    One Month LIBOR - 0.01%      May 15, 2009           July 15, 2011
Class A(2006-4)      August 29, 2006        $   750,000,000    One Month LIBOR + 0.02%     August 15, 2011       October 15, 2013
Class A(2006-5)      October 2, 2006        $   750,000,000    One Month LIBOR + 0.02%   September 15, 2011      November 15, 2013
Class A(2006-6)      October 30, 2006       $   200,000,000    One Month LIBOR + 0.03%    October 15, 2015       December 15, 2017
Class A(2006-7)     December 18, 2006       $ 1,150,000,000    One Month LIBOR + 0.01%    December 15, 2010      February 15, 2013
Class A(2006-8)     December 18, 2006       $   500,000,000    One Month LIBOR + 0.06%    December 16, 2013      February 16, 2016
Class A(2007-1)      January 25, 2007       $ 2,000,000,000    One Month LIBOR + 0.02%    January 18, 2011        March 15, 2013
Class A(2007-2)     February 21, 2007       $   400,000,000    One Month LIBOR + 0.05%    February 15, 2017       April 15, 2019
Class A(2007-3)     February 15, 2007       $   450,000,000             5.23%             February 15, 2017       April 15, 2019
Class A(2007-4)     February 22, 2007       $ 2,000,000,000    One Month LIBOR + 0.00%    February 16, 2010       April 16, 2012
Class A(2007-5)  April 11, 2007/April 26,   $   470,000,000    One Month LIBOR + 0.04%     March 15, 2017         March 15, 2019
                    2007/May 22, 2007
Class A(2007-6)       April 26, 2007        $ 2,000,000,000    One Month LIBOR + 0.00%     April 15, 2010         April 16, 2012
Class A(2007-7         May 9, 2007          $   215,000,000    One Month LIBOR + 0.02%      June 16, 2014          June 15, 2017
Class A(2007-8)        May 30, 2007         $   200,000,000    One Month LIBOR + 0.02%     March 16, 2015         March 15, 2017
Class A(2007-9)       June 15, 2007         $ 1,000,000,000    One Month LIBOR + 0.03%      June 15, 2012          June 16, 2014
Class A(2007-10)      June 29, 2007         $ 1,050,000,000    One Month LIBOR + 0.04%      June 15, 2012          June 16, 2014
Class A(2007-11)      July 19, 2007         $   750,000,000    One Month LIBOR + 0.00%      July 15, 2010          July 16, 2012
Class A(2007-12)      August 1, 2007        $   405,000,000    One Month LIBOR + 0.05%     August 15, 2017        August 15, 2019
Class A(2007-13)      July 26, 2007         $   750,000,000    One Month LIBOR + 0.04%      July 16, 2012          July 15, 2014


                                                Nominal                                   Scheduled                 Legal
                                              Liquidation                                  Principal               Maturity
   Class B            Issuance Date             Amount           Note Interest Rate       Payment Date               Date
--------------     --------------------    -----------------    ---------------------   -------------------     -------------------
Class B(2003-1)        April 15, 2003       $   200,000,000    One Month LIBOR + 0.37%    April 15, 2008        December 15, 2010
Class B(2003-3)      September 16, 2003     $   275,000,000    One Month LIBOR + 0.32%  September 15, 2008        May 16, 2011
Class B(2004-1)        August 4, 2004       $   250,000,000    One Month LIBOR + 0.32%     July 15, 2009         March 15, 2012
Class B(2004-2)       August 17, 2004       $   300,000,000             4.37%             August 17, 2009        April 16, 2012
Class B(2005-1)         May 9, 2005         $   300,000,000    One Month LIBOR + 0.14%    April 15, 2008        December 15, 2010
Class B(2005-2)        July 29, 2005        $   600,000,000             4.52%            October 15, 2008       December 15, 2010
Class B(2005-3)      September 14, 2005     $   750,000,000    One Month LIBOR + 0.20%    March 15, 2013          May 15, 2015
Class B(2005-4)       October 28, 2005      $   325,000,000    One Month LIBOR + 0.22%   January 17, 2012        March 17, 2014
Class B(2005-5)       October 28, 2005      $   325,000,000    One Month LIBOR + 0.22%   January 15, 2014        March 15, 2016
Class B(2006-1)      February 28, 2006      $   400,000,000    One Month LIBOR + 0.15%   February 15, 2011       April 15, 2013
Class B(2006-2)       August 29, 2006       $   350,000,000    One Month LIBOR + 0.10%    August 16, 2010       October 15, 2012
Class B(2007-1)      February 21, 2007      $   515,000,000    One Month LIBOR + 0.25%   February 15, 2017       April 15, 2019


                                                 Nominal                                   Scheduled                 Legal
                                              Liquidation                                  Principal               Maturity
   Class C              Issuance Date            Amount          Note Interest Rate       Payment Date               Date
--------------     --------------------    -----------------    ---------------------   -------------------     -------------------
Class C(2003-1)       February 6, 2003      $   200,000,000             4.54%            January 15, 2008      September 15, 2010
Class C(2003-2)         May 6, 2003         $   175,000,000    One Month LIBOR + 1.14%    April 15, 2008        December 15, 2010
Class C(2003-3)        June 18, 2003        $   400,000,000             4.77%              June 17, 2013        February 16, 2016
Class C(2003-4)        June 18, 2003        $   150,000,000    One Month LIBOR + 1.03%     June 16, 2008        February 15, 2011
Class C(2004-1)        March 23, 2004       $   150,000,000    One Month LIBOR + 0.50%    March 16, 2009        November 15, 2011
Class C(2004-2)        June 30, 2004        $   165,000,000    One Month LIBOR + 0.80%     June 16, 2014        February 15, 2017
Class C(2004-3)       November 9, 2004      $   200,000,000    One Month LIBOR + 0.47%   October 15, 2009         June 15, 2012
Class C(2005-1)        March 17, 2005       $   425,000,000    One Month LIBOR + 0.37%    March 15, 2010        November 15, 2012
Class C(2005-2)         May 19, 2005        $   150,000,000    One Month LIBOR + 0.44%     May 15, 2012         January 15, 2015
Class C(2005-3)       October 6, 2005       $   120,000,000    One Month LIBOR + 0.34%  September 15, 2010      November 15, 2012
Class C(2005-4)      November 16, 2005      $   300,000,000    One Month LIBOR + 0.33%   November 15, 2010      January 15, 2013
Class C(2006-1)       January 26, 2006      $   250,000,000    One Month LIBOR + 0.40%   January 15, 2013        March 16, 2015
Class C(2006-2)      February 16, 2006      $   350,000,000    One Month LIBOR + 0.30%   February 15, 2011       April 15, 2013
Class C(2006-3)        April 17, 2006       $   175,000,000    One Month LIBOR + 0.23%    April 15, 2009          June 15, 2011
Class C(2006-4)      November 28, 2006      $   335,000,000    One Month LIBOR + 0.29%   November 15, 2011      January 15, 2014
Class C(2007-1)      February 21, 2007      $   405,000,000    One Month LIBOR + 0.46%   February 15, 2017       April 15, 2019


                                                                        Annex II


     Outstanding First USA Master Trust Series and Chase Master Trust Series


      The information provided in this Annex II is an integral part of the prospectus supplement.


Outstanding First USA Master Trust Series:


                                                 Current
                                                 Invested                                   Scheduled
    Series/Class          Issuance Date           Amount            Certificate Rate       Payment Date        Termination Date
--------------------   -------------------   --------------     ----------------------   -------------------  ------------------
1.  Series 1997-8
    oClass A           September 23, 1997    $   780,000,000    One Month LIBOR + .15%    September 17, 2007   March 17, 2010
    oClass B                    --           $    70,482,000    One Month LIBOR + .36%    --                    --
    oCollateral                 --           $    89,278,000    --                        --                    --
    Invested
    Amount
2. Series 1998-2
    oClass A              May 21, 1998       $   579,000,000    One Month LIBOR - .125%   June 18, 2008        February 18, 2011
    oClass B                    --           $    52,320,000    One Month LIBOR - .125%   --                    --
    oExcess Collateral          --           $    66,272,000    --                        --                    --
    Amount
3. Series 1998-6
    oClass A             August 27, 1998     $   800,000,000    One Month LIBOR + .16%    August 18, 2008      April 18, 2011
    oClass B                    --           $    72,289,000    One Month LIBOR + .36%    --                    --
    oExcess Collateral          --           $    91,567,000    --                        --                    --
    Amount
4.  Series 2002-CC         May 1, 2002       $3,000,000,000
                                             (expected to be $30,000,000,000
                                              as of the issuance date)


Outstanding Chase Master Trust Series:


                                                 Current
                                                 Invested                                   Scheduled
    Series/Class        Issuance Date             Amount            Certificate Rate       Payment Date        Termination Date
-------------------- -------------------     --------------     -----------------------   -------------------  ------------------
  1. Series 1998-4
oClass A                July 28, 1998        $   552,486,188    One Month LIBOR + 0.134%  August 15, 2008     December 15, 2010
oClass B                --                   $    46,040,000    One Month LIBOR + 0.36%   September 15, 2008    --
  2. Series 2002-3
o2002-3 Certificate     May 30, 2002         $ 1,500,000,000                                                  September 15, 2011
oClass A Notes          --                   $ 1,260,000,000    One Month LIBOR + 0.17%   May 15, 2009          --
oClass B Notes          --                   $   105,000,000    One Month LIBOR + 0.45%   June 15, 2009         --
oClass C Notes          --                   $   135,000,000    One Month LIBOR + 1.03%   June 15, 2009         --
  3. Series 2002-7
o2002-7 Certificate     November 13, 2002    $   750,000,000                                                  February 15, 2010
oClass A Notes          --                   $   630,000,000    One Month LIBOR + 0.12%   October 15, 2007      --
oClass B Notes          --                   $    52,500,000     One Month LIBOR + 0.43%  November 15, 2007     --
oClass C Notes          --                   $    67,500,000     One Month LIBOR + 1.25%  November 15, 2007     --
  4. Series 2003-2
o2003-2 Certificate     April 15, 2003       $ 1,340,000,000                                                  July 15, 2010
oClass A Notes          --                   $ 1,125,600,000    One Month LIBOR + 0.11%   March 17, 2008        --
oClass B Notes          --                   $    93,800,000    One Month LIBOR + 0.35%   April 15, 2008        --
oClass C Notes          --                   $   120,600,000    One Month LIBOR + 1.30%   April 15, 2008        --
  5. Series 2003-3
o2003-3 Certificate     June 25, 2003        $ 1,425,000,000                                                  October 15, 2010
oClass A Notes          --                   $ 1,197,000,000    One Month LIBOR + 0.11%   June 16, 2008         --
oClass B Notes          --                   $    99,750,000    One Month LIBOR + 0.35%   July 15, 2008         --
oClass C Notes          --                   $   128,250,000    One Month LIBOR +1.08%    July 15, 2008         --
  6. Series 2003-4
o2003-4 Certificate     September 19, 2003   $   725,000,000                                                  January 15, 2016
oClass A Notes          --                   $   609,000,000    One Month LIBOR + 0.24%   September 16, 2013    --
oClass B Notes          --                   $    50,750,000    One Month LIBOR + 0.65%   October 15, 2013      --
oClass C Notes          --                   $    65,250,000    One Month LIBOR + 1.25%   October 15, 2013      --
  7. Series 2003-5
o2003-5 Certificate     September 30, 2003   $ 1,000,000,000                                                  January 17, 2011
oClass A Notes          --                   $   840,000,000    One Month LIBOR + 0.12%   September 15, 2008    --
oClass B Notes          --                   $    70,000,000    One Month LIBOR + 0.33%   October 15, 2008      --
oClass C Notes          --                   $    90,000,000    One Month LIBOR + 0.92%   October 15, 2008      --
  8. Series 2003-6
o2003-6 Certificate     November 3, 2003     $ 2,000,000,000                                                  February 15, 2011
oClass A Notes          --                   $ 1,680,000,000    One Month LIBOR + 0.11%   October 15, 2008      --
oClass B Notes          --                   $   140,000,000    One Month LIBOR + 0.35%   November 17, 2008     --
oClass C Notes          --                   $   180,000,000    One Month LIBOR + 0.80%   November 17, 2008     --
  9. Series 2004-CC     October 20, 2004     $   500,000,000
                                               (expected to be $5,000,000,000
                                                as of the issuance date)


                  [Luxembourg Listing And General Information]

         [Application [will be][has been] made to list the offered notes on the Official List of the Luxembourg Stock Exchange and to trade them on the Euro MTF Market. We cannot guarantee that the application for the listing will be accepted. You should consult with [ ], the listing agent for the offered notes, [address] phone number ([ ]) [ ], to determine whether or not the offered notes are listed on the Euro MTF Market of the Luxembourg Stock Exchange.

         The issuing entity will appoint a paying agent in Luxembourg for so long as the offered notes are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of the accompanying prospectus. If definitive offered notes are issued, the Luxembourg paying agent also will act as co-transfer agent and co-registrar with respect to the definitive offered notes, and transfers of the definitive offered notes may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, definitive offered notes may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

         The indenture trustee will make available free of charge for review at the main office of the listing agent for the issuing entity in Luxembourg, [ ], the information set forth in the statement, reports or other documents described in "The Notes--Reports" and "Where You Can Find More Information" in the accompanying prospectus.

         In connection with the listing application, copies of the Articles of Association and By-laws of Chase USA will be made available free of charge at the offices of [ ], the Luxembourg listing agent for the offered notes. Once the offered notes have been listed, trading of the offered notes may be effected on the Euro MTF Market of the Luxembourg Stock Exchange. The offered notes have been accepted for clearance through the facilities of DTC, Clearstream Banking and Euroclear. The ISIN number for the offered notes is [ ]. The Common Code number for the offered notes is [ ].

         The transactions described in this prospectus supplement were authorized by resolutions adopted by Chase USA's Board of Directors on January 31, 2006 and will be approved by resolutions adopted by Chase USA's Asset and Loan Securitization Committee as of the date of issuance of the offered notes.

         The issuing entity has no assets other than those described in this prospectus supplement and the accompanying prospectus. Except as disclosed in this prospectus supplement and the accompanying prospectus, since [ ], there has been no material adverse change in the condition of the issuing entity or Chase USA that is material to the issuance of the offered notes.

         Copies of the trust agreement, the indenture, the documents described under "Where You Can Find More Information" in the accompanying prospectus and the reports on the notes referred to in "The Notes--Reports" in the accompanying prospectus will be available at the office of the listing agent in Luxembourg. Financial information regarding Chase USA is included in the consolidated audited financial statements of JPMorgan Chase & Co. in JPMorgan Chase & Co.'s Annual Report for the fiscal year ended December 31, 200[ ], which documents are also available without charge at the office of the listing agent in Luxembourg. The issuing entity does not prepare financial statements.

         The indenture trustee will publish or cause to be published in a daily newspaper in Luxembourg (expected to be the d'Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu), as long as the rules of the Luxembourg Stock Exchange so require, all notices other than notices with respect to changes in interest rates. In the event that definitive notes are issued, notices to holders of the offered notes will be published in a daily newspaper in Luxembourg (expected to be the d'Wort), or on the website of the Luxembourg Stock Exchange (www.bourse.lu) and given by mail to the addresses of such holders as they appear in the note register.

         Chase USA has taken all reasonable care to ensure that the information contained in this prospectus supplement and the accompanying prospectus in relation to the issuing entity and the offered notes is true and correct in all material respects and that in relation to the issuing entity and the offered notes there are no facts the omission of which would make misleading any statement in this prospectus supplement or in the accompanying prospectus, whether fact or opinion. Chase USA accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the accompanying prospectus and, if given or made, such information or representation must not be relied upon.]

                           Prospectus dated [ ], 2007


                              Chase Issuance Trust
                                 Issuing Entity


                      Chase Bank USA, National Association
           Sponsor, Depositor, Originator, Administrator and Servicer


                           The issuing entity--
You should consider the
discussion under "Risk     o may periodically issue notes in a series comprised
Factors" beginning on        of one or more classes or tranches;
page [10] of this
prospectus before you      o will own--
purchase any notes.          - one or more collateral certificates, each
                               representing an undivided interest in a credit
The notes are obligations      card master trust or other securitization special
of the issuing entity only     purpose entity whose assets consist primarily of
and are not interests in       credit card receivables arising in consumer
or obligations of Chase        revolving credit card accounts owned by Chase USA
Bank USA, National             or by one of its affiliates; and
Association, any of its
affiliates or any other      - credit card receivables that arise in consumer
person or entity.              revolving credit card accounts owned by Chase USA
                               or by one of its affiliates; and
The notes are not insured
or guaranteed by the       o may own--
Federal Deposit Insurance
Corporation or any other     - other property described in this prospectus and
governmental agency or         in the accompanying prospectus supplement.
instrumentality.

The notes--

o will be secured by the issuing entity's assets and will be paid solely from proceeds of the issuing entity's assets;

                           o to be offered with this prospectus and the
                             accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

                           o will be issued as part of a designated tranche
                             within a class of the CHASEseries.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus or the accompanying prospectus supplement is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                                Table of Contents


Important Notice about Information Presented in this  Prospectus and the
   Accompanying Prospectus Supplement.........................................vi

Summary........................................................................1
   The Issuing Entity..........................................................1
   The First USA Master Trust..................................................1
   The Chase Master Trust......................................................1
   Indenture Trustee and Collateral Agent......................................1
   The Master Trust Trustees...................................................1
   Assets of the Issuing Entity................................................1
   Securities Offered..........................................................2
   Use of Proceeds.............................................................3
   Series, Classes and Tranches of Notes ......................................3
   Interest....................................................................3
   Principal...................................................................3
   Transferor Amount...........................................................4
   Required Transferor Amount..................................................4
   Minimum Pool Balance .......................................................5
   Risk Factors................................................................5
   Servicing Fee...............................................................5
   Nominal Liquidation Amount..................................................5
   Subordination; Credit Enhancement...........................................6
   Required Subordinated Amount................................................6
   Class C Reserve Account.....................................................7
   Limit on Repayment of All Notes.............................................8
   Optional Redemption and Early Amortization of Notes.........................8
   Events of Default...........................................................8
   Events of Default Remedies..................................................9
   Limited Recourse to the Issuing Entity; Security for the Notes..............9
   Denominations..............................................................10
   Record Date................................................................10
   Ratings....................................................................10
   Federal Income Tax Consequences............................................10
   ERISA Considerations.......................................................11

Risk Factors..................................................................12

Glossary......................................................................23

The Issuing Entity............................................................23
   General....................................................................23
   The Trust Agreement........................................................25
   Issuing Entity Covenants...................................................26
   Master Owner Trust Trustee.................................................26
   The Administrator..........................................................27

Chase USA.....................................................................28
   General....................................................................28
   General Securitization Experience..........................................28
   U.S. Securitization Program for Credit Card Receivables....................29

   Bankruptcy Considerations..................................................29

Chase USA's Credit Card Portfolio.............................................31
   The Credit Card Receivables................................................31
   Origination................................................................32
   Underwriting Procedures and Criteria.......................................34
   Maintenance of Credit Card Accounts........................................35
   Billing and Payments.......................................................35
   Collection of Delinquent Accounts..........................................37
   Delinquency and Loss Experience............................................38
   Recoveries.................................................................44
   Dilution...................................................................44
   Interchange................................................................44
   Revenue Experience.........................................................45
   Principal Payment Rates....................................................47
   Composition of First USA Master Trust Portfolio............................48
   Composition of Chase Master Trust Portfolio................................50
   Composition of Issuing Entity Receivables..................................52
   Credit Risk Management.....................................................54
   Static Pool Information....................................................56

The Indenture Trustee, Collateral Agent and Master Trust Trustees.............57
   General....................................................................57
   The Indenture Trustee......................................................57
   The Collateral Agent.......................................................59
   The Master Trust Trustees..................................................60

Servicing of the Collateral Certificates and the Receivables..................63
   General....................................................................63
   Servicing Experience.......................................................63
   Servicing Compensation.....................................................63
   Payment of Expenses........................................................64
   Certain Matters Regarding the Servicer.....................................65
   Resignation and Removal of the Servicer; Issuing Entity Servicer Default
        and Master Trust Servicer Default.....................................66
   Outsourcing of Servicing ..................................................67
   Evidence as to Compliance..................................................68

The Notes.....................................................................70
   General....................................................................70
   Stated Principal Amount, Outstanding Dollar Principal Amount and
        Nominal Liquidation Amount............................................70
   Interest...................................................................73
   Principal..................................................................74
   Subordination of Interest and Principal....................................75
   Required Subordinated Amount...............................................76
   Revolving Period...........................................................77
   Redemption and Early Amortization of Notes; Early Amortization Events......78
   Events of Default..........................................................79
   Events of Default Remedies.................................................80
   Final Payment of the Notes.................................................82
   Issuances of New Series, Classes and Tranches of Notes.....................83
   Payments on Notes; Paying Agent............................................84
   Record Date................................................................85
   Addresses for Notices......................................................85
   List of Noteholders........................................................85
   Voting.....................................................................85

   Issuing Entity's Annual Compliance Statement...............................85
   Indenture Trustee's Annual Report..........................................85
   Reports....................................................................86
   Governing Law..............................................................86
   Form, Exchange and Registration and Transfer of Notes......................86
   Book-Entry Notes...........................................................87
   The Depository Trust Company...............................................89
   Clearstream Banking........................................................89
   Euroclear System...........................................................89
   Distributions on Book-Entry Notes..........................................90
   Global Clearance and Settlement Procedures.................................90
   Definitive Notes...........................................................91
   Replacement of Notes.......................................................91
   Amendments to the Indenture, the Asset Pool One Supplement and
        Indenture Supplements.................................................92
   Tax Opinions for Amendments................................................94
   Limited Recourse to the Issuing Entity; Security for the Notes.............95

Sources of Funds to Pay the Notes.............................................95
   General....................................................................95
   The First USA Collateral Certificate and the Chase Collateral Certificate..97
   Deposit and Application of Funds in the Issuing Entity....................100
   Transferor Amount.........................................................101
   Minimum Pool Balance......................................................102
   Allocations of Amounts to the Excess Funding Account and Allocations of
        Amounts on Deposit in the Excess Funding Account.....................103
   Increases in the Invested Amount of an Existing Collateral Certificate....103
   Addition of Assets........................................................104
   Removal of Assets.........................................................105
   Issuing Entity Bank Accounts..............................................106
   Derivative Agreements.....................................................107
   Transferor Representations and Warranties.................................107
   Sale of Assets............................................................110

Deposit and Application of Funds in the Issuing Entity.......................113
   Available Finance Charge Collections......................................113
   Application of Available Finance Charge Collections.......................114
   Targeted Deposits of Available Finance Charge Collections to the
        Interest Funding Account.............................................116
   Allocation to Interest Funding Subaccounts................................117
   Allocations of Reductions from Charge-Offs................................117
   Allocations of Reimbursements of Nominal Liquidation Amount Deficits......118
   Application of Available Principal Collections............................119
   Reductions to the Nominal Liquidation Amount of Subordinated CHASEseries
        Notes from Reallocations of Available Principal Collections..........123
   Limit on Allocations of Available Principal Collections and Available
        Finance Charge Collections to Tranches of Notes......................124
   Targeted Deposits of Available Principal Collections to the Principal
        Funding Account......................................................124
   Allocation to Principal Funding Subaccounts...............................126
   Limit on Deposits to the Principal Funding Subaccount of Subordinated
        Notes; Limit on Repayment of all Tranches............................127
   Payments Received under Derivative Agreements for Principal...............128
   Deposits of Withdrawals from the Class C Reserve Account to the Principal
        Funding Account......................................................128
   Withdrawals from Interest Funding Subaccounts.............................128
   Withdrawals from Principal Funding Account................................129
   Targeted Deposits to the Class C Reserve Account..........................130
   Withdrawals from the Class C Reserve Account..............................130
   Pro Rata Payments Within a Tranche of Notes...............................131

   Shared Excess Available Finance Charge Collections........................131
   Unapplied Excess Finance Charge Collections and Unapplied Master Trust
        Level Excess Finance Charge Collections..............................131
   Shared Excess Available Principal Collections.............................132
   Unapplied Master Trust Level Principal Collections........................132
   Segregated Finance Charge Collections.....................................132


The First USA Master Trust and the Chase Master Trust........................132
   General...................................................................133
   The Credit Card Receivables...............................................133
   Certificates Issued by a Master Trust.....................................136
   Transfer and Assignment of Credit Card Receivables to the Master Trusts...137
   First USA Master Trust Investor Percentage................................137
   Chase Master Trust Investor Percentage....................................138
   Application of Collections................................................138
   Defaulted Receivables; Rebates and Fraudulent Charges.....................139
   First USA Master Trust and Chase Master Trust Termination.................139
   Master Trust Pay Out Events...............................................139
   New Issuances.............................................................141
   Master Trust Representations and Warranties...............................141
   Certain Matters Regarding Chase USA as Transferor and as Servicer of the
        First USA Master Trust and the Chase Master Trust....................144
   Amendments to the First USA Master Trust Agreement and the Chase
        Master Trust Agreement...............................................146

Material Legal Aspects of the Credit Card Receivables........................149
   Transfer of Credit Card Receivables.......................................149
   Certain Matters Relating to Conservatorship or Receivership...............150
   Certain Regulatory Matters................................................152
   Consumer Protection Laws..................................................153
   Impact of Bankruptcy Reform Law...........................................154
   Industry Litigation.......................................................155
   Other Litigation..........................................................157

Federal Income Tax Consequences..............................................157
   Federal Income Tax Opinions...............................................159
   Consequences to U.S. Note Owners..........................................159
   Possible Alternative Characterizations....................................160
   Consequences to Non-U.S. Note Owners......................................160
   Information Reporting and Backup Withholding..............................161

ERISA Considerations.........................................................162
   Plan Asset Issues for an Investment in the Notes..........................163
   Potential Prohibited Transactions from Investment in Notes................163
   Prohibited Transactions between the Issuing Entity or a Credit Card
        Master Trust and a Party in Interest.................................163
   Prohibited Transactions between the Plan and a Party in Interest..........163
   Investment by Plan Investors..............................................164
   General Investment Considerations for Prospective Plan Investors
        in the Notes.........................................................164
   Tax Consequences to Plans.................................................165

Plan of Distribution.........................................................165

Legal Matters................................................................167

Where You Can Find More Information..........................................167

Incorporation of Certain Documents by Reference..............................167

Forward-Looking Statements...................................................168

Glossary of Defined Terms....................................................170

              Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement


         We provide information to you about the notes in two separate documents: (1) this prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to a particular tranche of notes, and financial and other information about the issuing entity's assets, and (2) the accompanying prospectus supplement, which will describe the specific terms of the offered tranche of CHASEseries notes, including:

         o    the timing of interest and principal payments;

         o information about enhancement for your tranche of CHASEseries notes;

         o    the ratings for your tranche of CHASEseries notes; and

         o    the method for selling your tranche of CHASEseries notes.


         This prospectus may be used to offer and sell any tranche of CHASEseries notes only if accompanied by an applicable prospectus supplement.


         If the terms of a particular tranche of CHASEseries notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.


         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.


         We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

                               ------------------

                     ____________________________
                    |        Chase USA           |
                    |    Sponsor/Depositor/      |
                    | Originator/Administrator/  |
                    |         Servicer           |
                    |____________________________|
                                  |
                     _____________|______________
                    |        Credit Card         |
                ____|        Receivables         |
               |    |____________________________|
               |         |                  |          -------  Master Trust
Master Trust   |   ______|______      ______|______             Pooling and
Trustees------ |  |  First USA  |    |    Chase    |            Servicing
               |  |    Master   |    |    Master   |            Agreements
               |  |    Trust    |    |    Trust    |
               |  |_____________|    |_____________|
               |         |                  |          -------  Series
               |   ______|______     _______|______             Supplements
               |  | Collateral  |   |  Collateral  |
               |  | Certificate |   | Certificate  |
               |  |_____________|   |______________|
               |         |                  |          -------  Transfer and
               |       __|__________________|__                 Servicing
               |      |     Chase Issuance     |                Agreement
               |      |         Trust          |
               |______|                        |
                      |                        |       -------  Indenture/Asset
Owner Trustee----     |     Issuing Entity     |                Pool One
                      |________________________|                Supplement
                                   |
                       ____________|___________
                      |                        |
Indenture Trustee/    |       CHASEseries      |       -------  CHASEseries
Collateral Agent----- |          Notes         |                Indenture
                      |________________________|                Supplement
                                   |
                                   |
                       ____________|___________
                      |            |           |
                   ___|___      ___|___     ___|___
                  |Class A|    |Class B|   |Class C|
                  | Notes |    | Notes |   | Notes |   -------  Terms
                  |_______|    |_______|   |_______|            Documents
                      |            |           |
                      |____________|___________|
                                   |
                                   |
                       ____________|___________
                      |                        |
                      |       Noteholders      |
                      |________________________|

                                     Summary


This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus and the accompanying prospectus supplement before you purchase any notes. The accompanying prospectus supplement may supplement disclosure in this prospectus.


The Issuing Entity                        The Chase Master Trust

The Chase Issuance Trust, a Delaware      The Chase Master Trust is a common
statutory trust, is the issuing           law trust existing under the Chase
entity for the notes and is also          Master Trust agreement which is
referred to in this prospectus as the     governed by Delaware law. The Chase
"issuing entity."                         Master Trust is the issuing entity
                                          for the Chase collateral certificate.
The Originator, Sponsor, Depositor,
Servicer and Administrator                Indenture Trustee and Collateral Agent

Chase Bank USA, National Association      Wells Fargo Bank, National
is the originator and sponsor of and      Association is the indenture trustee
the depositor into the issuing entity     under the indenture and the
and is referred to in this prospectus     collateral agent under the asset pool
as "Chase USA." Chase USA will also       one supplement.
be the servicer of all credit card
receivables transferred to the            Under the terms of the indenture and
issuing entity and will provide all       the asset pool one supplement, the
administrative services on behalf of      role of each of the indenture trustee
the issuing entity.                       and the collateral agent is limited.
                                          See "The Indenture Trustee,
Chase USA is also the originator and      Collateral Agent and Master Trust
sponsor of, the depositor into and        Trustees."
the servicer for the First USA Credit
Card Master Trust, referred to in         The Master Trust Trustees
this prospectus as the "First USA
master trust," and the Chase Credit       The Bank of New York (Delaware) is
Card Master Trust, referred to in         the First USA Master Trust Trustee
this prospectus as the "Chase master      under the First USA Master Trust
trust."                                   agreement, and The Bank of New York
                                          is the Chase Master Trust Trustee
The First USA Master Trust                under the Chase Master Trust
                                          agreement.
The First USA Master Trust is a
common law trust existing under the
First USA Master Trust agreement          Under the terms of the applicable
which is governed by Delaware law.        master trust agreement, the role of
The First USA Master Trust is the         each of the master trust trustees is
issuing entity for the First USA          limited. See "The Indenture Trustee,
collateral certificate. Chase USA         Collateral Agent and Master Trust
currently plans to request to             Trustees."
repurchase from the issuing entity
the First USA collateral certificate      Assets of the Issuing Entity
following the final repayment of the
series 1998-6 certificates, which is      The assets of the issuing entity may
anticipated to occur on August 18,        include:
2008, the scheduled payment date for
those certificates and then,              o   collateral certificates;
following the repurchase, terminate
the First USA Master Trust. Upon
termination of the First USA Master
Trust, Chase USA intends to transfer
substantially all of the credit card
receivables in the First USA Master
Trust to the issuing entity.

o   credit card receivables that          o   increases and decreases in the
    arise in consumer revolving               size of an existing collateral
    credit card accounts owned by             certificate;
    Chase USA or by one of its
    affiliates;                           o   the designation of additional
                                              collateral certificates for
o   issuing entity bank accounts,             inclusion in the issuing entity;
    including any supplemental
    accounts;                             o   the termination or repurchase of
                                              an existing collateral
o   with respect to some notes, the           certificate;
    benefits of one or more
    derivative agreements; and            o   the designation of additional
                                              consumer revolving credit card
o   with respect to some notes, the           accounts to have their credit
    benefits of one or more forms of          card receivables included in the
    supplemental credit enhancement           issuing entity; and
    agreements.
                                          o   changes in the composition of the
The assets of the issuing entity are          credit card receivables in the
currently comprised of (1) a                  credit card master trusts or in
collateral certificate issued by the          the issuing entity, as
First USA Master Trust, called the            applicable.
"First USA collateral certificate,"
(2) a collateral certificate issued       See "Sources of Funds to Pay the
by the Chase Master Trust, called the     Notes--Addition of Assets" and
"Chase collateral certificate," (3)       "--Increases in the Invested Amount
credit card receivables that arise in     of an Existing Collateral
certain consumer revolving credit         Certificate."
card accounts owned by Chase USA that
meet the eligibility criteria for         In addition, the occurrence of a pay
inclusion in the issuing entity, and      out event with respect to a
(4) funds on deposit in the issuing       collateral certificate will result in
entity bank accounts. For a               an early amortization of that
description of Chase USA's consumer       collateral certificate. The payments
revolving credit card accounts, see       made upon the occurrence of a pay out
"Chase USA's Credit Card Portfolio."      event for a collateral certificate
                                          will be paid to noteholders or to
The First USA collateral certificate      Chase USA, as holder of the
represents an undivided interest in       transferor certificate, or deposited
the assets of the First USA Master        in the excess funding account to the
Trust. The Chase collateral               extent required. See "The First USA
certificate represents an undivided       Master Trust and the Chase Master
interest in the assets of the Chase       Trust--Master Trust Pay Out Events."
Master Trust. For a description of
the First USA collateral certificate      Securities Offered
and the Chase collateral certificate,
see "Sources of Funds to Pay the          The issuing entity is offering notes.
Notes--The First USA Collateral           The notes will be issued pursuant to
Certificate and the Chase Collateral      an indenture between the issuing
Certificate."                             entity and Wells Fargo Bank, National
                                          Association, as indenture trustee, an
For a description of the First USA        asset pool one supplement, and the
master trust and the Chase master         CHASEseries indenture supplement
trust, see "The First USA Master          between the issuing entity and Wells
Trust and the Chase Master Trust."        Fargo Bank, National Association, as
                                          indenture trustee and collateral
See "Annex II: Outstanding First USA      agent.
Master Trust Series and Chase Master
Trust Series" to the accompanying         See "Annex I: Outstanding Classes and
prospectus supplement for additional      Tranches" to the accompanying
information on the outstanding series     prospectus supplement for additional
issued by each of the First USA           information on other outstanding
Master Trust and the Chase Master         notes issued, or expected to be
Trust.                                    issued on or prior to the issuance of
                                          the notes offered pursuant to the
The composition of the issuing            accompanying prospectus supplement,
entity's assets will likely change        by the issuing entity.
over time due to:
                                          So long as there is sufficient credit
                                          enhancement, additional classes and
                                          tranches of notes may be
issued on any date without notice to,     Other series of notes may be issued
or the consent of, the holders of any     by the issuing entity in the future.
outstanding notes.                        Any additional series of notes will
                                          be secured by the assets in the
Use of Proceeds                           issuing entity.

                                          Interest
Unless otherwise stated in the
applicable prospectus supplement,         Interest on a tranche of notes will
Chase USA will use the proceeds from      equal the product of:
the sale of each tranche of notes,
net of issuance expenses, for its         o   the interest rate for that
general corporate purposes.                   tranche of notes for the
                                              applicable interest period; times
Series, Classes and Tranches of Notes
                                          o   (x) either (1) the actual number
All notes offered by this prospectus          of days in the related interest
and an accompanying prospectus                period or (2) 30, divided by (y)
supplement will be part of the                360; times
CHASEseries. The prospectus
supplement for a particular issuance      o   the outstanding dollar principal
of CHASEseries notes will designate           amount of that tranche of notes
the class and tranche those                   as of the close of business on
CHASEseries notes are a part of.              the last interest payment date
                                              or, for the first interest
Each tranche of notes has a stated            payment, the outstanding dollar
principal amount, an outstanding              principal amount of that tranche
dollar principal amount and a nominal         of notes as of the issuance date.
liquidation amount. See "The
Notes--Stated Principal Amount,           Each interest period will begin on
Outstanding Dollar Principal Amount       and include an interest payment date
and Nominal Liquidation Amount."          and end on but exclude the next
                                          interest payment date. However, the
Tranches of notes within a class of       first interest period will begin on
CHASEseries notes may be issued on        and include the issuance date of a
different dates and have different        tranche of notes and end on but
stated principal amounts, interest        exclude the first interest payment
rates, interest payment dates,            date for that tranche of notes.
scheduled principal payment dates,
legal maturity dates and other            The issuing entity will make interest
varying characteristics as described,     payments on a tranche of notes on the
if applicable, in the accompanying        dates specified in the applicable
prospectus supplement.                    prospectus supplement. Interest
                                          payments due on a day that is not a
The scheduled principal payment dates     business day in New York, New York,
and the legal maturity dates of the       Newark, Delaware or Minneapolis,
tranches of senior and subordinated       Minnesota will be made on the
notes will in most cases be               following business day.
different. Some tranches of
subordinated notes may have scheduled     Principal
principal payment dates and legal
maturity dates earlier than some or       The issuing entity expects to pay the
all of the tranches of senior notes.      stated principal amount of each
However, tranches of subordinated         tranche of notes in one payment on
notes will not be repaid before their     the scheduled principal payment date
legal maturity dates unless, after        for that tranche of notes, and is
payment of those tranches of              obligated to do so if funds are
subordinated notes, the remaining         available on that date for that
tranches of subordinated notes            purpose. If the stated principal
provide the required enhancement for      amount of a tranche of notes is not
the senior notes. In addition,            paid in full on its scheduled
tranches of senior notes will not be      principal payment date due to
issued unless after issuance there        insufficient funds, noteholders will
are enough outstanding subordinated       generally not have any remedies
notes to provide the required             against the issuing entity until the
subordinated amount for those             legal maturity date of that tranche
tranches of senior notes. See "The        of notes.
Notes--Issuances of New Series,
Classes and Tranches of Notes."

If the stated principal amount of a       that may be added during the
tranche of notes is not paid in full      revolving period for any tranche of
on the scheduled principal payment        notes.
date, then, subject to the principal
payment rules described in                Transferor Amount
"--Subordination; Credit Enhancement"
and "--Required Subordinated Amount,"     The interest in the issuing entity
an early amortization event with          not securing any series, class or
respect to that tranche of notes will     tranche of notes is the "transferor
occur and principal and interest          amount." The interest representing
payments on that tranche of notes         the transferor amount will be held by
will be made monthly until they are       Chase USA or an affiliate. The holder
paid in full or their legal maturity      may, however, sell all or a portion
date occurs, whichever is earlier.        of its interest in the transferor
Principal of a tranche of notes may       amount. The transferor amount does
be paid earlier than the scheduled        not provide credit enhancement to any
principal payment date for that           notes.
tranche of notes if any early
amortization event or an event of         The transferor amount will increase
default and acceleration occurs with      or decrease based on a variety of
respect to that tranche of notes. See     factors including:
"The Notes--Redemption and Early
Amortization of Notes; Early              o   increases and decreases in the
Amortization Events" and "--Events of         principal amount of the assets
Default."                                     included in the issuing entity
                                              without a corresponding increase
Revolving Period                              or decrease in the nominal
                                              liquidation amount of any notes;
The revolving period for a tranche of
notes is the period from the issuance     o   changes in the amount of
date for that tranche of notes                principal receivables included in
through the beginning of the                  the issuing entity;
amortization period or accumulation
period. The accumulation period is        o   the issuance of a new series,
generally scheduled to begin twelve           class or tranche of notes by the
whole calendar months before the              issuing entity, assuming there is
scheduled principal payment date for          not a corresponding increase in
a tranche of notes. Under certain             the principal amount of the
circumstances, the accumulation               assets included in the issuing
period length for a tranche of notes          entity; and
may be shortened by the servicer so
long as there is at least one             o   reductions in the nominal
targeted deposit. For a description           liquidation amount of any series,
of when and how the accumulation              class or tranche of notes due to
period may be shortened see "The              payments of principal on those
Notes--Revolving Period."                     notes or a deposit to the
                                              principal funding account with
Receivables arising in additional             respect to those notes.
accounts may be added to the issuing
entity at any time or receivables         Required Transferor Amount
arising in designated accounts may be
removed from the issuing entity at        The issuing entity has a minimum
any time. There is no minimum or          transferor amount requirement called
maximum amount of additional accounts     the "required transferor amount." The
that may be added during the              required transferor amount for any
revolving period for any tranche of       month will equal the product of the
notes but all accounts must meet the      amount of principal receivables in
requirements for addition described       the issuing entity for that month and
in "Sources of Funds to Pay the           the required transferor amount
Notes--Addition of Assets" and            percentage. The required transferor
"--Removal of Assets."                    amount percentage is currently 4%.

In addition, the amount of an             If, for any month, the transferor
existing collateral certificate may       amount is less than the required
be increased or paid down at any time     transferor amount, Chase USA will be
during the revolving period for that      required to transfer additional
collateral certificate and additional     collateral certificates or credit
collateral certificates may also be       card receivables to the issuing
added to the issuing entity at any        entity or
time. There is no minimum or maximum
increase or decrease for an existing
collateral certificate and no minimum
or maximum amount of additional
collateral certificates

Chase USA will be required to             Risk Factors
increase the invested amount of an
existing collateral certificate held      Investment in the notes involves
by the issuing entity.                    risks. You should consider carefully
                                          the risk factors beginning on page 12
If Chase USA is unable to designate       in this prospectus.
additional collateral certificates or
credit card receivables or if Chase       Servicing Fee
USA is unable to increase the
invested amount of an existing            As compensation for its servicing
collateral certificate when required      activities and as reimbursement for
to do so, an early amortization event     any expenses incurred by it as
will occur with respect to the notes.     servicer for the issuing entity,
                                          Chase USA is entitled to receive a
See "Sources of Funds to Pay the          servicing fee for each month that
Notes--Transferor Amount" and "The        will equal the sum of
Notes--Redemption and Early
Amortization of Notes; Early              o   the share of the servicing fee
Amortization Events."                         for the First USA Master Trust
                                              allocable to the First USA
Minimum Pool Balance                          collateral certificate; plus

In addition to the required               o   the share of the servicing fee
transferor amount requirement, the            for the Chase Master Trust
issuing entity has a minimum pool             allocable to the Chase collateral
balance requirement. The minimum pool         certificate; plus
balance for any month will equal the
sum of (1) for all notes in their         o   the amount of the servicing fee
revolving period, the sum of the              for the credit card receivables
nominal liquidation amounts of those          included in the issuing entity.
notes as of the close of business on
the last day of that month and (2)        The servicing fee for the First USA
for all notes in their amortization       Master Trust, the Chase Master Trust
period, the sum of the nominal            and the issuing entity is generally
liquidation amounts of those notes as     equal to one-twelfth of the product
of the close of business as of the        of 1.50% per annum for so long as
last day of the most recent revolving     Chase USA is the servicer and 2.00%
period for each of those notes,           per annum in the event Chase USA is
excluding any notes that will be paid     no longer the servicer and the
in full or that will have a nominal       adjusted invested amount for either
liquidation amount of zero on their       master trust or the average principal
applicable payment date in the            balance for the issuing entity, as
following month.                          applicable.

If, for any month, the pool balance       The portion of the servicing fee
is less than the minimum pool             allocated to the noteholders will be
balance, Chase USA will be required       paid from available finance charge
to transfer additional collateral         collections after they have been
certificates or credit card               applied to make deposits for payments
receivables to the issuing entity or      of interest on the notes and certain
Chase USA will be required to             payments on derivative agreements, if
increase the invested amount of an        any, as described in "Deposit and
existing collateral certificate as        Application of Funds in the Issuing
described in "Sources of Funds to Pay     Entity--Application of Available
the Notes--Addition of Assets" and        Finance Charge Collections."
"--Increases in the Invested Amount
of an Existing Collateral                 See "Servicing of the Collateral
Certificate."                             Certificates and the
                                          Receivables--Servicing Compensation."
If Chase USA is unable to designate
additional collateral certificates or     Nominal Liquidation Amount
credit card receivables or Chase USA
is unable to increase the invested        If the nominal liquidation amount of
amount of an existing collateral          a tranche of notes is less than the
certificate when required to do so,       adjusted outstanding dollar
an early amortization event will
occur with respect to the notes. See
"Sources of Funds to Pay the
Notes--Minimum Pool Balance" and "The
Notes--Redemption and Early
Amortization of Notes; Early
Amortization Events."

principal amount of that tranche of       because of the subordination
notes, principal of and interest on       provisions of the senior notes,
that tranche of notes may not be paid     prefunding of the principal funding
in full. If the nominal liquidation       subaccounts for tranches of senior
amount of a tranche of notes has been     notes will begin as described in this
reduced, the amount of principal          prospectus. After that time, that
collections and finance charge            tranche of subordinated notes will be
collections allocated to the notes to     paid only to the extent that:
pay principal of and interest on that
tranche of notes will be reduced.         o   the principal funding subaccounts
                                              for the tranches of senior notes
For a more detailed discussion of             are prefunded to an appropriate
nominal liquidation amount, see "The          level such that none of the
Notes--Stated Principal Amount,               tranches of subordinated notes
Outstanding Dollar Principal Amount           that have reached their scheduled
and Nominal Liquidation Amount."              principal payment date are
                                              necessary to provide the required
Subordination; Credit Enhancement             subordination; or

The payment of principal of and           o   new tranches of subordinated
interest on subordinated notes will           notes are issued or other forms
be subordinated to the payment of             of credit enhancement exist so
principal of and interest on senior           that the tranches of subordinated
notes.                                        notes that have reached their
                                              scheduled principal payment date
Principal collections allocated to            are no longer necessary to
subordinated notes may be reallocated         provide the required
to pay interest on senior notes or            subordination; or
the portion of the servicing fee
allocable to senior notes. These          o   enough tranches of senior notes
reallocations will reduce the nominal         are repaid so that the tranches
liquidation amount of the                     of subordinated notes that have
subordinated notes. In addition, the          reached their scheduled principal
nominal liquidation amount of the             payment date are no longer
subordinated notes will generally be          necessary to provide the required
reduced for charge-offs resulting             subordination; or
from any uncovered default amount
allocated to the notes prior to any       o   the tranches of subordinated
reductions in the nominal liquidation         notes reach their legal maturity
amount of the senior notes.                   date.
Charge-offs resulting from any
uncovered default amount allocated to     On the legal maturity date of a
the notes will initially be allocated     tranche of notes, principal
to each tranche pro rata based upon       collections, if any, allocated to
each tranche's nominal liquidation        that tranche and proceeds from any
amount. These charge-offs will then       sale of collateral certificates or
be reallocated from tranches of           credit card receivables will be paid
senior notes to tranches of               to the noteholders of that tranche,
subordinated notes to the extent          even if that payment would reduce the
credit enhancement in the form of         amount of available subordination
subordination is still available to       below the required subordination for
those tranches of senior notes.           the senior notes.

In addition, principal collections        Required Subordinated Amount
allocated to the notes will first be
used to fund targeted deposits to the     The Class A required subordinated
principal funding subaccounts of          amount of Class C notes for a tranche
senior notes before being applied to      of offered Class A notes is a
the principal funding subaccounts of      percentage of the adjusted
subordinated notes.                       outstanding dollar principal amount
                                          of that tranche of Class A notes
A tranche of subordinated notes that      specified in the applicable
reaches its scheduled principal           prospectus supplement. The Class A
payment date, or that has an early        required subordinated amount of Class
amortization event, event of default      B notes for a tranche of offered
and acceleration, or an optional          Class A notes is a percentage of the
redemption, will not be paid to the       adjusted outstanding dollar principal
extent that that tranche is necessary     amount of that tranche of Class A
to provide the required subordination     notes specified in the applicable
for tranches of senior notes. If a        prospective supplement.
tranche of subordinated notes cannot
be paid

The Class B required subordinated         different from the percentage
amount of Class C notes for a tranche     specified for the tranche of notes
of offered Class B notes will be an       being offered pursuant to the
amount equal to the product of:           applicable prospectus supplement.

o   the sum of                            Class C Reserve Account

    -   a fraction, the numerator of      In connection with the issuance of a
        which is equal to the sum of      tranche of Class C notes, the issuing
        the Class A required              entity will establish a Class C
        subordinated amount of Class      reserve subaccount to provide credit
        C notes for all outstanding       enhancement solely for the holders of
        tranches of Class A notes for     that tranche of Class C notes. The
        which the Class A required        Class C reserve subaccount initially
        subordinated amount of Class      will not be funded, but will be
        B notes is greater than zero      funded if the three-month average
        and the denominator of which      excess spread percentage falls below
        is equal to the adjusted          the levels described in the
        outstanding dollar principal      applicable prospectus supplement or
        amount of all outstanding         an early amortization event or event
        Class B notes, including the      of default occurs.
        offered notes, and
                                          The excess spread percentage for a
    -   the product of (1) a              month is determined by subtracting
        percentage specified in the       the base rate from the portfolio
        applicable prospectus             yield for that month. See "Glossary
        supplement and (2) a              of Defined Terms" for a description
        fraction, the numerator of        of the base rate and portfolio yield.
        which is an amount, not less
        than zero, equal to the           Funds on deposit in a Class C reserve
        adjusted outstanding dollar       subaccount will be available to
        principal amount of all           holders of the related tranche of
        outstanding Class B notes,        Class C notes to cover shortfalls of
        including the tranche of          interest payable on interest payment
        Class B notes being offered,      dates for that tranche of Class C
        minus the Class A required        notes. Funds on deposit in a Class C
        subordinated amount of Class      reserve subaccount will also be
        B notes for all outstanding       available to holders of the related
        tranches of Class A notes for     tranche of Class C notes to cover
        which the Class A required        certain shortfalls in principal. Only
        subordinated amount of Class      the holders of a tranche of Class C
        B notes is greater than zero      notes will have the benefit of the
        and the denominator of which      related Class C reserve subaccount.
        is equal to the adjusted          See "Deposit and Application of Funds
        outstanding dollar principal      in the Issuing Entity--Withdrawals
        amount of all outstanding         from the Class C Reserve Account."
        Class B notes, including the
        offered notes, and                The applicable prospectus supplement
                                          for each tranche of Class C notes
    -   the adjusted outstanding          indicates the amount required to be
        dollar principal amount of        on deposit in a Class C reserve
        the Class B notes being           subaccount for that tranche of Class
        offered.                          C notes. The amount targeted to be on
                                          deposit with respect to any month on
The percentage and methodology for        the note transfer date in the
calculating the required subordinated     following month is equal to the
amount for any tranche of senior          funding percentage corresponding to
notes may change without notice to,       the three-month average excess spread
or the consent of, any noteholders if     percentage as indicated in the
each applicable rating agency             applicable prospectus supplement,
confirms that the change will not         times the initial outstanding dollar
cause a reduction, qualification with     principal amount of all notes,
negative implications or withdrawal       excluding any notes that will be paid
of its then-current rating of any         in full or that will have a nominal
outstanding notes and the issuing         liquidation amount of zero on the
entity has delivered to each              applicable payment date in the
applicable rating agency and the          following month, times the nominal
indenture trustee an opinion that the     liquidation amount of the applicable
change will not have certain adverse      tranche of Class C notes, excluding
tax consequences for holders of           the amount deposited with respect to
outstanding notes.                        the targeted principal deposit amount

The required subordinated amount of
subordinated notes of other Class A
notes or Class B Notes may be
for that month on the applicable note     o   collateral certificates or credit
transfer date for that tranche of             card receivables are sold (1)
Class C notes in the following month,         following an event of default and
divided by the nominal liquidation            acceleration or (2) on the legal
amount of all Class C notes,                  maturity date and the proceeds
excluding the amount deposited with           from the sale of those assets,
respect to the targeted principal             plus any funds on deposit in the
deposit amount for that month on the          applicable subaccounts allocated
applicable note transfer date for all         to your tranche of notes, and any
tranches of Class C notes.                    other amounts available to your
                                              notes, are insufficient to
The amount targeted to be on deposit          provide full repayment of your
in a Class C reserve subaccount will          notes.
be adjusted monthly to the
percentages specified in the              Optional Redemption and Early
applicable prospectus supplement as       Amortization of Notes
the three-month average excess spread
percentage rises or falls relative to     Chase USA, as the servicer for the
the initial dollar principal amount       issuing entity, has the right, but
of all outstanding notes and as the       not the obligation, to redeem the
nominal liquidation amount of the         notes of any tranche in whole but not
applicable tranche of Class C notes       in part on or after the day on which
increases and decreases relative to       the aggregate outstanding principal
the nominal liquidation amount of         amount of that tranche of notes is
other Class C notes. The percentage       reduced to less than 10% of their
and methodology for calculating the       highest outstanding dollar principal
amount targeted to be on deposit in a     amount. This repurchase option is
Class C reserve subaccount may change     referred to as a clean-up call. Chase
without notice to, or the consent of,     USA, as servicer for the issuing
any noteholders if each applicable        entity, will not redeem subordinated
rating agency confirms that the           notes if those notes are required to
change will not cause a reduction,        provide credit enhancement for senior
qualification with negative               notes.
implications or withdrawal of its
then-current rating of any                If Chase USA, as servicer for the
outstanding notes and the issuing         issuing entity, elects to redeem a
entity has delivered to each              tranche of notes, it will notify the
applicable rating agency and the          registered holders of that tranche at
indenture trustee an opinion that the     least 30 days prior to the redemption
change will not have certain adverse      date. The redemption price of a note
tax consequences for holders of the       will equal 100% of the outstanding
outstanding notes.                        dollar principal amount of that note,
                                          plus accrued but unpaid interest and
If an early amortization event or         any additional interest on that note
event of default occurs with respect      to but excluding the date of
to a tranche of Class C notes, the        redemption.
targeted Class C reserve subaccount
amount for the related Class C            In addition, the issuing entity is
reserve subaccount will be the            required to repay any note upon the
initial outstanding dollar principal      occurrence of an early amortization
amount of that tranche of Class C         event with respect to that note, but
notes. See "Deposit and Application       only to the extent funds are
of Funds in the Issuing                   available for repayment after giving
Entity--Targeted Deposits to the          effect to all allocations and
Class C Reserve Account".                 reallocations and, in the case of
                                          tranches of subordinated notes, only
Limit on Repayment of All Notes           to the extent that payment is
                                          permitted by the subordination
You may not receive full repayment of     provisions of the senior notes.
your notes if:
                                          For a discussion of early
o   the nominal liquidation amount of     amortization events, see "The
    your tranche of notes has been        Notes--Redemption and Early
    reduced by charge-offs due to any     Amortization of Notes; Early
    uncovered default amount or as a      Amortization Events."
    result of reallocations of
    principal collections to pay          Events of Default
    interest on senior notes or the
    portion of the servicing fee          The documents that govern the terms
    allocable to those senior notes,      and conditions of the notes include a
    and those amounts have not been       list of adverse events known as
    reimbursed from finance charge
    collections allocated to your
    tranche of notes; or

"events of default." Some events of       sell assets. However, this sale of
default result in an automatic            assets may occur only if:
acceleration of the affected series,
class or tranche of notes, and others     o   the conditions specified in this
result in the right of the                    prospectus are satisfied and only
noteholders of the affected series,           to the extent that payments are
class or tranche of notes to demand           permitted by the subordination
acceleration after an affirmative             provisions of the senior notes;
vote by holders of more than 66 2/3%          or
of the outstanding dollar principal
amount of the notes of the affected       o   the legal maturity date of the
series, class or tranche.                     affected tranche of notes has
                                              occurred.
For a discussion of events of default
see "The Notes--Events of Default."       None of the transferor, any affiliate
                                          of the transferor or any agent of the
An event of default with respect to       transferor will be permitted to
one series, class or tranche of notes     purchase assets if the sale occurs or
will not necessarily be an event of       to participate in any vote with
default with respect to any other         respect to that sale.
series, class or tranche of notes.
                                          The holders of the accelerated
It is not an event of default if the      tranche of notes will be paid their
issuing entity fails to redeem a          allocable share of the proceeds of a
series, class or tranche of notes         sale of these assets and amounts
prior to the legal maturity date for      previously deposited in issuing
those notes because it does not have      entity bank accounts for each series,
sufficient funds available or if          class or tranche of accelerated
payment of principal of a class or        notes. Upon the sale of those assets
tranche of subordinated notes is          and payment of the proceeds from the
delayed because that class or tranche     sale, the nominal liquidation amount
is necessary to provide required          of the accelerated tranche of notes
subordination for senior notes.           will be reduced to zero. See "Sources
                                          of Funds to Pay the Notes--Sale of
Events of Default Remedies                Assets."

After an event of default and             Limited Recourse to the Issuing
acceleration of a tranche of notes,       Entity; Security for the Notes
funds on deposit in the applicable
issuing entity bank accounts for the      Each tranche of notes is secured by a
affected notes will be applied to pay     security interest in the assets of
principal of and interest on those        the issuing entity that are allocated
notes. Then, in each following month,     to it under the indenture, the asset
available principal collections and       pool one supplement, the CHASEseries
available finance charge collections      indenture supplement and the
allocated to those notes will be          applicable terms document and any
deposited into the applicable issuing     derivative agreement or any
entity bank account and applied to        supplemental credit enhancement
make monthly principal and interest       agreement.
payments on those notes until the
earlier of the date those notes are       The sole source of payment for
paid in full and the legal maturity       principal of or interest on a tranche
date of those notes. However,             of notes is provided by:
subordinated notes will receive
payment of principal prior to their       o   the portion of collections of
legal maturity date only if, and to           principal receivables and finance
the extent that, funds are available          charge receivables received by
for that payment and, after giving            the issuing entity under the
effect to that payment, the required          collateral certificates and
subordination will be maintained for          credit card receivables and
senior notes.                                 available to that tranche of
                                              notes after giving effect to any
If an event of default of a tranche           reallocations, payments and
of notes occurs and that tranche is           deposits;
accelerated, the indenture trustee
may, and at the direction of the          o   funds in the applicable issuing
holders of more than 66 2/3% of the           entity bank accounts for that
outstanding dollar principal amount           tranche of notes;
of the affected tranche will, direct
the collateral agent to

o   payments received under any           the CHASEseries indenture supplement
    applicable derivative agreement       and the terms document for that
    for that tranche of notes; and        tranche of notes.

o   payments received under any           See "Sources of Funds to Pay the
    applicable supplemental credit        Notes--General."
    enhancement agreement.
                                          Denominations
A noteholder will generally have no
recourse to any other assets of the       The notes offered by this prospectus
issuing entity--other than shared         will be issued in denominations of
excess available finance charge           $100,000 and multiples of $1,000 in
collections--or any other person or       excess of that amount.
entity for the payment of principal
of or interest on that noteholder's       Record Date
tranche of notes.
                                          The record date for payment of the
However, if there is a sale of assets     notes will be the last day of the
included in the issuing entity (1)        month before the related interest
following an event of default and         payment date or principal payment
acceleration, or (2) on the               date, as applicable.
applicable legal maturity date, as
described in "Sources of Funds to Pay     Ratings
the Notes--Sale of Assets," following
that sale the affected noteholders        The ratings of each tranche of notes
generally will have recourse only to      will be specified in the prospectus
their share of the proceeds of that       supplement for that tranche. The
sale, investment earnings on the          issuing entity will only issue a
proceeds of that sale and any funds       tranche of notes if it has the
previously deposited in any               ratings specified in the applicable
applicable issuing entity bank            prospectus supplement.
account held for the benefit of and
allocated to those noteholders.           A rating addresses the likelihood of
                                          the payment of interest on a note
Each tranche of notes will be secured     when due and the ultimate payment of
by a security interest in:                principal of that note by its legal
                                          maturity date. A rating does not
o   the First USA collateral              address the likelihood of payment of
    certificate;                          principal of a note on its scheduled
                                          principal payment date. In addition,
o   the Chase collateral certificate;     a rating does not address the
                                          possibility of early payment or
o   credit card receivables in            acceleration of a note, which could
    accounts designated for inclusion     be caused by an early amortization
    in the issuing entity;                event or an event of default. A
                                          rating is not a recommendation to
o   any additional collateral             buy, sell or hold notes and may be
    certificates or additional credit     changed or withdrawn at any time by
    card receivables that may be          the assigning rating agency.
    included in the issuing entity;
                                          See "Risk Factors--If the ratings of
o   the collection account;               the notes are lowered or withdrawn,
                                          their market value could decrease."
o   the excess funding account;
                                          Federal Income Tax Consequences
o   the principal funding subaccount
    for that tranche of notes; and        Skadden, Arps, Slate, Meagher & Flom
                                          LLP will deliver an opinion that the
o   the interest funding subaccount       notes will be characterized as debt
    for that tranche of notes.            for United States federal income tax
                                          purposes, and that the issuing entity
However, a tranche of notes is            will not be classified as an
entitled to the benefits of only that
portion of those assets allocated to
it under the indenture, the asset
pool one supplement,
association or publicly traded
partnership taxable as a corporation;
accordingly, the Chase Issuance Trust
will not be subject to United States
federal income tax.

By your acceptance of a note, you
will agree to treat your note as debt
for federal, state and local income
and franchise tax purposes.

See "Federal Income Tax Consequences"
for additional information concerning
the United States federal income tax
consequences of purchasing, owning
and disposing of a note.

ERISA Considerations

Subject to important considerations
described in "ERISA Considerations,"
the notes are eligible for purchase
by persons investing assets of
employee benefit plans or individual
retirement accounts.

                                  Risk Factors


The risk factors disclosed in this section of the prospectus describe the principal risk factors of an investment in the notes.


Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

Chase USA has represented and warranted in each master trust agreement that the transfer of credit card receivables by it to the applicable master trust is either a complete transfer and assignment to that master trust of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the master trust transferor interest for that master trust, or the grant to the applicable master trust of a security interest in the credit card receivables. In addition, Chase USA has represented and warranted that its transfer of the First USA collateral certificate, the Chase collateral certificate and credit card receivables to the issuing entity and the increase of the invested amount of a collateral certificate are each either a complete transfer and assignment to the issuing entity of the First USA collateral certificate, the Chase collateral certificate and those receivables, except for the interest of Chase USA as holder of the transferor certificate of the issuing entity, or the grant to the issuing entity of a security interest in the First USA collateral certificate, the Chase collateral certificate, increased invested amounts of those collateral certificates and those receivables. While a court could conclude that Chase USA still owns the credit card receivables or the collateral certificates, Chase USA has taken steps to give each master trust trustee and the collateral agent, on behalf of the noteholders, a first priority perfected security interest in the credit card receivables and the collateral certificates, as applicable.


If a court concludes that the transfer of a collateral certificate or credit card receivables to the issuing entity is only a grant by Chase USA of a security interest in that collateral certificate or in those credit card receivables, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Chase USA on Chase USA's property arising before a collateral certificate is issued or new credit card receivables come into existence may be senior to the issuing entity's interest in that collateral certificate or a particular credit card master trust's or the issuing entity's interest in those credit card receivables. Also, if Chase USA becomes insolvent or the Federal Deposit Insurance Corporation--referred to in this prospectus as the "FDIC"--is appointed conservator or receiver of Chase USA, the FDIC's administrative expenses might be paid from collections on the credit card receivables or the collateral certificates before the master trusts or the issuing entity received any payments. If insolvency proceedings are commenced by or against Chase USA, as servicer of the credit card receivables, or if certain time periods elapse, the master trusts and the issuing entity may not have a first priority perfected security interest in collections commingled and used for the benefit of Chase USA, as servicer. If these events occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Credit Card Receivables--Transfer of Credit Card Receivables" and "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties."


If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.

Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Chase USA, payments of principal of and interest on a class or tranche of notes could be delayed or reduced.

The FDIC, as conservator or receiver, is authorized to repudiate any contract of Chase USA. This authority may permit the FDIC to repudiate the transfers of credit card receivables to the master trusts or the issuing entity (including the grant to the master trusts or the issuing entity of a security interest in the transferred credit card receivables). In addition, this authority may also permit the FDIC to repudiate the transfer of collateral certificates to the issuing entity (including the grant to the issuing entity of a security interest in the transferred collateral certificates). Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and the collateral certificates, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Chase USA believes that this FDIC regulation applies to the transfer of credit card receivables under the master trust agreements and to the transfer of the credit card receivables and collateral certificates to the issuing entity under the master owner trust agreements and that the conditions of the regulation have been satisfied.


If the FDIC as conservator or receiver nevertheless repudiated Chase USA's transfer of credit card receivables or collateral certificates, the FDIC would be required to pay "actual direct compensatory damages" measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate Chase USA's transfer of credit card receivables or collateral certificates for a reasonable period following its appointment as conservator or receiver for Chase USA.


Even if the FDIC did not repudiate the transfer of credit card receivables or collateral certificates, the FDIC, as conservator or receiver, could:

o require the applicable master trust trustee or the collateral agent to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the collateral certificates, as applicable;

o request a stay of any judicial action or proceeding with respect to the master trusts' or the issuing entity's claims against Chase USA; or

o repudiate without compensation and refuse to perform Chase USA's ongoing obligations under the master trust agreements or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to any master trust or the issuing entity or to provide administrative services to the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.


If the FDIC were appointed as conservator or receiver for Chase USA, then under the terms of each master trust agreement a "pay out event" would occur for all outstanding series of certificates issued out of a master trust, including the First USA collateral certificate and the Chase collateral certificate. New principal receivables would not be transferred to the master trusts and the relevant master trust trustee would sell the credit card receivables allocated to a series of certificates issued by that master trust unless a required percentage of investors in that master trust gave that master trust trustee other instructions. A master trust would terminate earlier than was planned if each series of certificates in that master trust did not vote to continue that master trust. If such a vote is required, each of the First USA collateral certificate and the Chase collateral certificate, each, as a certificate issued by the applicable master trust, will be deemed to have voted with the majority of the outstanding series of certificates for that master trust or, if the outstanding certificates issued by a master trust are evenly divided, each collateral certificate will be deemed to have voted in the negative. A pay out event with respect to a collateral certificate included in the issuing entity could result in an acceleration of or reduction in payments on your notes as described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

If the FDIC were appointed as conservator or receiver of Chase USA, then under the terms of the master owner trust agreements, an early amortization event would occur for all outstanding notes. If the issuing entity's assets included credit card receivables at this time, new principal receivables would not be transferred to the issuing entity. An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events."


The FDIC as conservator or receiver may nonetheless have the power:

o regardless of the terms of the master trust agreements, the master owner trust agreements or the instructions of those authorized to direct the master trust trustee's or the indenture trustee's actions, (1) to prevent the beginning of a rapid amortization period, (2) to prevent the early sale of the credit card receivables and termination of the master trusts or (3) to require new principal receivables to continue being transferred to the master trusts and the issuing entity; or

o regardless of the terms of the master trust agreements or the master owner trust agreements or the instructions of the certificateholders or the noteholders, (1) to require the early sale of the master trusts' credit card receivables or the issuing entity's credit card receivables or collateral certificates, (2) to require termination of the master trusts or the master trusts' outstanding certificates (including the respective collateral certificates) or (3) to prohibit the continued transfer of principal receivables to the master trusts or the issuing entity.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent any of the master trust trustees, the indenture trustee, the collateral agent, the noteholders or the certificateholders from appointing a new servicer under the applicable master trust agreement or the master owner trust agreements, as applicable, or (ii) authorize Chase USA to stop servicing the credit card receivables.


In the receivership of a national bank, a court recently held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If Chase USA were to enter conservatorship or receivership, the FDIC could argue that its rights and powers as receiver extend to the master trusts or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of noteholders under any transaction document, losses to you could result.


Legislation enacted on October 13, 2006 provides that, with certain exceptions, during the 45 day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90 day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. This legislation arguably could be interpreted to prohibit the trustee, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture and the rapid amortization provisions of the master trust agreements. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.


Regulatory action could cause delays or reductions in payment of your notes to occur.

Federal banking agencies have broad enforcement powers over Chase USA. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Chase USA or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See "Material Legal Aspects of the Credit Card Receivables--Certain Regulatory Matters."


Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in acceleration of or reduction in payments on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.


Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for Chase USA, as servicer, to collect payments on the credit card receivables or that reduce the finance charges and other fees that Chase USA can charge on consumer revolving credit card account balances, resulting in reduced collections. For example, if Chase USA were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the effective yield of Chase USA's consumer revolving credit card accounts, this could lead to a pay out event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events," "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events" and "Material Legal Aspects of the Credit Card Receivables--Consumer Protection Laws."


If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its consumer revolving credit card account and, as a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources and finance charge collections allocated to the notes are insufficient to cover the applicable default amount. See "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges."


Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Chase USA's ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which Chase USA generates new credit card receivables declines significantly, Chase USA might be unable to transfer additional credit card receivables to its credit card master trusts or to the issuing entity or to maintain the balance of any collateral certificates held by the issuing entity and a pay out event or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which Chase USA generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.


Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay the notes on any principal payment date or to make deposits into an issuing entity bank account will depend on many factors, including:

o the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

o the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

o    the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders' actions. Social factors include consumer confidence levels and the public's attitude about incurring debt and the consequences of personal bankruptcy. Chase USA cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on the notes.


Class A notes and Class B notes can lose the benefit of subordination under some circumstances resulting in delayed or reduced payments to you.

Subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes.


If subordinated notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior notes and the issuing entity is unable to issue additional subordinated notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior notes will begin and those subordinated notes may not be paid on their scheduled principal payment date. The principal funding subaccounts of the senior notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior notes. See "Deposit and Application of Funds in the Issuing Entity--Targeted Deposits of Available Principal Collections to the Principal Funding Account."


Subordinated notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their scheduled principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets, amounts on deposit in applicable issuing entity bank accounts and payments from applicable derivative agreements or supplemental credit enhancement agreements, whether or not the senior notes have been fully prefunded.


If the rate of repayment of principal on the assets in the issuing entity were to decline during the prefunding period for the senior notes, then the principal funding subaccounts of the senior notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior notes would not have the required subordination as of the legal maturity date of those subordinated notes unless additional subordinated notes were issued or a sufficient amount of senior notes would have matured so that the remaining outstanding subordinated notes are sufficient to provide the necessary subordination.


The tables in "Chase USA's Credit Card Portfolio--Principal Payment Rates" will show the highest and lowest cardholder monthly principal payment rates for each of the trust portfolios during the periods shown in those tables. Principal payment rates for each master trust and the issuing entity may change due to a variety of factors including economic, social, legal and regulatory factors and changes in the terms of the consumer revolving credit card accounts by Chase USA. Accordingly, the principal payment rate for the issuing entity may change due to these factors as well as due to the inclusion in the issuing entity of collateral certificates or credit card receivables with different characteristics than those currently included. There can be no assurance that the principal payment rate for each master trust and the issuing entity will remain in the range shown in those tables in the future.

Allocations of the default amount and reallocation of principal collections could result in a reduction in payment on the notes.

Chase USA, as servicer of the master trusts and the credit card receivables in the issuing entity, will write off credit card receivables arising in consumer revolving credit card accounts if those credit card receivables become uncollectible. The notes will be allocated a portion of the default amount for credit card receivables and collateral certificates included in the issuing entity. In addition, if you hold a subordinated note, principal collections allocated to your notes may be reallocated to pay interest on senior notes or to pay the portion of the servicing fee allocable to senior notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, and those amounts have not been reimbursed from finance charge collections allocated to the CHASEseries. For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."


The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on the notes.

Some consumer revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index. The variable rate for a consumer revolving credit card account may re-set at a point in time when the applicable floating rate index for a tranche of notes has not re-set. If so, the rate charged on the consumer revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to that tranche of notes. This could result in delayed or reduced principal and interest payments to you.


Issuance of additional notes and certificates issued by a master trust, including collateral certificates, may affect the timing and amount of payments to you.

The issuing entity expects to issue new notes of any series, class or tranche from time to time, and the master trusts may issue new certificates, including collateral certificates, from time to time. New notes and certificates, including collateral certificates, may be issued by the issuing entity or a master trust, as applicable, without notice to existing noteholders and without their consent, and may have different terms from outstanding notes and certificates, including collateral certificates. For a description of the conditions that must be met before the First USA master trust or the Chase master trust can issue new certificates, including any collateral certificate, or the issuing entity can issue new notes, see "The First USA Master Trust and the Chase Master Trust--New Issuances" and "The Notes--Issuances of New Series, Classes and Tranches of Notes."


The issuance of new notes or certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, some notes issued after your tranche of notes may have a higher interest rate than your tranche of notes. This could result in a reduction in the finance charge collections used to pay interest on your notes. Also, when new notes and certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See "--You may have limited or no ability to control actions under the indenture and any master trust agreements."


The composition of the issuing entity may change. This may decrease the credit quality of the assets securing the notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in the issuing entity currently consist of the First USA collateral certificate from the First USA master trust, the Chase collateral certificate from the Chase master trust, credit card receivables arising in consumer revolving credit card accounts owned by Chase USA and funds on deposit in the issuing entity bank accounts. Chase

USA cannot guarantee that new assets will be of the same credit quality as the assets that are currently included in the issuing entity.


The assets included in the issuing entity may change every day. Chase USA may choose, or may be required, to transfer additional collateral certificates or credit card receivables to the issuing entity. The consumer revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the consumer revolving credit card accounts whose credit card receivables are already included in that master trust or the issuing entity. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the credit card receivables in consumer revolving credit card accounts originated by Bank One prior to the Merger Date may have been subject to underwriting criteria different from the underwriting criteria for the credit card receivables in consumer revolving credit card accounts originated by Chase USA prior to the Merger Date. In addition, Chase USA may transfer the credit card receivables in consumer revolving credit card accounts purchased by Chase USA to a credit card master trust or to the issuing entity if specified conditions are satisfied. Those credit card accounts purchased by Chase USA will have been originated using the account originator's underwriting criteria, not those of Chase USA. That account originator's underwriting criteria may have been more or less stringent than those of Chase USA. Also, Chase USA may transfer credit card receivables to a credit card master trust or to the issuing entity that arise in consumer revolving credit card accounts that may have been originated by Chase USA using different credit criteria from the criteria applied by Chase USA for the consumer revolving credit card accounts whose credit card receivables are currently transferred to that master trust or to the issuing entity. Chase USA cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to a credit card master trust or to the issuing entity. If the credit quality of the credit card receivables transferred to a credit card master trust were to deteriorate and the issuing entity's assets included a collateral certificate issued by that master trust and included in the issuing entity, or if the credit quality of credit card receivables transferred to the issuing entity and included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.


In addition, principal collections and other amounts treated as principal collections received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, will be paid by the servicer, on behalf of the issuing entity, to the transferor or deposited in the excess funding account. The invested amount of the First USA collateral certificate or the Chase collateral certificate may also be increased and additional collateral certificates and credit card receivables may be transferred to the issuing entity without the payment of cash if the conditions to that increase or transfer and designation have been satisfied. New assets included in the issuing entity, either through a designation for inclusion of assets or the increase in the invested amount of an existing collateral certificate, may have characteristics, terms and conditions that are different from those of the collateral certificates or credit card receivables initially included in the issuing entity and may be of a different credit quality due to differences in underwriting criteria and payment terms.


The transferor, on behalf of the issuing entity, will direct any increases to the invested amount of any existing collateral certificates over time. These increases, or the lack thereof, may result in increases or decreases in the relative amounts of different types of assets included in the issuing entity. In addition, there is no obligation on the part of a master trust that has a collateral certificate included in the issuing entity to increase the invested amount of that collateral certificate. If the credit quality of the assets included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Sources of Funds to Pay the Notes."

Yield and payments on the assets in the issuing entity could decrease, resulting in the receipt of principal payments earlier or later than the scheduled principal payment date or the occurrence of an early amortization event.

There is no assurance that the stated principal amount of your notes will be paid on their scheduled principal payment date.


A significant decrease in the amount of assets in the issuing entity for any reason could result in the occurrence of an early amortization event and therefore, early payment of your notes. In addition, the effective yield on the assets in the issuing entity could decrease due to, among other factors, a change in periodic finance charges on the consumer revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge collections allocated to the notes. If for any month, the three-month average excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your notes. See "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events."


Chase USA may not be able to generate new credit card receivables or designate new consumer revolving credit card accounts or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

The issuing entity's ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Chase USA. Chase USA may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the First USA master trust, the Chase master trust or the issuing entity due to regulatory restrictions or for other reasons. Chase USA does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred to a master trust or to the issuing entity, that the size of the collateral certificates transferred to the issuing entity will be maintained or increased when required or that credit card receivables will be repaid at a particular time or with a particular pattern.


The master trust agreements provide that Chase USA must transfer additional credit card receivables to a credit card master trust if the total amount of principal receivables in that master trust falls below a specified amount of principal receivables. If the principal amount of assets included in the issuing entity falls below specific levels, the master owner trust agreements provide that Chase USA must transfer additional credit card receivables or additional collateral certificates to the issuing entity. There is no guarantee that Chase USA will have enough credit card receivables to transfer to the First USA master trust, the Chase master trust or any other applicable credit card master trust or to the issuing entity or that Chase USA will be able to transfer additional collateral certificates to the issuing entity or increase the invested amount of an existing collateral certificate included in the issuing entity. If Chase USA does not make an addition of credit card receivables to a master trust when it is required to do so by the applicable master trust agreement, a pay out event will occur with respect to the related collateral certificate for that master trust. This pay out event could result in an acceleration of or reduction in payments on your notes. Additionally, if Chase USA does not make an addition of assets to the issuing entity or increase the invested amount of an existing collateral certificate when it is required to do so, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See "The First USA Master Trust and the Chase Master Trust--The Credit Card Receivables" and "--Master Trust Pay Out Events," and "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events."


Chase USA may change the terms of the consumer revolving credit card accounts in a way that reduces, accelerates or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owner of the consumer revolving credit card accounts, Chase USA retains the right to change various terms and conditions of those credit card accounts, including finance charges and other fees it charges and the required minimum monthly payment. A pay out event for a collateral certificate or early amortization event for the notes could occur if Chase USA decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts. In addition, Chase USA may change the terms of those credit card accounts to maintain its competitive position in the credit card industry or to comply with regulatory guidelines. Changes in the terms of those credit card accounts may reduce (1) the amount of credit card receivables arising under those credit card accounts, (2) the amount of collections on those credit card receivables, (3) the size of a collateral certificate issued by a master trust to which those credit card accounts have been designated to have their credit card receivables transferred or (4) the amount of collections allocated to a collateral certificate. If consumer payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.


Chase USA has agreed in the transfer and servicing agreement that it will not change the terms of the consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA master trust, the Chase master trust and the issuing entity or its policies relating to the operation of its credit card business, including the increase or reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause a pay out event to occur in the First USA master trust or the Chase master trust, as applicable, or an early amortization event to occur in the issuing entity and it takes the same action on its other substantially similar consumer revolving credit card accounts, to the extent permitted by those credit card accounts.


Chase USA has no restrictions on its ability to change the terms of the consumer revolving credit card accounts except as described above. Changes in relevant law, changes in relevant regulatory guidance, changes in the marketplace or prudent business practices could cause Chase USA to change consumer revolving credit card account terms.


If Chase USA breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

Chase USA, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the consumer revolving credit card accounts in each master trust portfolio, and as to the perfection and priority of each master trust trustee's security interest in the credit card receivables. Chase USA will make similar representations and warranties to the extent that credit card receivables are included as assets of the issuing entity. However, each master trust trustee does not and the master owner trust trustee--referred to in this prospectus as the "owner trustee"--will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.


If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Chase USA may claim rights to the related master trust's assets, or to the extent credit card receivables are included as assets of the issuing entity, to the assets of the issuing entity. If a representation or warranty is violated, Chase USA may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described in "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties" and "Sources of Funds to Pay the Notes--Transferor Representations and Warranties," Chase USA must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties" and "Sources of Funds to Pay the Notes--Transferor Representations and Warranties."

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.


In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.


If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If your notes are repaid early and this occurs at a time when prevailing interest rates are lower than when your notes were issued, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.


If the ratings of the notes are lowered or withdrawn, their market value could decrease.

The initial rating of a tranche of notes addresses the likelihood of the payment of interest on that tranche when due and the ultimate payment of principal of that tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of a tranche of notes on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a tranche of notes, which could be caused by an early amortization event or an event of default. See "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events" and "--Events of Default."


The ratings of a tranche of notes are not a recommendation to buy, hold or sell that tranche. The ratings of that tranche may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of that tranche of notes could decrease if its ratings are lowered or withdrawn.


You may have limited or no ability to control actions under the indenture and any master trust agreements. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes. In the case of votes by holders of a series, class or tranche of notes or votes by holders of all the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.


Each collateral certificate will be a certificate under the applicable master trust agreements. Under each master trust agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all the certificates issued by that master trust. These actions include consenting to specified amendments to the applicable master trust agreements. In the case of votes, including a vote with regard to insolvency of Chase USA, by holders of all the certificates issued by a master trust, the applicable collateral certificate will be deemed to have voted with the majority of the outstanding series of certificates issued by that master trust. If an equal percentage of the aggregate principal amount of all the certificates issued by a master trust--without regard to the collateral certificate--vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative. Consequently, the noteholders will not have the ability to determine whether and what actions should be taken but will be subject to the determination made by the holders of the other certificates issued by the applicable master trust. In addition, if the collateral certificate is the only certificate remaining outstanding under a master trust, it will be deemed to have voted in the negative for any vote, including the sale, liquidation or other disposition of the portion of the credit card receivables allocated to that collateral certificate.


If an event of default occurs, your remedies may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under a tranche of notes occurs. After an event of default affecting your tranche of notes and an acceleration of your tranche of notes, any funds in an issuing entity bank account with respect to that tranche will be applied to pay principal of and interest on that tranche. Then, in each following month, available principal collections and available finance charge collections allocated to your tranche of notes will be deposited into the applicable issuing entity bank account and applied to make monthly principal and interest payments on that tranche until the legal maturity date of that tranche.


However, if your tranche of notes is subordinated, you generally will receive payment of principal of that tranche only if, and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes.


Following an event of default and acceleration, holders of the affected tranche of notes will have the ability to direct a sale of the assets in the issuing entity under the limited circumstances as described in "The Notes--Events of Default" and "Sources of Funds to Pay the Notes--Sale of Assets."


However, following an event of default and acceleration, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche of notes direct the sale of a portion of the assets securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes.


Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated tranche of notes.


Legal proceedings may have a negative impact on Chase USA which in turn could have a negative impact on the issuing entity.

Chase USA has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Chase USA is party to various legal proceedings. Chase USA believes it has numerous substantive legal defenses to all pending claims and intends to vigorously defend the cases. However, because Chase USA is unable to estimate damages at this time, there can be no assurance that the defense or resolution of these matters will not have a material adverse effect on its financial position.

                                    Glossary


         This prospectus and any accompanying prospectus supplement use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 170 in this prospectus.


                               The Issuing Entity


General


         Chase Issuance Trust, a Delaware statutory trust, also called the "issuing entity," is the issuing entity of the notes. The issuing entity was established on April 24, 2002 under the direction of Chase USA, as sponsor and depositor. Its principal offices are at 1100 North Market Street, Wilmington, Delaware 19890-1600, in care of Wilmington Trust Company, as owner trustee, telephone number (302) 651-1000. The issuing entity was previously known as the Bank One Issuance Trust. The fiscal year for the issuing entity ends December 31.


         The First USA Master Trust has issued the First USA Collateral Certificate that was included as an asset of the issuing entity on May 1, 2002. The Chase Master Trust has issued the Chase Collateral Certificate that was included as an asset of the issuing entity on October 20, 2004. Chase USA is the owner of the consumer revolving credit card accounts which have been designated to have their receivables included as assets of the issuing entity.


         The issuing entity's activities are limited to:

         o acquiring and holding collateral certificates, credit card receivables and the other assets of the issuing entity and the proceeds from those assets;

         o    issuing notes;

         o    making payments on the notes; and

         o engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the issuing entity as a "qualifying special purpose entity" under existing accounting literature.


         The assets of the issuing entity may include:

         o collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates;

         o credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates;

         o the issuing entity bank accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes;

         o with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

         o with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements.


         The assets of the issuing entity currently consist of:

         o    the First USA Collateral Certificate;

         o    the Chase Collateral Certificate;

         o credit card receivables arising in certain consumer revolving credit card accounts owned by Chase USA; and

         o    funds on deposit in the issuing entity bank accounts.


         The issuing entity will establish a collection account to receive payments in respect of the assets, including amounts allocated to any collateral certificates and collections on credit card receivables that may be held directly by the issuing entity. The issuing entity will also maintain an excess funding account and will retain principal collections in that account that, if otherwise paid to Chase USA, as holder of the Transferor Certificate, would have resulted in the Transferor Amount being less than the Required Transferor Amount or the Pool Balance being less than the Minimum Pool Balance.


         The First USA Collateral Certificate, the Chase Collateral Certificate and the credit card receivables have been transferred to the issuing entity pursuant to the transfer and servicing agreement, among Chase USA, as transferor, servicer and administrator, the issuing entity, and Wells Fargo Bank, National Association, as indenture trustee and collateral agent. The issuing entity then transferred the First USA Collateral Certificate, the Chase Collateral Certificate and the credit card receivables to asset pool one pursuant to the asset pool one supplement, among the issuing entity and Wells Fargo Bank, National Association, as indenture trustee and collateral agent. Additional consumer revolving credit card accounts may, from time to time, also be designated to have their credit card receivables transferred to the issuing entity and to asset pool one pursuant to the agreements referenced above. The First USA Collateral Certificate, the Chase Collateral Certificate and the receivables have been, and any additional credit card receivables will be, pledged to secure the notes pursuant to the indenture.


         The original indenture contemplated the ability to create multiple asset pools each of which would have its own assets. Asset pool one is currently the only asset pool in the issuing entity. The indenture has been amended to provide that there will be no asset pools other than asset pool one.


         Asset pool one currently consists of the First USA Collateral Certificate issued by the First USA Master Trust, the Chase Collateral Certificate issued by the Chase Master Trust and Issuing Entity Eligible Receivables arising in certain consumer revolving credit card accounts owned by Chase USA. All of the assets included in the issuing entity are included in asset pool one pursuant to the asset pool one supplement, in which the collateral agent has been granted a security interest to secure notes which have been designated in an indenture supplement as being secured by that collateral. In the future, any additional assets added to the issuing entity, including (1) Issuing Entity Eligible Receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and (2) any additional collateral certificates, each representing an undivided interest in the First USA Master Trust, the Chase Master Trust or another credit card master trust or other securitization special purpose entity for which Chase USA or an affiliate of Chase USA acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, will be included in asset pool one. Asset pool one is governed by the asset pool one supplement among the issuing entity, the indenture trustee and the collateral agent.


         Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the issuing entity and all credit card receivables created afterward in those credit card accounts to the issuing entity. Other than indicating in its computer files that the credit card receivables have been conveyed to the issuing entity, the records and agreements relating to the consumer revolving credit card accounts and the credit card receivables in the issuing entity maintained by the issuing entity are not and will not be: (1) segregated by Chase USA, the servicer or the issuing entity, as applicable, from other documents and agreements relating to other consumer revolving credit card accounts and credit card receivables or (2) stamped or marked to reflect the transfer of the credit card receivables to the issuing entity, but the computer records of Chase USA are and will be required to be marked to evidence that transfer.


         Chase USA has filed and will file UCC financing statements meeting the requirements of Delaware state law with respect to the Collateral Certificates and the credit card receivables to perfect the security interests of the issuing entity and the collateral agent on behalf of the noteholders. See "Risk Factors" and "Material Legal Aspects of the Credit Card Receivables."


The Trust Agreement


         The issuing entity operates pursuant to an agreement, referred to in this prospectus as the "trust agreement," between Chase USA, as transferor, and Wilmington Trust Company, as owner trustee. The issuing entity does not have any officers or directors. Its sole beneficiary is Chase USA. As beneficiary, Chase USA will generally direct the actions of the issuing entity.


         Chase USA and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the issuing entity, as described in the trust agreement.


         In addition, the trust agreement may also be amended from time to time with the consent of Chase USA and the owner trustee and, (a) in the case of a significant change in the permitted activities of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of each class and tranche of notes affected by the change and, (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by that amendment.


         However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

         o result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any collateral certificate or any credit card receivables or distributions that are required to be made for the benefit of the noteholders, or

         o result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.


         See "The Notes--Tax Opinions for Amendments" for additional conditions to amending the trust agreement.


Issuing Entity Covenants


         The issuing entity will not, among other things:

         o fail to pay any amount owed with respect to principal and interest payable on the notes, other than amounts withheld in good faith under the Internal Revenue Code or other applicable tax law;

         o    voluntarily dissolve or liquidate; or

         o fail to maintain the security interest in the collateral or otherwise impair the rights of the issuing entity or the noteholders in the collateral.


Master Owner Trust Trustee


         Wilmington Trust Company--referred to herein as "Wilmington Trust" or the "owner trustee"--is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust's principal place of business is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. Since 1998, Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.


         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.


         Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.


         The owner trustee is responsible for maintaining the trust distribution account for the benefit of the depositor, as holder of the residual interest in the issuing entity. The owner trustee may execute documents on behalf of the issuing entity and may take other actions on behalf of the issuing entity at the direction of the noteholders, the indenture trustee, the collateral agent, the depositor, the administrator or the servicer.


         The owner trustee will not be liable for any action it takes or omits to take unless the action or omission constitutes willful misconduct, negligence or bad faith by the owner trustee. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the issuing entity at the direction of the depositor unless the depositor has offered indemnity satisfactory to the owner trustee to protect it against the costs and liabilities that may be incurred.


         The owner trustee may resign at any time by notifying the depositor and the administrator. The administrator may remove the owner trustee, and will remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy-related event or is no longer eligible to act as owner trustee under the trust agreement. However, no resignation or removal of the owner trustee will be effective until the appointment of a replacement owner trustee is effective. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, the fees of the owner trustee and will reimburse the owner trustee for its expenses and indemnify the owner trustee against all liabilities, in each case incurred by the owner trustee in connection with the performance of its duties unless incurred through the owner trustee's own willful misconduct, negligence or bad faith, except for errors in judgment.


The Administrator


         Chase USA is the administrator for the issuing entity under the transfer and servicing agreement, a copy of which has been filed as an exhibit to the registration statement. As administrator, Chase USA will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the transfer and servicing agreement. Duties of the administrator may include the execution of documents on behalf of the issuing entity. Chase USA is also the administrator for each of the First USA secured note trusts and the Chase credit card owner trusts.


         As compensation for its performance of the administrator's obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid by Chase USA. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the administrator.


         The administrator may resign upon giving the issuing entity 60 days' prior written notice. The issuing entity may remove the administrator upon giving the administrator 60 days' prior written notice, and may remove the administrator immediately if the administrator defaults in its duties under the transfer and servicing agreement or becomes subject to a bankruptcy-related event. However, no resignation or removal of the administrator will be effective until the appointment of a replacement administrator is effective.

                                    Chase USA


General


         Chase USA is the sponsor and originator of, and the depositor and servicer for, the issuing entity, the First USA Master Trust and the Chase Master Trust. Chase USA is also the administrator of the issuing entity.


         Chase USA, a wholly-owned subsidiary of JPMorgan Chase & Co., was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is chartered as a national banking association and is therefore subject to regulation and supervision by the Office of the Comptroller of the Currency. The majority of Chase USA's activities are predominately related to credit card lending and other forms of consumer lending.


         On October 1, 2004--referred to in this prospectus as the "Merger Date"--Bank One, Delaware, National Association merged into Chase USA with Chase USA as the surviving entity.


         Chase USA is one of the largest issuers of VISA(R) and MasterCard(R)(1) credit cards in the United States. Chase USA's revenues derive primarily from interest income and fees on its consumer revolving credit card accounts and Interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.


         Chase USA offers a wide variety of bankcard products to targeted segments of creditworthy consumers, most of whom are experienced users of general purpose credit products. Chase USA markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through data mining efforts, as well as products that are developed and marketed through affinity and co-branded relationships. These products include designs that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions and other card products.


         In line with its product diversity, Chase USA has built and maintains a broad set of distribution channels. Chase USA is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products through fairs, tradeshows and other events. Chase USA also markets its products through an array of websites and utilizes other direct response media channels for distribution.


         The principal executive office of Chase USA is located at White Clay Center, Building 200, Route 273, Newark, Delaware 19711, telephone number (302) 594-4000.


General Securitization Experience


         Chase USA or its predecessor institutions have been securitizing credit card receivables since 1990. The First USA Master Trust was established in September 1992 by First USA Bank, a predecessor of Chase USA. The Chase Master Trust (formerly known as Chemical Master Credit Card Trust I) was established in October 1995 by Chemical Bank, a predecessor of Chase USA.

----------------
1 MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Incorporated and VISA USA International, respectively.

         Chase USA securitizes its receivables because the highly liquid and efficient market for securitization of financial assets provides Chase USA with a source of funding, diversifies funding among different markets and investors, and provides liquidity. Chase USA meets a significant portion of its funding requirements through securitization. Chase USA primarily sponsors securitization programs for credit card receivables. Chase USA participates in securitization markets in the United States.


         In the U.S. securitization market, Chase USA sponsors a number of programs in which its receivables are sold in securitization transactions or other structured financings both in the public markets and in private transactions. Chase USA's securitized credit card receivables were $65.7 billion as of the three months ended March 31, 2007, $64.4 billion as of December 31, 2006, $68.0 billion as of December 31, 2005, $69.0 billion as of December 31, 2004, and $70.9 billion as of December 31, 2003.


U.S. Securitization Program for Credit Card Receivables


         Chase USA has three main public credit card securitization programs involving credit card receivables. These are securitizations through the issuing entity, the First USA Master Trust and the Chase Master Trust. The issuing entity has been active since 2002. The First USA Master Trust has been active since 1992. The Chase Master Trust has been active since 1995. While the First USA Master Trust and the Chase Master Trust are both currently outstanding, since July 2004, Chase USA has only issued public credit card-backed securities through the issuing entity.


         None of the asset-backed securities issued by the issuing entity have experienced any losses, events of default or early amortization events and Chase USA has not taken any action out of the ordinary performance of any of the issuing entity's transactions to prevent such an occurrence. In addition, none of the asset-backed securities issued by the First USA Master Trust have experienced any losses, events of default or early amortization events and Chase USA has not taken any action out of the ordinary performance of any of the First USA Master Trust's transactions to prevent such an occurrence. None of the asset-backed securities issued by the Chase Master Trust have experienced any losses, events of default or early amortization events. However, in June 2003, Chase USA completed a consent solicitation to amend the documentation for three series of securities with high fixed interest rates issued by the Chase Master Trust. The purpose of the amendment was to reduce the likelihood of an early amortization event by modifying the definitions used to determine whether the average yield for the portfolio net of losses for three months would exceed the average interest requirement and servicing fee for the same period.


Bankruptcy Considerations


         The issuing entity is organized as a Delaware statutory trust. As such, it is subject to a proceeding under the U.S. Bankruptcy Code. However, the trust agreement for the issuing entity includes limitations on its activities designed to make remote the likelihood of a bankruptcy of the issuing entity. These limitations include restrictions on the nature of its activities and on the incurrence of additional indebtedness and restrictions on its ability to commence a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law.


         In addition, in the master owner trust agreements, the owner trustee, the indenture trustee, the collateral agent and the noteholders will agree to not institute any proceeding against the issuing entity under U.S. bankruptcy laws or any similar state laws in connection with any obligations under the notes or the master owner trust agreements.


         Under Delaware law, the insolvency or receivership of Chase USA or the bankruptcy of the holder of a beneficial interest in the issuing entity would not in and of itself result in the termination or dissolution of the issuing entity.

         The effect of the appointment of the FDIC, as conservator or receiver for Chase USA or the issuing entity's assets, is discussed in "Material Legal Aspects of the Credit Card Receivables--Certain Matters Relating to Conservatorship or Receivership."

                        Chase USA's Credit Card Portfolio


The Credit Card Receivables


         The credit card receivables conveyed or to be conveyed to the First USA Master Trust by Chase USA pursuant to the First USA Master Trust agreement, to the Chase Master Trust pursuant to the Chase Master Trust agreement and to the issuing entity pursuant to the transfer and servicing agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA consumer revolving credit card accounts from the portfolio of MasterCard and VISA revolving credit card accounts owned by Chase USA or by one of its affiliates. The portfolio of MasterCard and VISA revolving credit card accounts currently owned by Chase USA is comprised partially of accounts originated or acquired by Chase USA prior to the Merger Date and partially of accounts originated or acquired by Bank One, Delaware, National Association prior to the Merger Date. The credit card receivables included in the First USA Master Trust, the Chase Master Trust and the issuing entity may include credit card receivables that are contractually delinquent.


         MasterCard International and VISA license their respective trademarks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.


         The MasterCard and VISA credit cards are issued by Chase USA as part of the worldwide MasterCard International and VISA systems, and transactions creating the receivables through the use of these credit cards are processed through the MasterCard International and VISA authorization and settlement systems.


         MasterCard and VISA credit cards may be used:

         o    to purchase merchandise and services,

         o to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

         o    to consolidate and transfer balances from other credit cards.


         Amounts due on accounts for any of these purposes are included as receivables in a Master Trust or the issuing entity, as applicable.


         Throughout the term of the First USA Master Trust and the Chase Master Trust, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated by Chase USA on the First USA Master Trust Cut Off Date or the Chase Master Trust Cut Off Date, as applicable, plus any additional consumer revolving credit card accounts minus any reconveyed consumer revolving credit card accounts. Throughout the term of the issuing entity, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts added to the issuing entity on each addition date minus any reconveyed consumer revolving credit card accounts.

         Chase USA has the right, subject to certain limitations and conditions described in the First USA Master Trust agreement, to designate from time to time additional consumer revolving credit card accounts and to transfer to the First USA Master Trust all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional consumer revolving credit card accounts designated must be First USA Master Trust Eligible Accounts as of the date the transferor designates those accounts to have their credit card receivables transferred to the First USA Master Trust and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates issued to the First USA Master Trust, including the First USA Collateral Certificate.


         Chase USA has the right, subject to certain limitations and conditions described in the Chase Master Trust agreement, to designate from time to time additional consumer revolving credit card accounts and to transfer to the Chase Master Trust all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional consumer revolving credit card accounts designated must be Chase Master Trust Eligible Accounts as of the date the transferor designates those accounts to have their credit card receivables transferred to the Chase Master Trust and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates issued by the Chase Master Trust, including the Chase Collateral Certificate.


         Chase USA has the right, subject to certain limitations and conditions described in the transfer and servicing agreement, to designate from time to time additional consumer revolving credit card accounts and to transfer to the issuing entity all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional consumer revolving credit card accounts designated must be Issuing Entity Eligible Accounts as of the date the transferor designates those accounts to have their credit card receivables transferred to the issuing entity and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to the interests of the holders of notes secured by the assets of the issuing entity.


         Additional consumer revolving credit card accounts that may be designated to have their credit card receivables included in the First USA Master Trust, the Chase Master Trust or the issuing entity may be selected using different criteria from those used in selecting the consumer revolving credit card accounts already designated to have their receivables included in the First USA Master Trust Portfolio, the Chase Master Trust Portfolio or the Issuing Entity Receivables, as applicable. Consequently, actual delinquency and loss, yield percentage and principal payment rate experience with respect to the additional First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Issuing Entity Eligible Accounts, as applicable, may be different from the experience for each Trust Portfolio described in this prospectus.


         Pursuant to the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, as applicable, Chase USA will have the right to designate certain consumer revolving credit card accounts for removal subject to the conditions set forth in "Sources of Funds to Pay the Notes--Removal of Assets," and to require the First USA Master Trust Trustee, the Chase Master Trust Trustee or the issuing entity, as applicable, to reconvey all credit card receivables arising in those credit card accounts to Chase USA, whether those credit card receivables are then existing or thereafter created. In connection with a removal of credit card accounts, Chase USA will represent that no selection procedures believed by Chase USA to be materially adverse to the interests of the noteholders or the certificateholders, as applicable, were utilized in selecting the accounts to be removed. See "The First USA Master Trust and the Chase Master Trust--The Credit Card Receivables" and "Sources of Funds to Pay the Notes--Removal of Assets."


Origination


         Chase USA originates accounts in the following ways:

         o Applications. Chase USA makes applications for VISA and MasterCard accounts available at all JPMorgan Chase Bank, National Association branches and point of sale outlets. Chase USA advertises on television, radio and in magazines with the goal of generating customer applications. Chase USA also mails applications directly to prospective cardholders. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant's employment history, income and residence status.

         o Direct Mail and Telemarketing. Chase USA uses direct mail and telemarketing solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders using a rigorous analytical process that targets consumers through various data mining methods and targeting models. A list of prospects acquired from a variety of sources are screened at one or more credit bureaus in accordance with Chase USA's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered a credit card without having to complete a detailed application. Credit limits granted to pre-screened prospective cardholders are based on each individual's credit profile, profitability potential and overall indebtedness relative to income. Chase USA aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates, usage and profitability.

         o Affinity Groups. The affinity groups and sports marketing programs are relationship programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective cardholders from identifiable groups with a common interest or affiliation. In this program, Chase USA has entered into exclusive marketing arrangements with a number of affinity groups. Chase USA typically pays referral compensation to the affinity groups for each new consumer revolving credit card account opened and an ongoing percentage of the sales on the credit card account. Chase USA has a similar relationship with certain professional sports organizations.

         o Financial Institutions Program. In its financial institutions program, Chase USA maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISA and MasterCard products to their customers under their own brand without becoming primary issuers. In addition to paying a referral fee for each consumer revolving credit card account opened and an ongoing percentage of the sales on the credit card account, Chase USA typically places the name of the participating financial institution on the front of the plastic card. Chase USA believes that the endorsement of the participating financial institution reduces overall origination costs and encourages card usage.

         o Co-Branding. Chase USA also participates in co-branding, which involves a partnership between Chase USA and a consumer products or services company to solicit the customers of that company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. Chase USA typically pays a portion of ongoing revenue to the co-branding partner, with the benefit of that payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

         o Mergers and Portfolio Acquisitions. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing credit card portfolios from other financial institutions or through the acquisition by Chase USA or one of its affiliates of other financial institutions with credit card portfolios. Prior to acquiring a portfolio, Chase USA reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, however, individual consumer revolving credit card accounts are not requalified by Chase USA. There can be no assurance that consumer revolving credit card accounts so acquired were originated in a manner consistent with

              Chase USA's underwriting policies or that the underwriting and qualification of those credit card accounts conformed to any given standards. The consumer revolving credit card accounts whose credit card receivables comprise the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the Issuing Entity Receivables include consumer revolving credit card accounts previously acquired by Chase USA. Such credit card accounts and any consumer revolving credit card accounts acquired in the future may be added as additional credit card accounts to the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, provided that, at that time, they constitute First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Issuing Entity Eligible Accounts, as applicable.


Underwriting Procedures and Criteria

         Chase USA uses underwriting standards and credit evaluation criteria that emphasize the obligor's ability to pay and its creditworthiness. Generally, the credit risk of each applicant is evaluated using our proprietary credit scoring system. The credit scoring system uses proprietary models and models developed by internal modeling teams and independent consulting firms. Credit scoring is intended to provide a general indication, based on the information available from the application, credit bureaus or other sources, of the applicant's willingness and ability to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's credit bureau report and application and uses those assigned values to estimate credit risk. The score necessary for an applicant to be approved correlates to Chase USA's credit risk tolerance at the time of the approval. Chase USA's personnel and outside consultants regularly review the predictive accuracy of the scoring models. Most applications are scored based on the information received on the application as well as data obtained from independent credit reporting agencies. Discrepancies between the credit report and the application must be resolved before the application can be approved. In select cases, based on specific criteria, including likelihood of fraud, and in accordance with criteria established by Chase USA's management, employment and earnings are verified.


         Credit limits are determined based on income level and credit score. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior credit card account performance. In addition, automatic credit limit increases are effected periodically by Chase USA for all cardholders meeting specific criteria.


         For preapproved solicitations, Chase USA generally obtains prospective cardholder names that meet established credit criteria from credit reporting agencies. These lists are edited and matched against internal and external sources to insure optimal quality and accuracy. Chase USA then mails those prospective cardholders preapproved solicitation packages which require a brief amount of information from the prospective cardholder in order to open an account. Preapproved solicitations are targeted to higher quality prospective cardholders and exhibit credit quality results similar to non-preapproved solicitations.


         For non-preapproved solicitations, Chase USA obtains prospective cardholder names from a variety of sources and edits the list utilizing internal and external sources to insure optimal quality and accuracy. The prospective cardholders on the final list are mailed solicitation materials which include full applications. Respondents are approved or declined based on their application responses and the results of our review of their credit bureau report.


         Chase USA also obtains applications from non-direct mail solicitations. These applications are sourced primarily from partner-supplied channels. These channels include the Internet, "take-one" applications and periodic marketing events. Respondents are evaluated based on the same methodology as described above.

Maintenance of Credit Card Accounts


         Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related MasterCard or VISA consumer revolving credit card account. However, regardless of origination channel, each account is subject to a systematic evaluation of payment and behavioral information which may result in periodic modifications to the terms of that account.


         In each cardholder agreement, Chase USA has reserved the right:

         o to add to, change or terminate any terms, conditions, services or features of each MasterCard or VISA credit card account at any time, including increasing or decreasing periodic finance charges, other charges, fees, credit limits or minimum payment terms, and

         o to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.


         The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in that notice and will apply to all outstanding unpaid indebtedness and any new transactions. The cardholder can avoid certain changes in terms by giving timely written notification to Chase USA and not using the credit card account.


Billing and Payments


         The accounts designated to have their receivables included in each of the First USA Master Trust, the Chase Master Trust and the issuing entity have various billing and payment structures, including varying minimum payment levels and fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle for which the account has a debit or credit balance of more than one dollar or a finance charge has been imposed.


         Generally, the minimum payment due each month on each account is equal to the largest of the following:

         o    $10;

         o    2% of the ending balance shown on the statement; and

         o the sum of 1% of the ending balance, total billed periodic rate finance charges, and any billed late fees.


         As part of the minimum payment due, any amount past due and any amount over the credit limit may also be added.


         Chase USA charges annual membership fees on some, but not all, accounts. In connection with solicitations of new accounts, Chase USA typically does not solicit new accounts with an annual membership fee unless the account participates in certain rewards programs. In addition to any annual membership fee, Chase USA may assess late payment fees, overlimit fees, returned check and returned payment fees, transaction fees for cash advances, balance transfers and certain purchases, administrative fees and various services fees.

         If applicable, accounts are assessed transaction finance charges generally equal to a charge of 3% of the amount of the transaction for cash advances, purchases of money orders, wire transfers, or other quasi-cash items, balance transfers or the use of checks posted to an account, with a minimum ranging from $5 to $15 and generally a cap of $99 for most balance transfers or balance transfer checks and no maximum for cash advances.


         Chase USA may assess a late payment fee, generally ranging from $15 to $39 for most consumer revolving credit card accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.


         Chase USA may assess a return payment fee of $39, for each payment check or electronic payment that is dishonored, an overlimit fee of $39, if an account balance exceeds the credit limit, and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between Chase USA and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the purchase balance.


         Chase USA offers fixed and variable rate consumer revolving credit card accounts. Chase USA also offers temporary introductory or promotional rates. The introductory rates on the consumer revolving credit card accounts in the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the Issuing Entity Receivables are primarily fixed annual percentage rates. After the introductory rate period, the annual percentage rates are usually fixed or floating periodic rates that adjust periodically according to an index. Post-introductory annual percentage rates generally range from 7.99% to 29.99%. In addition, Chase USA may extend reduced rate offers to retain certain accounts. Chase USA may change the rate on any consumer revolving credit card account at any time with prior notice to the cardholder.


         Chase USA generally calculates periodic finance charges for each category of transactions by multiplying the daily balance for each of those categories by the daily periodic rate for each of those categories, each day. To calculate the daily balance for each day of the billing cycle, Chase USA takes the beginning balance for each feature, adds any new transactions or other debits (including fees, unpaid finance charges and other charges), subtracts any payments or credits, and makes other adjustments. Transactions are added as of the transaction date, the beginning of the billing cycle in which they are posted to the account, or a later date (except that check transactions are added as of the date deposited by the payee or a later date). Fees are added either on the date of a related transaction, the date they are posted to the account, or the last day of the billing cycle. This gives that day's daily balance. A credit balance is treated as a balance of zero. If a daily periodic rate applies to any feature, Chase USA multiplies the daily balance by the daily periodic rate to calculate the periodic finance charges for that day. Chase USA then adds these periodic finance charges to the daily balance to calculate the beginning balance for the next day. If more than one daily periodic rate could apply based on the amount of the average daily balance, Chase USA will use the daily periodic rate that applies for the average daily balance amount at the end of the billing cycle to calculate the daily periodic finance charge each day.


         To calculate the total periodic finance charge for a billing cycle when a daily periodic rate(s) applies, Chase USA adds all of the daily periodic finance charges for all features. To determine an average daily balance, Chase USA adds the daily balances and divides by the number of the days in the applicable billing cycle. To calculate the total periodic finance charge for a billing cycle when a monthly periodic rate applies, Chase USA multiplies the average daily balance for each feature by the applicable monthly periodic rate and then adds the results together. The total will equal the periodic finance charges for the billing cycle, except for minor variations due to rounding.


         Chase USA accrues periodic finance charges on a transaction, fee, or finance charge from the date it is added to the daily balance until payment in full is received on the account. However, Chase USA generally does not charge periodic finance charges on new purchases billed during a billing cycle if it receives payment of the new balance on the current and previous billing statement by the date and time the minimum payment is due which is generally approximately 20 to 25 days from the current or previous cycle billing date, as applicable. This "grace period" only applies to purchases and does not apply to balance transfers, balance transfer checks, cash advances, cash advance checks or overdraft advances, if applicable.


         Cardholder payments are processed and applied to any billed and unpaid finance charges and fees and to any billed and unpaid transactions in the order determined by Chase USA. Any excess payment is applied to unbilled transactions in the order determined by Chase USA and then to unbilled finance charges. Chase USA can give you no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.


         The foregoing provisions apply with respect to cardholders that have entered into one of Chase USA's standard agreements by, in the case of a new consumer revolving credit card account, signature, recorded oral confirmation of disclosure information or, in the case of a credit card account acquired by Chase USA from another institution, acceptance of the terms of Chase USA's agreement as permitted by applicable law, such as by not rejecting the agreement or by using the credit card after disclosure that the credit card account will be governed by those terms. If the cardholder of a credit card account acquired by Chase USA from another institution has not entered into one of Chase USA's standard agreements, the terms of the credit card account will continue to be governed by the agreement between the cardholder and the seller of the credit card account, which may differ in material respects from the terms described above.


Collection of Delinquent Accounts


         Chase USA considers an account to be delinquent if the minimum monthly payment due on the account is not received by Chase USA by the due date shown on the statement on which the amount is first stated to be due. An account that is not already delinquent is not classified as delinquent if at least the required minimum payment is received by the next billing date. An account is "over limit" if its credit limit is exceeded at any point in the billing cycle.


         Efforts to collect delinquent credit card receivables are made by Chase USA's collection department personnel, collection agencies and attorneys retained by Chase USA. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, Chase USA mails a separate notice to the cardholder with:

         o    a notice that the account is delinquent,

         o    a warning that credit privileges may be revoked, and

         o    a request for payment of the delinquent amount.


         Generally, collection personnel initiate telephone contact with cardholders whose credit card accounts have become one cycle or more delinquent or are significantly overlimit. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder by telephone and by mail.


         Chase USA generally charges off an account at the end of the month in which that credit card account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders or cardholders who have died with loan balances outstanding which are not assumed or retired by their estate. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases, outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases, charged-off consumer revolving credit card accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of Chase USA may change from time to time in accordance with Chase USA's business judgment and applicable law.


         If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, Chase USA generally charges off that cardholder's account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous paragraph.


         Chase USA has a policy of restoring or "reaging" a delinquent consumer revolving credit card account to current status when the cardholder has made three consecutive minimum monthly payments and demonstrates a renewed willingness and ability to repay the account according to its terms. A credit card account may be reaged no more frequently than once in twelve months and no more than twice in five years. An additional workout reaging is also permitted under appropriate circumstances.


         In June 2000, the Federal Financial Institutions Examination Council--referred to in this prospectus as the "FFIEC"--promulgated a revised policy statement relating to the classification of retail credit. The policy statement established guidance for the classification of delinquent open-end credit and open-end credit affected by bankruptcy, fraudulent activity and death and established standards governing reaging, extending, deferring or rewriting of past due consumer revolving credit card accounts. Chase USA's policies are intended to be compliant with regulations established by the FFIEC.


         Chase USA also offers limited restructured loan programs to certain delinquent cardholders who have experienced temporary financial setbacks. In addition, third-party consumer credit counseling services with which Chase USA has no affiliation, provide external debt management programs, which those cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments for a specified duration at a lowered annual percentage rate and as a result the account will be reported as current. Upon the withdrawal of a customer from either program type, the account returns to its pre-existing terms and may be returned to the pre-existing level of delinquency or may age normally thereafter.


Delinquency and Loss Experience


         The following tables describe the delinquency and loss experience for each of the periods shown for each Trust Portfolio and include all receivables included in the applicable Trust Portfolio as of the date specified in the tables. There can be no assurance that the delinquency and loss experience for the First USA Master Trust Portfolio, the Chase Master Trust Portfolio or the Issuing Entity Receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, loss and delinquency percentages for each Trust Portfolio may be reduced as a result of the addition of newly originated receivables which generally have lower delinquency and loss levels in early periods than they do in later periods as the related accounts become more seasoned. The addition of these receivables to a Trust Portfolio increases the outstanding receivables balance for that Trust Portfolio which, for each Trust Portfolio, is the denominator used to calculate the percentages set forth below. For more information on historic delinquencies and losses for each of the Trust Portfolios, see the information referenced in "--Static Pool Information."

                             Delinquency Experience
                        First USA Master Trust Portfolio
                             (dollars in thousands)

                                       As of March 31,
                             ------------------------------------
                                             2007
                             ------------------------------------
                                                       Percentage
                               Number of    Dollar     of Total
                               Accounts    Amount(1)  Receivables
                             ----------- -----------  -----------
Receivables Outstanding..... 20,490,288  $38,697,862    100.00%
                             =========== ===========  ===========
Number of Days Delinquent:
30-59 days..................     54,814  $   340,026      0.88%
60-89 days..................     31,800      238,604      0.62
90-119 days.................     26,134      206,325      0.53
120-149 days................     22,311      186,318      0.48
150-179 days................     20,620      185,020      0.48
180 or more days............         34          272      0.00
                             ----------- -----------  -----------
    Total...................    155,713  $ 1,156,565      2.99%
                             =========== ===========  ===========


                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2006                               2005
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Receivables Outstanding.....21,423,776  $41,454,325     100.00%    22,707,877  $45,073,809     100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................    63,395  $   375,395       0.91%        73,837  $   408,646       0.91%
60-89 days..................    37,520      271,998       0.66         39,603      268,286       0.60
90-119 days.................    29,722      230,622       0.56         26,239      193,633       0.43
120-149 days................    24,475      203,337       0.49         20,825      158,977       0.35
150-179 days................    21,267      186,433       0.44         17,678      140,163       0.31
180 or more days............        38          345       0.00             45          307       0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   176,417  $ 1,268,130       3.06%       178,227  $ 1,170,012       2.60%
                            =========== ============  ===========  ==========  ===========   ===========


                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2004                               2003
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Receivables Outstanding.....25,654,917  $48,679,395     100.00%    25,381,077  $48,267,323     100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................   101,441  $   575,822       1.18%       119,263  $   643,275       1.33%
60-89 days..................    61,506      419,272       0.86         71,594      453,867       0.94
90-119 days.................    46,150      335,109       0.69         55,923      377,373       0.78
120-149 days................    38,789      297,252       0.61         46,280      328,407       0.68
150-179 days................    31,817      258,118       0.53         39,684      288,219       0.60
180 or more days............        65          383       0.00             80          504       0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   279,768  $ 1,885,956       3.87%       332,824  $ 2,091,645       4.33%
                            =========== ============  ===========  ==========  ===========   ===========

-----------------------------
(1) The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.


         The total credit card receivables in the First USA Master Trust Portfolio that were delinquent as a percentage of receivables outstanding decreased from 4.33% at December 31, 2003 to 3.87% at December 31, 2004, decreased to 2.60% at December 31, 2005, increased to 3.06% at December 31, 2006 and decreased to 2.99% for the three months ended March 31, 2007.

                             Delinquency Experience
                          Chase Master Trust Portfolio
                             (dollars in thousands)

                                       As of March 31,
                             ------------------------------------
                                             2007
                             ------------------------------------
                                                       Percentage
                               Number of    Dollar     of Total
                               Accounts    Amount(1)  Receivables
                             ----------- -----------  -----------
Receivables Outstanding..... 10,992,819  $22,679,885     100.00%
                             =========== ===========  ===========
Number of Days Delinquent:
30-59 days..................     35,077  $   214,724       0.95%
60-89 days..................     20,689      148,006       0.65
90-119 days.................     16,377      124,954       0.55
120-149 days................     14,382      116,396       0.51
150-179 days................     13,221      111,670       0.50
180 or more days............         13           83       0.00
                             ----------- -----------  -----------
    Total...................     99,759  $   715,833       3.16%
                             =========== ===========  ===========


                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2006                               2005
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Receivables Outstanding.....11,430,441  $24,102,178      100.00%   13,919,307  $29,872,783     100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................    39,737  $   234,375        0.97%       52,003  $   281,112       0.94%
60-89 days..................    23,863      168,489        0.70        28,180      183,496       0.62
90-119 days.................    19,045      143,957        0.60        20,206      131,459       0.44
120-149 days................    15,580      123,303        0.51        17,272      116,917       0.39
150-179 days................    13,869      114,966        0.48        15,460      113,366       0.38
180 or more days............        12           76        0.00            14           80       0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   112,106  $   785,166        3.26%      133,135  $   826,430       2.77%
                            =========== ============  ===========  ==========  ===========   ===========


                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2004                               2003
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Receivables Outstanding.....17,304,116  $35,114,239     100.00%     19,908,276  $36,461,720    100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................    84,315  $   469,676       1.34%         94,390  $   498,868      1.37%
60-89 days..................    58,251      369,455       1.05          63,246      378,768      1.04
90-119 days.................    41,368      272,173       0.77          49,494      301,725      0.83
120-149 days................    36,615      255,095       0.73          38,328      242,093      0.66
150-179 days................    29,273      209,373       0.60          31,772      206,537      0.57
180 or more days............         4           31       0.00              30          215      0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   249,826  $ 1,575,803       4.49%        277,260  $ 1,628,206      4.47%
                            =========== ============  ===========  ==========  ===========   ===========



-----------------------------
(1) The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.


         The total credit card receivables in the Chase Master Trust Portfolio that were delinquent as a percentage of receivables outstanding increased from 4.47% at December 31, 2003 to 4.49% at December 31, 2004, decreased to 2.77% at December 31, 2005, increased to 3.26% at December 31, 2006 and decreased to 3.16% for the three months ended March 31, 2007.

                             Delinquency Experience
                              Chase Issuance Trust
                             (dollars in thousands)

                                       As of March 31,
                             ------------------------------------
                                             2007
                             ------------------------------------
                                                       Percentage
                               Number of    Dollar     of Total
                               Accounts    Amount(1)  Receivables
                             ----------- -----------  -----------
Pool Balance(2).............28,345,408  $54,567,897       100.00%
                             =========== ===========  ===========
Number of Days Delinquent:
30-59 days..................    84,087  $   464,808         0.85%
60-89 days..................    47,724      313,504         0.57
90-119 days.................    38,027      265,268         0.49
120-149 days................    32,258      236,879         0.43
150-179 days................    30,023      233,960         0.43
180 or more days............        48          303         0.00
    Total...................   232,167  $ 1,514,722         2.77%



                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2006                               2005
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Pool Balance(2).............26,360,172  $52,802,340                21,171,100  $43,634,805     100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................    85,315  $   457,834       0.87%        69,891  $   351,827       0.81%
60-89 days..................    49,965      324,610       0.61         36,723      226,343       0.52
90-119 days.................    39,589      274,768       0.52         24,176      162,551       0.37
120-149 days................    31,680      234,640       0.44         18,960      132,024       0.30
150-179 days................    28,015      218,430       0.41         16,116      117,022       0.27
180 or more days............        49          347       0.00             37          258       0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   234,613  $ 1,510,629       2.85%       165,903  $   990,025       2.27%
                            =========== ============  ===========  ==========  ===========   ===========


                                                        As of December 31,
                            ----------------------------------------------------------------------------
                                             2004                               2003
                            ------------------------------------  --------------------------------------
                                                       Percentage                            Percentage
                               Number of    Dollar     of Total     Number of    Dollar       of Total
                               Accounts    Amount(1)  Receivables    Accounts  Amounts(1)    Receivables
                            ----------- ------------  -----------  ----------  -----------   -----------
Pool Balance(2).............16,175,184  $32,085,444     100.00%    10,015,708  $20,066,427     100.00%
                            =========== ============  ===========  ==========  ===========   ===========
Number of Days Delinquent:
30-59 days..................    62,561  $   351,088       1.09%        46,774  $   249,479       1.24%
60-89 days..................    37,407      252,426       0.79         27,784      175,195       0.87
90-119 days.................    27,447      200,130       0.62         21,499      144,701       0.72
120-149 days................    23,196      177,092       0.55         17,792      126,120       0.63
150-179 days................    19,039      154,605       0.48         15,192      111,119       0.56
180 or more days............        41          246       0.00             41          244       0.00
                            ----------- ------------  -----------  ----------  -----------   -----------
    Total...................   169,691  $ 1,135,587       3.53%       129,082  $   806,858       4.02%
                            =========== ============  ===========  ==========  ===========   ===========


-----------------------------
(1) The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.

(2) Includes the outstanding principal amount of the First USA collateral certificate, the outstanding principal amount of the Chase collateral certificate and the outstanding amount of the total receivables in the issuing entity, as applicable.


         The total credit card receivables in the issuing entity that were delinquent as a percentage of receivables outstanding decreased from 4.02% at December 31, 2003 to 3.53% at December 31, 2004, decreased to 2.27% at

December 31, 2005, increased to 2.85% at December 31, 2006 and decreased to 2.77% for the three months ended March 31, 2007.


                                 Loss Experience
                        First USA Master Trust Portfolio
                             (dollars in thousands)

                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Average Principal Receivables Outstanding  $38,644,633      $ 40,281,984   $ 42,845,215    $ 47,234,843    $ 39,548,471

Gross Losses(1)........................    $   430,970      $  1,698,259   $  2,975,647    $  3,178,550    $  2,598,534
Recoveries(2)..........................         66,518           240,624        383,531         300,012         248,278
                                         ------------------ ------------  --------------  -------------   -------------
Net Losses(3)..........................    $   364,452      $  1,457,635   $  2,592,116    $  2,878,538    $  2,350,256
Net Losses as a percentage of Average
    Principal Receivables Outstanding..          3.77%(4)          3.62%          6.05%           6.09%           5.94%


-----------------------------
(1) Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the First USA Master Trust Transferor Interest. The number of accounts experiencing a loss for the three months ended March 31, 2007 was 66,316.

(2) Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the three months ended March 31, 2007 was 15.43% and for each of the years ended December 31, 2006, 2005, 2004 and 2003 were 14.17%, 12.89%, 9.44% and 9.55%, respectively.

(3) Net Losses are Gross Losses minus Recoveries. Net Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the First USA Master Trust Transferor Interest. Net Losses as a percentage of Gross Losses for the three months ended March 31, 2007 was 84.57% and for each of the years ended December 31, 2006, 2005, 2004 and 2003 were 85.83%, 87.11%, 90.56%, and 90.45%, respectively.

(4)  Annualized.


         The Net Loss percentage for the First USA Master Trust increased from 5.94% for 2003 to 6.09% for 2004, decreased to 6.05% for 2005, decreased to 3.62% for 2006 and increased to 3.77% for the three months ended March 31, 2007.


                                 Loss Experience
                          Chase Master Trust Portfolio
                             (dollars in thousands)


                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Average Principal Receivables Outstanding $22,449,437       $ 24,626,129    $ 31,805,621   $ 35,353,306    $ 33,398,014

Gross Losses(1)........................   $   265,752       $  1,094,157    $  2,187,982   $  2,233,367    $  2,088,909
Recoveries(2)..........................        40,969            154,860         280,910        214,928         203,959
                                         ------------------ ------------  --------------  -------------   -------------
Net Losses(3)..........................   $   224,783       $    939,297    $  1,907,072   $  2,018,439    $  1,884,950
Net Losses as a percentage of Average
   Pool Balance                                 4.01%(4)           3.81%           6.00%          5.71%           5.64%


-----------------------------
(1) Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the

     Chase Master Trust Transferor Interest. The number of accounts experiencing a loss for the three months ended March 31, 2007 was 44,023.

(2) Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the three months ended March 31, 2007 were 15.43% and for each of the years ended December 31, 2006, 2005, 2004, and 2003 were 14.15%, 12.84%, 9.62% and 9.76%, respectively.

(3) Net Losses are Gross Losses minus Recoveries. Net Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Chase Master Trust Transferor Interest. Net Losses as a percentage of Gross Losses for the three months ended March 31, 2007 were 84.58% and for each of the years ended December 31, 2006, 2005, 2004 and 2003 were 85.85%, 87.16%, 90.38% and 90.24%, respectively.

(4)  Annualized.


         The Net Loss percentage for the Chase Master Trust increased from 5.64% for 2003 to 5.71% for 2004, to 6.00% for 2005, decreased to 3.81% for 2006 and increased to 4.01% for the three months ended March 31, 2007.


                                 Loss Experience
                              Chase Issuance Trust
                             (dollars in thousands)


                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Average Pool Balance(1)................ $51,998,732         $ 48,298,694  $ 35,508,909     $ 24,670,617   $ 15,950,840

Gross Losses(2)........................ $   542,311         $  1,838,949  $  2,140,504     $  1,536,182   $    978,611
Recoveries(3)..........................      83,691              260,522       279,757          147,375         96,219

Net Losses(4).......................... $   458,691         $  1,578,427  $  1,860,747     $  1,388,807   $    882,392
                                         ------------------ ------------  --------------  -------------   -------------
Net Losses as a percentage of Average
    Pool Balance                             3.53%(5)             3.27%         5.24%            5.63%          5.53%


-----------------------------
(1) Includes the outstanding principal amount of the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

(2) Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. The number of accounts experiencing a loss for the three months ended March 31, 2007 was 93,743.

(3) Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the three months ended March 31, 2007 were 15.43% and for each of the years ended December 31, 2006, 2005, 2004 and 2003 were 14.17%, 13.07%, 9.59% and 9.83%, respectively.

(4) Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. Net Losses as a percentage of Gross Losses for receivables in the issuing entity, receivables in the First USA Master Trust to the extent allocated to the First USA collateral certificate and for receivables in the Chase Master Trust to the extent allocated to the Chase collateral certificate and for the three months ended March 31, 2007 were 84.57% and for each of the years ended December 31, 2006, 2005, 2004 and 2003 were 85.83%, 86.93%, 90.41% and 90.17%, respectively.

(5)  Annualized.


         The Net Loss percentage for the issuing entity increased from 5.53% for 2003 to 5.63% for 2004, decreased to 5.24% for 2005, decreased to 3.27% for 2006 and increased to 3.53% for the three months ended March 31, 2007.


         The delinquency and net loss percentages for each of the Trust Portfolios at any time reflect, among other factors, the quality of the related credit card loans in that Trust Portfolio, the average seasoning of the related consumer revolving credit card accounts in that Trust Portfolio, the success of Chase USA's collection efforts and general economic conditions.


         Each Trust Portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in each of the Trust Portfolios and overall credit quality for each Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends and changes in the bankruptcy law, portfolio seasoning, interest rate movements, and portfolio mix, among others. Significant deterioration in the general economy could materially change the performance of each Trust Portfolio. In addition, the credit card industry experienced an accelerated level of bankruptcy filings prior to October 17, 2005, the general effective date of the new U.S. bankruptcy legislation. This significant increase in the number of bankruptcy filings had a negative effect on net loss percentages for the fourth quarter of 2005 for each of the Trust Portfolios.


Recoveries


         Chase USA, as transferor of the First USA Master Trust, the Chase Master Trust and the issuing entity, is required, pursuant to the terms of the First USA Master Trust agreement, the Chase Master Trust agreement and the transfer and servicing agreement, as applicable, to transfer to the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, a percentage of the recoveries on charged-off accounts received each month. The amounts described in the preceding sentence are called "Recoveries" and more specifically, (1) with respect to the First USA Master Trust, "First USA Master Trust Recoveries" (2) with respect to the Chase Master Trust, "Chase Master Trust Recoveries" and (3) with respect to the issuing entity, "Issuing Entity Recoveries." Each month, Recoveries allocated to a Master Trust or the issuing entity, as applicable, are equal to the total recoveries collected by Chase USA from the credit card accounts in the Bank Servicing Portfolio, times defaulted receivables in that Master Trust or the issuing entity, as applicable, divided by defaulted receivables in the Bank Servicing Portfolio.


         Collections of Recoveries will be generally treated as Principal Collections, except that to the extent the amount of Recoveries received by the issuing entity with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) in Defaulted Accounts that became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.


Dilution


         The servicer for a Master Trust or for the issuing entity will adjust the amount of any principal receivable as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge or because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder. This is called a "credit adjustment" or "dilution." To the extent that the servicer adjusts the amount of any principal receivable as a result of dilution then, (1) with respect to a Master Trust, the Master Trust Transferor Interest for that Master Trust and (2) with respect to the issuing entity, the Transferor Amount, will in each case be reduced by the amount of the adjustment.


Interchange


         Creditors participating in the MasterCard and VISA associations receive certain fees, known as "Interchange," as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the MasterCard and VISA systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. MasterCard and VISA set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.


         As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, Chase USA will, with respect to each month, pay to the First USA Master Trust servicer, for inclusion as collections of First USA Master Trust finance charge receivables, an amount equal to the product of (1) 1.3% or any other percentage specified by Chase USA from time to time, provided that each rating agency then rating any series of certificates issued by a master trust confirms that any other percentage so designated will not result in the withdrawal or downgrade of the rating of the certificates of any series issued by a master trust then in effect, and (2) the amount of collections other than collections of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and other charges or Recoveries for that month. This amount--referred to herein as the "First USA Master Trust Interchange Amount"--will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.


         In connection with the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the Chase Master Trust Portfolio, Chase USA will, with respect to each month, pay to the Chase Master Trust servicer, for inclusion as collections of Chase Master Trust finance charge receivables, an amount equal to (A) the product of (1) interchange for the monthly period and (2) the total amount of purchases of merchandise and services in the Chase Master Trust Portfolio divided by (B) the total amount of purchases of merchandise and services in Chase USA's portfolio of credit card accounts. This amount--referred to herein as the "Chase Master Trust Interchange Amount"--will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the Chase Master Trust.


         In connection with the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the issuing entity, Chase USA will, with respect to each month, pay to the servicer, for inclusion as collections of finance charge receivables, an amount determined by Chase USA or an affiliate, as applicable, as owner of the account, in its sole discretion, to be reasonably representative of the amount of interchange generated by the receivables arising in the accounts of Chase USA or an affiliate, as applicable, as owner of the account. Currently, this amount is equal to (A) the product of (1) interchange for the monthly period and (2) the total amount of purchases of merchandise and services designated to the issuing entity divided by (B) the total amount of purchases of merchandise and services in Chase USA's portfolio of credit card accounts. This amount--referred to herein as the "Issuing Entity Interchange Amount"--will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the issuing entity.


         In addition, to the extent that consumer revolving credit card accounts, other than as described in the preceding paragraph, are designated to have their credit card receivables included in the issuing entity, the transferor with respect to those credit card receivables will determine for any month, in its sole discretion, the amount of Interchange generated by the principal receivables included in the issuing entity. This amount will be included as collections of finance charge receivables.


Revenue Experience


         The revenue experience on the First USA Master Trust Portfolio for the three months ended March 31, 2007 and for each of the four calendar years ended December 31, 2006, 2005, 2004 and 2003 is described in the following table.

         The revenue experience on the First USA Master Trust Portfolio in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.


                               Revenue Experience
                        First USA Master Trust Portfolio
                             (dollars in thousands)


                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Finance Charges, Fees and Interchange..  $ 1,509,302         $  6,754,343   $  6,748,135    $  7,108,299    $  5,823,712
Yield from Finance Charges, Fees and
  Interchange(1)                                16.69%(2)            16.77%         15.75%          15.06%          14.93%


-----------------------------
(1) Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts by principal receivables outstanding during the periods indicated.

(2)  Annualized.


         The revenue experience on the Chase Master Trust Portfolio for the three months ended March 31, 2007 and for each of the four calendar years ended December 31, 2006, 2005, 2004 and 2003 is described in the following table.


         The revenue experience on the Chase Master Trust Portfolio in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.


                               Revenue Experience
                          Chase Master Trust Portfolio
                             (dollars in thousands)


                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Finance Charges, Fees and Interchange..  $   947,364        $  4,288,963  $  5,116,201     $  5,267,084    $  4,858,218
Yield from Finance Charges, Fees and
  Interchange(1)                                17.2%(2)           17.42%        16.09%           14.90%          14.55%


-----------------------------
(1) Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts by principal receivables outstanding during the periods indicated.

(2)  Annualized.


         The revenue experience for the issuing entity for the three months ended March 31, 2007 and for each of the four calendar years ended December 31, 2006, 2005, 2004 and 2003 is described in the following table.


         The revenue experience for the issuing entity in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

                               Revenue Experience
                              Chase Issuance Trust
                             (dollars in thousands)


                                                                                Year Ended December 31,
                                                             ----------------------------------------------------------
                                         Three Months Ended
                                           March 31, 2007       2006           2005            2004            2003
                                         ------------------ ------------  --------------  -------------   -------------
Finance Charges, Fees and Interchange(1)  $ 2,183,526       $  8,235,326   $  5,603,262   $  3,840,984     $  2,451,858
Yield from Finance Charges, Fees and
  Interchange(2)                               17.03%(3)          17.05%         15.78%         15.54%           15.44%


-----------------------------
(1) Finance Charges, Fees and Interchange include the Finance Charges, Fees and Interchange received with respect to the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

(2) Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts by the Pool Balance for the periods indicated.

(3)  Annualized.


         The revenue experience will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. Accordingly, revenue experience will be affected by future changes in the types of charges and fees assessed by Chase USA on the consumer revolving credit card accounts and on the types of additional revolving credit card accounts added to the First USA Master Trust, the Chase Master Trust and the issuing entity from time to time. See "Risk Factors".


         The revenue experience from periodic finance charges and fees--other than annual fees--depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months--as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases--and upon other credit card related services for which the cardholder pays a fee.


Principal Payment Rates


         The following tables set forth the highest and lowest cardholder monthly principal payment rates for each Trust Portfolio during any month in the periods shown and the average of the cardholder monthly principal payment rates for all months in the periods shown. The cardholder monthly principal payment rate for each month and each Trust Portfolio is calculated as a percentage of, with respect to each Master Trust, the amount of principal receivables in that Master Trust as of the first day of that month and, with respect to the issuing entity, the Pool Balance as of the first day of that month, in each case, subject to adjustment for additions and removals of assets that occur in that month. Payment rates shown in the tables are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

                   Cardholder Monthly Principal Payment Rates
                        First USA Master Trust Portfolio

                                                               Year Ended December 31,
                                     Three Months Ended --------------------------------------
Receivables Principal Payment Rate     March 31, 2007     2006      2005      2004       2003
-----------------------------------  -----------------  -------  --------  --------   --------
Lowest Month...........................  16.94%         16.99%   13.61%     13.39%     12.55%
Highest Month..........................  20.02%         20.68%   18.13%     16.23%     15.27%
Monthly Average........................  18.97%         18.83%   15.35%     14.77%     14.23%


                   Cardholder Monthly Principal Payment Rates
                          Chase Master Trust Portfolio


                                                               Year Ended December 31,
                                     Three Months Ended --------------------------------------
Receivables Principal Payment Rate     March 31, 2007     2006      2005      2004       2003
-----------------------------------  -----------------  -------  --------  --------   --------
Lowest Month.............................16.08%         16.35%   14.75%     14.62%     13.75%
Highest Month............................18.87%         19.83%   17.38%     16.97%     16.46%
Monthly Average..........................17.91%         18.07%   15.71%     15.66%     15.53%



                   Cardholder Monthly Principal Payment Rates
                              Chase Issuance Trust


                                                               Year Ended December 31,
                                     Three Months Ended --------------------------------------
Receivables Principal Payment Rate     March 31, 2007     2006      2005      2004       2003
-----------------------------------  -----------------  -------  --------  --------   --------
Lowest Month.............................18.71%         19.51%   16.53%     16.15%     15.71%
Highest Month............................21.79%         23.45%   21.52%     19.91%     19.55%
Monthly Average..........................20.74%         21.35%   18.71%     18.28%     18.12%


--------------------------------
(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.


         The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. Chase USA cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.


Composition of First USA Master Trust Portfolio


         As of March 31, 2007:

         o the First USA Master Trust included $38,697,862,146 in total receivables;

         o the accounts in the First USA Master Trust Portfolio had an average total receivables balance of $1,889, including accounts with a zero balance and an average credit limit of $12,511;

         o the percentage of the aggregate total receivables balance in the First USA Master Trust Portfolio to the aggregate total credit limit was 15.1%;

         o the average age of accounts in the First USA Master Trust Portfolio was approximately 120 months;

         o for the March 2007 monthly period, 3.63% of the accounts in the First USA Master Trust Portfolio received the minimum payment due and 17.92% of the accounts in the First USA Master Trust Portfolio received a full balance payment; and

         o of the accounts in the First USA Master Trust Portfolio, approximately 11.8% related to cardholders with billing addresses in California, 7.1% in New York, 6.9% in Texas, 6.1% in Florida and 5.6% in Illinois; no other single state accounts for more than 5% of the accounts in the First USA Master Trust Portfolio. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the First USA Master Trust were in California, New York, Texas, Florida and Illinois, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the First USA Master Trust Portfolio.


         The following tables summarize the First USA Master Trust Portfolio by various criteria as of March 31, 2007. Receivables in the following tables include principal, finance charge and fee receivables. Because the composition of the First USA Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the First USA Master Trust Portfolio at any future time.

                         Composition by Account Balance
                        First USA Master Trust Portfolio

                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Account Balance Range             Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Credit Balance.................   234,216          1.1%      $   (34,807,790)         (0.1)%
No Balance.....................11,521,793         56.2                     0           0.0
$0.01 to $5,000.00............. 6,206,248         30.3         8,107,923,955          21.0
$5,000.01 to $10,000.00........ 1,288,136          6.3         9,273,226,624          23.9
$10,000.01 to $15,000.00.......   594,420          2.9         7,269,703,142          18.8
$15,000.01 to $20,000.00.......   317,648          1.6         5,487,797,021          14.2
$20,000.01 to $25,000.00.......   182,214          0.9         4,062,941,475          10.5
$25,000.01 to $50,000.00.......   143,510          0.7         4,400,833,924          11.4
$50,000.01 or More.............     2,103          0.0           130,243,795           0.3
                               -----------  --------------   -----------------  ----------------
              Total............20,490,288        100.0%      $38,697,862,146         100.0%
                               ===========  ==============   =================  ================


                           Composition by Credit Limit
                        First USA Master Trust Portfolio


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Credit Limit Range                Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
$0.00 to $5,000.00............. 5,077,383         24.7%      $ 1,945,445,272           5.0%
$5,000.01 to $10,000.00........ 4,958,661         24.2         4,507,285,213          11.6
$10,000.01 to $15,000.00....... 4,027,835         19.7         5,855,952,226          15.1
$15,000.01 to $20,000.00....... 2,374,027         11.6         5,828,013,481          15.1
$20,000.01 to $25,000.00....... 1,807,591          8.8         7,348,069,190          19.0
$25,000.01 to $50,000.00....... 2,233,240         10.9        12,998,398,310          33.6
$50,000.01 or More.............    11,551          0.1           214,698,454           0.6
                               -----------  --------------   -----------------  ----------------
              Total............20,490,288        100.0%      $38,697,862,146         100.0%
                               ===========  ==============   =================  ================


                      Composition by Period of Delinquency
                        First USA Master Trust Portfolio


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
Payment Status                       of       Total Number         Amount of           of
(Days Contractually Delinquent)   Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Not Delinquent.................20,146,568         98.3%      $36,516,726,948          94.4%
Current to 29 Days.............   188,012          0.9         1,024,569,892           2.6
30 to 59 Days..................    54,814          0.3           340,026,428           0.9
60 to 89 Days..................    31,800          0.2           238,604,089           0.6
90 to 119 Days.................    26,134          0.1           206,324,850           0.5
120 to 149 Days................    22,311          0.1           186,318,358           0.5
150 to 179 Days................    20,620          0.1           185,019,898           0.5
180 or More Days...............        34          0.0               217,683           0.0
                               -----------  --------------   -----------------  ----------------
              Total............20,490,288        100.0%      $38,697,862,146         100.0%
                               ===========  ==============   =================  ================


                           Composition by Account Age
                        First USA Master Trust Portfolio


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Age Range                         Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Less than or equal to 6 Months.         0          0.0%      $             0           0.0%
Over 6 Months to 12 Months.....         0          0.0                     0           0.0
Over 12 Months to 24 Months....         0          0.0                     0           0.0
Over 24 Months to 36 Months....        30          0.0                 8,189           0.0
Over 36 Months to 48 Months.... 1,278,194          6.2         1,972,789,976           5.1
Over 48 Months to 60 Months.... 2,184,531         10.7         3,744,391,351           9.7
Over 60 Months to 120 Months... 8,577,415         41.9        16,548,619,633          42.7
Over 120 Months................ 8,450,118         41.2        16,432,052,997          42.5
                               -----------  --------------   -----------------  ----------------
              Total............20,490,288        100.0%      $38,697,862,146         100.0%
                               ===========  ==============   =================  ================



Composition of Chase Master Trust Portfolio


         As of March 31, 2007:

         o the Chase Master Trust included $22,679,884,944 in total receivables;

         o the accounts in the Chase Master Trust Portfolio had an average total receivables balance of $2,063, including accounts with a zero balance and an average credit limit of $11,663;

         o the percentage of the aggregate total receivables balance in the Chase Master Trust Portfolio to the aggregate total credit limit was 17.7%;

         o the average age of accounts in the Chase Master Trust Portfolio was approximately 129 months;

         o for the March 2007 monthly period, 4.05% of the accounts in the Chase Master Trust Portfolio received the minimum payment due and 17.69% of the accounts in the Chase Master Trust Portfolio received a full balance payment; and

         o of the accounts in the Chase Master Trust Portfolio, approximately 12.4% related to cardholders with billing addresses in California, 10.5% in New York, 7.5% in Texas, 6.7% in Florida and 5.3% in New Jersey; no other single state accounts for more than 5% of the accounts in the Chase Master Trust Portfolio. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the Chase Master Trust were in California, New York, Texas, Florida and New Jersey, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Chase Master Trust Portfolio.


         The following tables summarize the Chase Master Trust Portfolio by various criteria as of March 31, 2007. Receivables in the following tables include principal, finance charge and fee receivables. Because the composition of the Chase Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Chase Master Trust Portfolio at any future time.


                         Composition by Account Balance
                          Chase Master Trust Portfolio

                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Account Balance Range             Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Credit Balance.................   165,703          1.5%      $   (21,530,133)         (0.1)%
No Balance..................... 5,760,783         52.5                     0           0.0
$0.01 to $5,000.00............. 3,461,064         31.5         4,775,623,773          21.1
$5,000.01 to $10,000.00........   862,414          7.8         6,248,185,249          27.6
$10,000.01 to $15,000.00.......   421,527          3.8         5,151,716,300          22.7
$15,000.01 to $20,000.00.......   201,266          1.8         3,452,330,639          15.2
$20,000.01 to $25,000.00.......    77,535          0.7         1,716,403,648           7.6
$25,000.01 to $50,000.00.......    41,334          0.4         1,280,293,244           5.6
$50,000.01 or More.............     1,193          0.0            76,862,224           0.3
                               -----------  --------------   -----------------  ----------------
              Total............10,992,819        100.0%      $22,679,884,944         100.0%
                               ===========  ==============   =================  ================


                           Composition by Credit Limit
                          Chase Master Trust Portfolio

                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Credit Limit Range                Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
$0.00 to $5,000.00............. 2,456,223         22.3%      $ 1,061,696,631           4.7%
$5,000.01 to $10,000.00........ 2,953,992         26.9         2,876,371,044          12.7
$10,000.01 to $15,000.00....... 2,390,446         21.7         4,339,717,656          19.1
$15,000.01 to $20,000.00....... 1,722,151         15.7         5,699,958,769          25.1
$20,000.01 to $25,000.00.......   872,935          7.9         4,734,144,267          20.9
$25,000.01 to 50,000.00........   590,731          5.4         3,848,741,023          17.0
$50,000.01 or More.............     6,341          0.1           119,255,554           0.5
                               -----------  --------------   -----------------  ----------------
              Total............10,992,819        100.0%      $22,679,884,944         100.0%
                               ===========  ==============   =================  ================


                      Composition by Period of Delinquency
                          Chase Master Trust Portfolio

                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
Payment Status                       of       Total Number         Amount of           of
(Days Contractually Delinquent)   Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Not Delinquent.................10,775,249         98.1%      $21,321,976,637          94.0%
Up to 29 Days..................   117,811          1.1           642,075,269           2.8
30 to 59 Days..................    35,077          0.3           214,724,293           0.9
60 to 89 Days..................    20,689          0.2           148,005,735           0.7
90 to 119 Days.................    16,377          0.1           124,953,970           0.6
120 to 149 Days................    14,382          0.1           116,395,992           0.5
150 to 179 Days................    13,221          0.1           111,670,111           0.5
180 or More Days...............        13          0.0                82,937           0.0
                               -----------  --------------   -----------------  ----------------
              Total............10,992,819        100.0%      $22,679,884,944         100.0%
                               ===========  ==============   =================  ================


                           Composition by Account Age
                          Chase Master Trust Portfolio

                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Age Range                         Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Less than or equal to 6 Months.         0          0.0%      $             0           0.0%
Over 6 Months to 12 Months.....         0          0.0                     0           0.0
Over 12 Months to 24 Months....         0          0.0                     0           0.0
Over 24 Months to 36 Months....         6          0.0                    52           0.0
Over 36 Months to 48 Months....   691,954          6.3         1,255,254,959           5.5
Over 48 Months to 60 Months.... 1,056,959          9.6         2,095,117,795           9.2
Over 60 Months to 120 Months... 4,245,414         38.6         8,989,232,128          39.6
Over 120 Months................ 4,998,486         45.5        10,340,281,010          45.7
                               -----------  --------------   -----------------  ----------------
              Total............10,992,819        100.0%      $22,679,884,944         100.0%
                               ===========  ==============   =================  ================


Composition of Issuing Entity Receivables


         As of March 31, 2007 (which reflects the assignment of approximately $4,200,000,000 of receivables in additional accounts that occurred on June 27,
2007):

         o the Issuing Entity Receivables included $25,725,883,393 in total receivables;

         o the accounts in the issuing entity had an average total receivables balance of $1,913, including accounts with a zero balance and an average credit limit of $10,338;

         o the percentage of the aggregate total receivables balance in the Issuing Entity Receivables to the aggregate total credit limit was 18.5%;

         o the average age of the accounts, the receivables of which are in the Issuing Entity Receivables, was approximately 57 months;

         o for the March 2007 monthly period, 3.89% of the accounts in the issuing entity received the minimum payment due and 17.84% of the accounts in the issuing entity received a full balance payment; and

         o of the accounts in the issuing entity, approximately 12.7% related to cardholders with billing addresses in California, 8.3% in New York, 6.3% in Texas, 5.7% in Florida and 5.7% in Illinois; no other single state accounts for more than 5% of the accounts in the issuing entity. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the issuing entity were in California, New York, Texas, Illinois and Florida, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the issuing entity.


         The following tables summarize the Issuing Entity Receivables in the issuing entity by various criteria as of March 31, 2007 (which reflect the assignment of approximately $4,200,000,000 of receivables in additional accounts that occurred on June 27, 2007). Receivables in the following tables include principal, finance charge and fee receivables held directly by the issuing entity. The following tables do not include information with respect to the First USA collateral certificate or the Chase collateral certificate. See "--Composition of First USA Master Trust Portfolio" for a summary of the First USA Master Trust Portfolio that supports the First USA collateral certificate and "--Composition of Chase Master Trust Portfolio" for a summary of the Chase Master Trust Portfolio that supports the Chase collateral certificate. Because the composition of the Issuing Entity Receivables may change over time, these tables are not necessarily indicative of the composition of the receivables in the issuing entity at any future time.


                         Composition by Account Balance
                              Chase Issuance Trust


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Account Balance Range             Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Credit Balance.................   165,210          1.2%      $   (26,646,615)         (0.1)%
No Balance..................... 6,160,714         45.9                     0           0.0
$0.01 to $5,000.00............. 5,361,097         39.9         8,372,076,143          32.5
$5,000.01 to $10,000.00........ 1,176,652          8.7         8,324,183,052          32.4
$10,000.01 to $15,000.00.......   362,947          2.7         4,369,561,316          17.0
$15,000.01 to $20,000.00.......   127,525          0.9         2,188,827,184           8.5
$20,000.01 to $25,000.00.......    54,273          0.4         1,206,979,420           4.7
$25,000.01 to $50,000.00.......    38,498          0.3         1,217,461,066           4.7
$50,000.01 or More.............     1,179          0.0            73,441,827           0.3
                               -----------  --------------   -----------------  ----------------
              Total............13,448,095        100.0%      $25,725,883,393         100.0%
                               ===========  ==============   =================  ================


                           Composition by Credit Limit
                              Chase Issuance Trust


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Credit Limit Range                Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
$0.00 to $5,000.00............. 3,983,421         29.6%      $ 2,989,938,137          11.6%
$5,000.01 to $10,000.00........ 4,011,985         29.9         5,912,722,301          23.0
$10,000.01 to $15,000.00....... 2,809,363         20.9         6,048,528,273          23.5
$15,000.01 to $20,000.00....... 1,200,229          8.9         3,736,541,165          14.5
$20,000.01 to $25,000.00.......   872,475          6.5         3,349,805,383          13.0
$25,000.01 to $50,000.00.......   563,926          4.2         3,570,670,815          13.9
$50,000.01 or More.............     6,696          0.0           117,677,319           0.5
                               -----------  --------------   -----------------  ----------------
              Total............13,448,095        100.0%      $21,567,896,628         100.0%
                               ===========  ==============   =================  ================


                      Composition by Period of Delinquency
                              Chase Issuance Trust


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
Payment Status                       of       Total Number         Amount of           of
(Days Contractually Delinquent)   Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Not Delinquent.................13,182,260         98.0%      $24,479,987,868          95.2%
Up to 29 Days..................   160,172          1.2           690,721,084           2.7
30 to 59 Days..................    41,158          0.3           189,512,175           0.7
60 to 89 Days..................    21,693          0.2           115,548,283           0.4
90 to 119 Days.................    17,031          0.1            95,388,992           0.4
120 to 149 Days................    13,350          0.1            78,372,542           0.3
150 to 179 Days................    12,411          0.1            76,270,900           0.3
180 or More Days...............        20          0.0                81,549           0.0
                               -----------  --------------   -----------------  ----------------
              Total............13,448,095        100.0%      $25,725,883,393         100.0%
                               ===========  ==============   =================  ================


                           Composition by Account Age
                              Chase Issuance Trust


                                                                                 Percentage of
                                   Number    Percentage of                        Total Amount
                                     of       Total Number         Amount of           of
Age Range                         Accounts    of Accounts         Receivables     Receivables
------------------------------ -----------  --------------   -----------------  ----------------
Less than or equal to 6 Months.    23,655          0.2%      $    52,136,401           0.2%
Over 6 Months to 12 Months.....    75,358          0.6           196,408,072           0.8
Over 12 Months to 24 Months.... 4,810,219         35.7         8,867,052,404          34.4
Over 24 Months to 36 Months.... 3,834,870         28.5         7,025,379,554          27.3
Over 36 Months to 48 Months.... 1,019,306          7.6          1,870,969557           7.3
Over 48 Months to 60 Months....   325,820          2.4           731,388,664           2.8
Over 60 Months to 120 Months... 1,398,846         10.4         2,974,246,046          11.6
Over 120 Months................ 1,960,021         14.6         4,008,302,695          15.6
                               -----------  --------------   -----------------  ----------------
              Total............13,448,095        100.0%      $21,567,896,628         100.0%
                               ===========  ==============   =================  ================


Credit Risk Management


         Chase USA primarily uses a proprietary credit scoring model to assess the credit risk of potential and existing cardholders. However, Chase USA is including FICO(R)* score information for a random sample of each Trust Portfolio in this prospectus consistent with the credit card industry's acceptance of FICO scores as a general indicator of credit risk. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess an individual's credit risk. A FICO score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO scores are based on independent third party information, the accuracy of which cannot be verified by Chase USA. FICO scores may vary by credit bureau depending on credit history available at each bureau. FICO scores provided by each credit bureau may also vary depending on which version of FICO is used. FICO scores range from approximately 350 to approximately 850. A FICO score purports to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. FICO scores were not developed specifically for use in connection with credit card accounts, but for consumer loans in general. Therefore, FICO scores do not take into consideration the effect of credit card account characteristics on the probability of repayment by the borrower. Although FICO scores are generally accepted as having a good ability to rank-order the risk of a wide variety of types of consumer loans, they should not be used to draw inferences about the performance of any individual credit card account or set of accounts. Chase USA has not made, nor will it make, any representation as to the actual performance of the receivables arising in any credit card account or that a particular credit score should be relied upon as a basis for an expectation that the cardholder will repay the receivables arising in any credit card account in accordance with the terms of that account.

         The following tables set forth FICO scores for a statistically significant random sample of credit card accounts included in each Trust Portfolio for the period shown. The FICO scores set forth below are Experian/Fair Isaac Risk Model (Version 2) scores. Because the composition of the Trust Portfolios is expected to change over time, there can be no assurance that the FICO score distribution for each Trust Portfolio in future periods will be similar to the information set forth below. In addition, FICO scores may change over time, depending on the conduct of the cardholder and changes in credit score technology.


                        First USA Master Trust Portfolio
                                 FICO(R)* Scores

                                         As of February 28, 2007
                               ------------------------------------------------
                                                          Percentage of Total
                                                               Amount of
FICO Score Range(1)              Amount of Receivables        Receivables
-----------------------------  -------------------------  ---------------------
No FICO Score................$         13,728,439                  0.70%
Less Than 600................         136,167,678                  6.91
600 to 659...................         185,717,199                  9.43
660 to 719...................         471,494,136                 23.94
720 and Above................       1,162,697,255                 59.02
                               -------------------------  ---------------------
              Total..........$      1,969,804,707                100.0%
                               =========================  =====================

-----------------------------
(1) The FICO scores are Experian/Fair Isaac Risk Model (Version 2) scores.

-----------------------------
* FICO(R) is a federally registered servicemark of Fair, Isaac & Company.


                          Chase Master Trust Portfolio
                                 FICO(R)* Scores

                                         As of February 28, 2007
                               ------------------------------------------------
                                                          Percentage of Total
                                                               Amount of
FICO Score Range(1)              Amount of Receivables        Receivables
-----------------------------  -------------------------  ---------------------
No FICO Score................$          9,284,346                  0.81%
Less Than 600................          92,708,536                  8.06
600 to 659...................         125,724,664                 10.93
660 to 719...................         295,184,657                 25.67
720 and Above................         627,071,572                 54.53
                               -------------------------  ---------------------
              Total..........$      1,149,973,775                100.00%
                               =========================  =====================

-----------------------------
(1) The FICO scores are Experian/Fair Isaac Risk Model (Version 2) scores.

                              Chase Issuance Trust
                                 FICO(R)* Scores

                                         As of February 28, 2007
                               ------------------------------------------------
                                                          Percentage of Total
                                                               Amount of
FICO Score Range(1)              Amount of Receivables        Receivables
-----------------------------  -------------------------  ---------------------
No FICO Score................$          5,802,292                  0.60%
Less Than 600................          68,307,951                  7.01
600 to 659...................         111,228,139                 11.41
660 to 719...................         251,242,014                 25.78
720 and Above................         537,965,316                 55.20
                               -------------------------  ---------------------
              Total..........$        974,545,712                100.00%
                               =========================  =====================

-----------------------------
(1) The FICO scores are Experian/Fair Isaac Risk Model (Version 2) scores.

-----------------------------
* FICO(R) is a federally registered servicemark of Fair, Isaac & Company.


Static Pool Information


         Static pool information regarding the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the issuing entity can be found at http://www.jpmorganchase.com/staticpool/cc. Static pool information will consist of net losses, delinquencies, yield, payment rate, percentage of accounts making minimum payments and percentage of accounts making full payments for the First USA Master Trust, the Chase Master Trust and the issuing entity. A copy of the information contained on the web-site as of the date of this prospectus may be obtained by any person free of charge upon request to: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 594-4000.


         All static pool information regarding the performance of the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the issuing entity on such web-site for periods prior to January 1, 2006 will not form a part of this prospectus, the accompanying prospectus supplement or the registration statement relating to the offered notes. As a result of (1) the merger of Bank One, Delaware, National Association and Chase USA Bank, National Association,
(2) the conversion of data processing services from First Data Resources, Inc. to Total Systems Services, Inc. ("TSYS"(R)), a Georgia corporation, and (3) the refinement of the TSYS data tracking system to produce and store the information necessary to comply with the reporting requirements of Regulation AB, Chase USA has determined that static pool information for periods prior to the December 2005 monthly period either was not retained or, if retained, is not available in a form that would allow it to be presented in a reliable, accurate manner which is consistent with the other portfolio information provided for each Master Trust and the issuing entity.

        The Indenture Trustee, Collateral Agent and Master Trust Trustees

General

         Wells Fargo Bank, National Association will be the indenture trustee under the indenture and is referred to in this prospectus as "Wells Fargo Bank." Wells Fargo Bank is also the collateral agent for asset pool one under the asset pool one supplement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attn:
Asset Backed Securities Department. A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

         The Bank of New York (Delaware), a Delaware banking corporation is the First USA Master Trust Trustee under the First USA Master Trust agreement. The Bank of New York, a New York banking corporation, is the Chase Master Trust Trustee under the Chase Master Trust agreement. The principal corporate trust office for The Bank of New York (Delaware) is located at White Clay Center, Route 273, Newark, Delaware 19711 and the principal corporate trust office for The Bank of New York is located at 101 Barclay Street, New York, New York 10286.

         Chase USA and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee, the collateral agent, the First USA Master Trust Trustee, the Chase Master Trust Trustee and their respective affiliates. The indenture trustee, the collateral agent, the First USA Master Trust Trustee, the Chase Master Trust Trustee, Chase USA and any of their respective affiliates may hold notes issued by the issuing entity or certificates issued by a Master Trust in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee and each Master Trust Trustee will have the power to appoint a co-indenture trustee or co-master trust trustee or separate indenture trustees or Master Trust Trustees, as applicable, of all or any part of the issuing entity or the applicable Master Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture or upon the First USA Master Trust Trustee or the Chase Master Trust Trustee by the applicable Master Trust Agreement will be conferred or imposed upon that indenture trustee or that Master Trust Trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee or that Master Trust Trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the indenture trustee, the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable.

The Indenture Trustee

         Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 17 series of credit card receivables-backed securities with an original aggregate principal balance of approximately $60 billion.

         As indenture trustee, Wells Fargo Bank has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

         o to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

         o to authenticate, deliver, cancel and otherwise administer the notes;

         o to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

         o to direct the collateral agent to invest funds in the issuing entity bank accounts at the direction of the issuing entity;

         o to represent the noteholders in interactions with clearing agencies and other similar organizations;

         o to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee (including in its capacity as collateral agent), and other similar matters; and

         o to perform certain administrative functions identified in the indenture.

         In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

         If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See "The Notes--Events of Default Remedies." The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

         o demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

         o    enhance monitoring of the securitization;

         o protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

         o prepare and send timely notice to noteholders of the event of default;

         o institute judicial proceedings for the collection of amounts due and unpaid;

         o rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

         o cause the collateral agent to sell assets (see "Sources of Funds to Pay the Notes--Sale of Assets").

         The indenture trustee is required to provide written notice to all noteholders within 90 days of the occurrence of any event known to the indenture trustee to be an event of default. Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

         If an Issuing Entity Servicer Default occurs, in addition to the responsibilities described above the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See "Servicing of the Collateral Certificates and the Receivables--Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default."

         The indenture trustee is required under the Trust Indenture Act to mail an annual report to the noteholders with respect to the occurrence of any of the events specified in the Trust Indenture Act during the previous twelve months, including: a change to the indenture trustee's eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act and any action taken by the indenture trustee that materially affects the notes. If none of the events specified in the Trust Indenture Act occurred during the pervious twelve months, the indenture trustee will be under no obligation to mail an annual report.


         The indenture trustee may resign at any time by notifying the issuing entity. The indenture trustee may be removed with respect to any series, class or tranche of notes at any time by a majority of the holders of that series, class or tranche of notes. The issuing entity must remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the indenture trustee.

The Collateral Agent

         The collateral agent will agree to perform only those duties specifically set forth in the asset pool one supplement. Many of the duties the collateral agent has are described throughout this prospectus. Under the terms of the asset pool one supplement, the collateral agent's limited responsibilities will include the right or obligation to do the following:

         o maintain custody of the First USA Collateral Certificate, the Chase Collateral Certificate and any other collateral certificates;

         o establish and maintain necessary issuing entity bank accounts and to maintain accurate records of activity in those accounts;

         o invest funds in the issuing entity bank accounts on behalf of the indenture trustee at the direction of the issuing entity;

         o distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture supplement and the asset pool one supplement, as applicable;

         o remove and reassign ineligible receivables and accounts from asset pool one; and

         o perform certain other administrative functions identified in the asset pool one supplement.

         The collateral agent is not liable for any errors of judgment as long as the errors are made in good faith and the collateral agent was not negligent. The collateral agent is not responsible for any investment losses to the extent that they result from permitted investments. In addition, the collateral agent is not liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the indenture trustee or holders of more than 66 2/3% of the outstanding dollar principal amount of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the collateral agent, or exercising any trust or power conferred upon the collateral agent with respect to a series, class or tranche of notes.

         The collateral agent may resign at any time by notifying the issuing entity. The collateral agent may also be removed at any time upon receipt of notice from a majority of the holders of the notes delivered to the collateral agent on behalf of the indenture trustee and the issuing entity. The issuing entity must also remove the collateral agent if the collateral agent is no longer eligible to act as collateral agent under the asset pool one supplement or if the collateral agent becomes insolvent. In all circumstances, the issuing entity must appoint a successor collateral agent. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until the successor collateral agent accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the collateral agent.

         The issuing entity, Chase USA and any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and the collateral agent and any of their affiliates.

The Master Trust Trustees

         Each of The Bank of New York (Delaware), the First USA Master Trust Trustee, and The Bank of New York, the Chase Master Trust Trustee, has and currently is serving as trustee for numerous securitization transactions and programs involving pools of credit card receivables.

         Under the terms of each Master Trust Agreement, the applicable servicer agrees to pay to the applicable Master Trust Trustee reasonable compensation for performance of its duties under that Master Trust Agreement. Each of the First USA Master Trust Trustee and the Chase Master Trust Trustee has agreed to perform only those duties specifically set forth in the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. Many of the duties of both the First USA Master Trust Trustee and the Chase Master Trust Trustee are described throughout this prospectus. Under the terms of the First USA Master Trust agreement and the Chase Master Trust agreement, each of the First USA Master Trust Trustee's and the Chase Master Trust Trustee's limited responsibilities include the following:

         o to deliver to certificateholders of record certain notices, reports and other documents received by the applicable Master Trust Trustee, as required under the applicable Master Trust Agreement;

         o to authenticate, deliver, cancel and otherwise administer the certificates issued by the applicable Master Trust;

         o to remove and reassign ineligible receivables and accounts from the applicable Master Trust;

         o to establish and maintain necessary Master Trust accounts and to maintain accurate records of activity in those accounts;

         o to invest funds in the applicable Master Trust accounts at the direction of the servicer for that Master Trust;

         o to represent the certificateholders in interactions with clearing agencies and other similar organizations;

         o to distribute and transfer funds at the direction of the applicable servicer, as necessary, in accordance with the terms of the applicable Master Trust Agreement;

         o to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders of the applicable Master Trust;

         o to enforce the rights of the certificateholders against the applicable servicer, if necessary;

         o to notify the certificateholders and other parties, to sell the receivables and to allocate the proceeds of such sale, in the event of the termination of the First USA Master Trust or the Chase Master Trust, as applicable;

         o to cause a sale of receivables from the applicable Master Trust on the legal final payment date of any class of certificates; and

         o to perform certain other administrative functions identified in the applicable Master Trust Agreement.

         In addition, with respect to the First USA Master Trust, the First USA Master Trust Trustee will also serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, will be responsible for appointing a successor transfer agent, paying agent and registrar.

         In addition to the responsibilities described above, each Master Trust Trustee has the discretion to require Chase USA to cure a potential pay out event and to declare a pay out event with respect to the applicable Collateral Certificate. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         If the transferor for a Master Trust becomes insolvent, while any series of certificates issued under that Master Trust is outstanding, the applicable Master Trust Trustee will: (1) notify the applicable certificateholders of the insolvency, (2) dispose of the receivables in that Master Trust, and (3) allocate the proceeds of the sale. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         If a servicer default occurs, in addition to the responsibilities described above, the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, may be required to appoint a successor servicer or to take over servicing responsibilities under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. See "Servicing of the Collateral Certificates and the Receivables--Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default." In addition, if a servicer default occurs, the applicable Master Trust Trustee, in its discretion, may proceed to protect its rights or the rights of the certificateholders under the applicable Master Trust Agreement by a suit, action or other judicial proceeding. A servicer default under the First USA Master Trust will not be a servicer default under, or otherwise constitute a pay out event under, the Chase Master Trust or vice versa.

         Neither the First USA Master Trust Trustee nor the Chase Master Trust Trustee is liable for any errors of judgment as long as the errors are made in good faith and that Master Trust Trustee was not negligent. Either the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, may resign at any time, and may be forced to resign if it fails to meet the eligibility requirements specified in the applicable Master Trust Agreement. Upon the resignation of a Master Trust Trustee, Chase USA will be obligated to appoint a successor Master Trust Trustee for that Master Trust. Chase USA may also remove a Master Trust Trustee if that Master Trust Trustee ceases to be eligible to continue as such under the applicable Master Trust Agreement or if that Master Trust Trustee becomes insolvent. In those circumstances, Chase USA will be obligated to appoint a successor Master Trust Trustee for that Master Trust. Any resignation or removal of a Master Trust Trustee and appointment of a successor Master Trust Trustee does not become effective until acceptance of the appointment by the successor Master Trust Trustee. Chase USA will pay out of its own funds, without reimbursement, all expenses incurred by and fees and disbursements of, a Master Trust Trustee.

         The holders of a majority of certificates of any series issued under a Master Trust have the right to direct the time, method or place of conducting any proceeding for any remedy available to the Master Trust Trustee for such series under the applicable Master Trust Agreement unless the Master Trust Trustee determines that such direction would be illegal, would involve the Master Trust Trustee in personal liability or would be prejudicial to the remaining holders of certificates issued under the applicable Master Trust.

          Servicing of the Collateral Certificates and the Receivables

General

         As discussed under "Chase USA" above, Chase USA is the servicer for the credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by Chase USA or one of its affiliates which are included in the issuing entity pursuant to the transfer and servicing agreement. In addition, Chase USA is the servicer for the First USA Master Trust under the First USA Master Trust agreement and for the Chase Master Trust under the Chase Master Trust agreement. Under the transfer and servicing agreement and each Master Trust Agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer's policies and procedures for servicing comparable credit card receivables. The servicer's duties include billing, collecting and investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions. The servicer also deposits collections on the receivables into the collection account maintained for the issuing entity or a Master Trust, as applicable, calculates allocations of the amounts from those collections and prepares monthly reports.


         Chase USA, as servicer, has the right to waive or modify various terms and provisions of the accounts whose credit card receivables have been added to the First USA Master Trust, the Chase Master Trust and the issuing entity. For example, the servicer may, under certain circumstances, either increase or reduce the amount of finance charges or other fees owed by an accountholder or the required minimum monthly payment due on an account or may amend the penalty fees for failure to pay an amount due. The servicer will typically waive or reduce these provisions in an effort to (i) create a payment incentive for a non-paying accountholder, (ii) retain customers that might otherwise be lost through attrition or (iii) promote new or additional cardholder activity.

         Chase USA has outsourced certain servicing activities. For a description of outsourcing, see "--Outsourcing of Servicing."

Servicing Experience

         Chase USA has been servicing credit card receivables since 1982 and, as of [ ], 2007, Chase USA serviced over [ ] million credit card accounts. Common servicing practices and procedures are used for all accounts.

Servicing Compensation

         As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Chase USA is entitled to receive a servicing fee in the amounts and at the times specified in "Deposit and Application of Funds in the Issuing Entity--Application of Available Finance Charge Collections" and "--Application of Available Principal Collections."

         For each month, the servicing fee will equal the sum of:

         o    the First USA Master Trust Investor Monthly Servicing Fee; plus

         o    the Chase Master Trust Investor Monthly Servicing Fee; plus

         o the amount of the servicing fee for the credit card receivables included in the issuing entity, called the "Receivables Servicing Fee."


         The portion of the servicing fee allocated to the noteholders, called the "Servicing Fee," will be paid from Available Finance Charge Collections as described in "Deposit and Application of Funds in the Issuing
Entity--Application of Available Finance Charge Collections."

         The "First USA Master Trust Investor Monthly Servicing Fee" is the share of the servicing fee for the First USA Master Trust allocated to the First USA Collateral Certificate. For any month, the First USA Master Trust Investor Monthly Servicing Fee will be determined as set forth under "--Payment of Expenses" below.

         The portion of the servicing fee for the First USA Master Trust not allocated to the First USA Collateral Certificate will be allocated to the First USA Master Trust Transferor Interest, the Invested Amounts of any other series issued by the First USA Master Trust and any other interests in the First USA Master Trust, if any, with respect to that series. Neither the First USA Master Trust nor the certificateholders of any series issued by the First USA Master Trust, including the First USA Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the First USA Master Trust Transferor Interest.

         The "Chase Master Trust Investor Monthly Servicing Fee" is the share of the servicing fee for the Chase Master Trust allocated to the Chase Collateral Certificate. For any month, the Chase Master Trust Investor Monthly Servicing Fee will be determined as set forth under "--Payment of Expenses" below.

         The portion of the servicing fee for the Chase Master Trust not allocated to the Chase Collateral Certificate will be allocated to the Chase Master Trust Transferor Interest, the Invested Amount of any other series issued by the Chase Master Trust and any other interests in the Chase Master Trust, if any, with respect to that series. Neither the Chase Master Trust nor the certificateholders of any series issued by the Chase Master Trust, including the Chase Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the Chase Master Trust Transferor Interest.

Payment of Expenses

         Chase USA, as servicer, has agreed to pay from its servicing compensation some expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of (1) the applicable Master Trust Trustee, (2) the owner trustee, (3) the indenture trustee and (4) the independent certified public accountants and other fees which are not expressly stated in the applicable Master Trust Agreement, the trust agreement or the indenture to be payable by the applicable Master Trust, the holders of certificates issued under a Master Trust, the issuing entity or the noteholders other than taxes, if any, of the applicable Master Trust or the issuing entity, as applicable.

         The sources of payment for fees and expenses of each participant with respect to the issuing entity, the First USA Master Trust and the Chase Master Trust are as follows:


                                                                                               Chase USA, as Servicer for the
                                                                                               First USA Master Trust and the
                Issuing Entity                                                                       Chase Master Trust
        (from Available Finance Charge                        CHASEseries                    (out of the First USA Master Trust
        Collections after interest and                   Servicing Fee Formula               Servicing Fee or the Chase Master
      derivative counterparty payments)                     (for any month)                 Trust Servicing Fee, as applicable)
------------------------------------------  ----------------------------------------------  -----------------------------------
                                            The product of the CHASEseries Floating
                                            Allocation Percentage and the sum of:

o  Servicing Fee to the servicer of the       o  one-twelfth times 1.5% (if Chase USA is
    issuing entity                               the servicer) or 2.0% (if Chase USA is not
                                                 the servicer) times the Issuing Entity
                                                 Average Principal Balance

o  the First USA Collateral Certificate's     o  one-twelfth times 1.5% (if Chase USA is       o   fees and expenses of the
   allocable share of the First USA Master       the servicer) or 2.0% (if Chase USA is not        First USA Master Trust
   Trust Investor Monthly Servicing Fee to       the servicer) times the numerator used to         Trustee
   the servicer of the First USA                 calculate the First USA Collateral
   Master Trust                                  Certificate Floating Allocation Percentage
                                                 for that month

o  the Chase Collateral Certificate's         o  one-twelfth times 1.5% (if Chase USA is       o   fees and expenses of the
   allocable share of the Chase Master           the servicer) or 2.0% (if Chase USA is not        Chase Master Trust
   Trust Investor Monthly Servicing Fee          the servicer) times the numerator used to         Trustee
   to the servicer of the Chase                  calculate the Chase Collateral Certificate
   Master Trust                                  Floating Allocation Percentage for that
                                                 month


         The fees, expenses and disbursements of the owner trustee, the indenture trustee, the administrator and the collateral agent are paid by Chase USA, on behalf of the issuing entity.

Certain Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under the transfer and servicing agreement or the applicable Master Trust Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until with respect to the issuing entity, the indenture trustee or with respect to a Master Trust, the applicable Master Trust Trustee or, in each case, a successor to the applicable servicer has assumed that servicer's responsibilities and obligations under the transfer and servicing agreement, the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. Chase USA, as servicer, has delegated some of its credit card data processing services to Total Systems Services, Inc., however, this delegation does not relieve Chase USA of its obligation to perform its duties as servicer in accordance with the transfer and servicing agreement or the applicable Master Trust Agreement.

         The transfer and servicing agreement and each Master Trust Agreement provides that the servicer will indemnify and hold harmless each of the issuing entity, the owner trustee, the indenture trustee and the collateral agent and the Master Trust Trustees for any reasonable loss, liability, claim, expense, damage or injury resulting from (1) the servicer's actions or inaction as servicer, (2) the administration of the issuing entity or the applicable

Master Trust by the owner trustee or a Master Trust Trustee, as applicable, (3) the issuance by the issuing entity of any notes or the issuance by either Master Trust of any certificates, (4) any Issuing Entity Servicer Default or Master Trust Servicer Default, as described in "--Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default," or
(5) any termination of the rights and obligations of the servicer.

         The servicer will not indemnify any party for (1) liabilities imposed by reason of fraud, negligence, or willful misconduct by that party, (2) any liabilities, costs or expenses arising from actions taken by the owner trustee, the indenture trustee, the collateral agent or the applicable Master Trust Trustee at the request of noteholders or certificateholders, as applicable, (3) any losses, claims or damages incurred by any of them in their capacities as investors, or (4) any liabilities, costs or expenses arising under any tax law. Any such indemnification will not be payable from the assets transferred to the issuing entity or either Master Trust, as applicable.

         The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.


Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default

         In the event of (1) any Issuing Entity Servicer Default, either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes or (2) any Master Trust Servicer Default with respect to the First USA Master Trust or the Chase Master Trust, as applicable, either the applicable Master Trust Trustee or certificateholders representing interests aggregating more than 50% of the Invested Amount for all outstanding series of certificates of the applicable Master Trust may deliver a notice of termination of all of the rights and obligations of the applicable servicer as servicer under the transfer and servicing agreement or the applicable Master Trust Agreement. With respect to the issuing entity, the indenture trustee and with respect to a Master Trust, the applicable Master Trust Trustee will then be obligated to appoint a successor servicer as promptly as possible. The rights and interest of Chase USA under the transfer and servicing agreement or the applicable Master Trust Agreement and in the Transferor Amount or the applicable Master Trust Transferor Interest will not be affected by a termination of Chase USA as servicer. Because Chase USA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee or the applicable Master Trust Trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable to the servicer.

         If a successor servicer has not been appointed or has not accepted appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer for the issuing entity and the applicable Master Trust Trustee will automatically become the successor servicer for the applicable Master Trust. If Wells Fargo Bank, National Association, The Bank of New York (Delaware) or The Bank of New York is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation may not be sufficient to cover its actual costs and expenses of servicing the accounts. If such entity is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement.

         An "Issuing Entity Servicer Default" and a "Master Trust Servicer Default" include, with respect to the issuing entity or the applicable Master Trust, any of the following events:

         o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee or the applicable Master Trust Trustee to do so, on the required date under the applicable agreement, or within the applicable grace period;

         o failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer if that failure:

              - has a material and adverse effect on the holders of any outstanding notes issued by the issuing entity or the holders of any outstanding certificates issued by a Master Trust; and

              - continues unremedied for a period of 60 days after written notice; or

              - the delegation by the servicer of its duties under the transfer and servicing agreement or the applicable Master Trust Agreement, except as specifically permitted under such agreement;

         o any representation, warranty or certification made by the servicer in the transfer and servicing agreement or the applicable Master Trust Agreement or in any certificates issued by a Master Trust delivered under the terms of any such agreement proves to have been incorrect when made if it:

              - has a material adverse effect on the holders of any outstanding notes issued by the issuing entity or any certificates issued by a Master Trust; and

              - continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders or certificateholders, as applicable, for a period of 60 days after written notice; or

         o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or third clause above for a period of 60 Business Days after the applicable grace period, will not constitute an Issuing Entity Servicer Default or a Master Trust Servicer Default, as applicable, if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar causes.

         In the event of an Issuing Entity Servicer Default or a Master Trust Servicer Default, if a conservator or receiver is appointed for the servicer and no Issuing Entity Servicer Default or Master Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent the indenture trustee, the applicable Mater Trust Trustee, the majority of the noteholders or the majority of certificateholders, as applicable, from effecting a transfer of the servicing obligations.

Outsourcing of Servicing

         Pursuant to the transfer and servicing agreement, the First USA Master Trust agreement and the Chase Master Trust agreement, Chase USA, as servicer, has the right to delegate or outsource its duties as servicer on behalf of the issuing entity, the First USA Master Trust and the Chase Master Trust to any person who agrees to conduct such duties in accordance with the transfer and servicing agreement, the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable, and Chase USA's credit card guidelines. Chase USA has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

         Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement, the First USA Master Trust agreement and the Chase Master Trust agreement, as applicable. In certain circumstances, however, Chase USA could be relieved of its duties as servicer for the issuing entity, the First USA Master Trust or the Chase Master Trust, as applicable, upon the assumption of such duties by another entity.

         Chase USA has outsourced certain servicing activities including certain customer service and telephone service center operations, fraud services, data processing, administrative functions and collection activities to certain affiliates and subsidiaries and various third parties. These entities also provide these services with respect to credit card receivables that have not been securitized through the issuing entity, the First USA Master Trust or the Chase Master Trust.

         Chase USA and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Affiliates, subsidiaries and third party vendors who provide services to Chase USA, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with affiliates, subsidiaries and third party vendors, noteholders will not be given notice of those changes.

         If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity, the First USA Master Trust Portfolio and the Chase Master Trust Portfolio could be delayed and payments on your notes could be accelerated, delayed or reduced.

         Decisions by Chase USA to outsource certain duties either to affiliated or unaffiliated third parties are based on cost, the ability of such parties to provide greater flexibility to Chase USA, experience and various other factors. Chase USA or one of its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party.

         Until recently, Chase USA had a contractual arrangement with TSYS under which TSYS performed certain data processing and administrative functions associated with servicing credit card receivables. As of July 29, 2007, Chase USA began performing credit card processing services for the issuing entity, the First USA Master Trust and the Chase Master Trust in-house under a license of the TS2(R) technology platform from TSYS.

Evidence as to Compliance

         The fiscal year for each of the issuing entity, the First USA Master Trust and the Chase Master Trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of each of the issuing entity, the First USA Master Trust and the Chase Master Trust within ninety days after the end of each such entity's fiscal year.

         Within ninety days after the fiscal year end of each of the issuing entity, the First USA Master Trust and the Chase Master Trust, the servicer will deliver to the indenture trustee and the Master Trust Trustees and, if required, file with the SEC as part of an annual report on the Form 10-K filed on behalf of each such entity, the following documents:

     o a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

     o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

     o a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

          - a review of the servicer's activities during the reporting period and of its performance under the transfer and servicing agreement and, as applicable, the Master Trust Agreements, has been made under such officer's supervision.

          - to the bessst of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement and, as applicable, the Master Trust Agreements, in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

         Copies of all statements, certificates and reports furnished to the indenture trustee and the Master Trust Trustees may be obtained by a request in writing delivered to the indenture trustee and the Master Trust Trustees, as applicable.

                                    The Notes

General

         The CHASEseries notes will be issued pursuant to the indenture, the asset pool one supplement and an indenture supplement called the "CHASEseries indenture supplement." A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. For each tranche of notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion summarizes the material terms of the CHASEseries notes, the indenture, the asset pool one supplement and the CHASEseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the CHASEseries notes, the indenture, the asset pool one supplement and the CHASEseries indenture supplement.

         The indenture, the asset pool one supplement and the CHASEseries indenture supplement do not limit the aggregate principal amount of notes that may be issued.

         The CHASEseries consists of multiple classes of notes. When we refer to Class A notes, Class B notes or Class C notes in this prospectus and the accompanying prospectus supplement, we mean Class A notes, Class B notes and Class C notes of the CHASEseries, respectively. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the CHASEseries notes. The CHASEseries is a multiple tranche series, meaning each class of CHASEseries notes has multiple discrete issuances called "tranches" which have been issued at different times and have different terms. Whenever a "class" of CHASEseries notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class of CHASEseries notes, unless the context otherwise requires. The accompanying prospectus supplement will specify the material terms of the class or tranche of CHASEseries notes being issued.

         Holders of the notes of any outstanding tranche will not have the right to prior review of, or consent to, any subsequent issuance of a tranche of notes.

         The issuing entity will pay principal of and interest on a class or tranche of notes solely from Available Finance Charge Collections, Available Principal Collections and other amounts in any issuing entity bank accounts, including any supplemental accounts, relating to that class or tranche, and amounts received under any derivative agreement or supplemental credit enhancement agreement relating to that class or tranche, after giving effect to all required allocations and any reallocations. If those sources are not sufficient for payment of principal of and interest on that class or tranche, the noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on that class or tranche.

         The notes represent a contractual debt obligation of the issuing entity. A note is not a deposit and none of the notes, any underlying collateral certificate or any credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

         Each class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

         Stated Principal Amount

         The stated principal amount of a class or tranche of notes is the amount that is stated on the face of the notes of that class or tranche to be payable to the holder of that class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

         Outstanding Dollar Principal Amount

         For a class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that class or tranche, unless otherwise described in the accompanying prospectus supplement, less principal payments made to the noteholders. For a class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that class or tranche, as specified in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that class or tranche. For a class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement. The outstanding dollar principal amount of a class or tranche of discount notes will increase over time as principal accretes. The outstanding dollar principal amount of any class or tranche of notes will decrease as a result of each payment of principal on that class or tranche.

         In addition, a class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a class or tranche of notes is the outstanding dollar principal amount of that class or tranche, less any funds on deposit in the principal funding subaccount for that class or tranche. The Adjusted Outstanding Dollar Principal Amount of any class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that class or tranche.

         Nominal Liquidation Amount

         The "Nominal Liquidation Amount" of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount at issuance of that class or tranche minus certain reductions--including reductions for (1) reallocations of Principal Collections allocated to that class or tranche, (2) allocations of charge-offs for any uncovered Default Amount and (3) deposits in the principal funding account or applicable principal funding subaccount for that class or tranche, plus increases described below. The Nominal Liquidation Amount of the notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes.

         There are four ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

         o For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections are allocated for that purpose.

         o For all notes, the Nominal Liquidation Amount will increase if Finance Charge Collections are available to reimburse earlier reductions in the Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes. The increases will be allocated first to the senior-most notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

         o For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding account for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the issuing entity pursuant to the CHASEseries indenture supplement.

         o For all classes or tranches of notes, the Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

         The increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

         The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

         o If Available Finance Charge Collections are insufficient to fund the CHASEseries Default Amount, any uncovered CHASEseries Default Amount will result in a reduction of the Nominal Liquidation Amount of the notes. Subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered CHASEseries Default Amount before senior notes.

              While these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in succession based on class designation, beginning with the tranches of the most subordinated notes. However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

         o If Available Principal Collections allocable to subordinated notes are reallocated to pay interest on senior notes or any shortfall in the payment of the portion of the Servicing Fee allocable to senior notes, the Nominal Liquidation Amount of the subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Collections will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in succession, beginning with the most subordinated notes. However, Available Principal Collections will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount. In addition, no Available Principal Collections will be reallocated to pay interest on a senior note or any portion of the Servicing Fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

              These reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage.

         o The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

         o The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche.

         o Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets."

         Available Finance Charge Collections will be applied, as described in "Deposit and Application of Funds in the Issuing Entity," to cover the CHASEseries Default Amount. If Available Finance Charge Collections are sufficient to cover the CHASEseries Default Amount, the Nominal Liquidation Amount of the notes will not be reduced. Available Finance Charge Collections also will be applied, as described in "Deposit and Application of Funds in the Issuing Entity," to reimburse earlier reductions in the Nominal Liquidation Amount of the notes for any uncovered Default Amount or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. Available Finance Charge Collections used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Available Principal Collections.

         In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Available Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche. However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the Servicing Fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficiency is reimbursed through the application of Available Finance Charge Collections, the stated principal amount of that class or tranche will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered CHASEseries Default Amount or by reallocations of Available Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of that class or tranche in full.

         The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

         Charge-offs for any uncovered CHASEseries Default Amount and reallocations of Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding classes and tranches of notes only and do not affect classes or tranches of notes that are issued after that time.

Interest

         Interest will accrue on a tranche of notes, except on a tranche of discount notes, from the relevant issuance date at the applicable interest rate for that tranche, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed on the dates specified in the accompanying prospectus supplement, each referred to in this prospectus as an "Interest Payment Date," or, if the Interest Payment Dates for any tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that tranche. Each tranche of notes has a separate interest funding subaccount. Interest payments or deposits will be funded from Available Finance Charge Collections allocated to that tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in this prospectus or in the accompanying prospectus supplement.

         For each issuance of a tranche of fixed rate notes, the fixed rate of interest at which interest will accrue on that tranche will be designated in the accompanying prospectus supplement. For each issuance of a tranche of floating rate notes, the interest rate index or other formula on which the interest is based will be designated in the accompanying prospectus supplement. In addition, the accompanying prospectus supplement will specify if any tranche of notes receives any additional interest and how it is to be calculated.

         A tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Scheduled Principal Payment Date of that tranche. Until the Scheduled Principal Payment Date for a tranche of discount notes, accreted principal will be capitalized as part of the principal amount of that tranche so long as an early amortization event or an event of default and acceleration with respect to that tranche has not occurred. If applicable, the accompanying prospectus supplement will specify the accretion rate to be borne by a tranche of discount notes after an event of default and acceleration or after its Scheduled Principal Payment Date.

         Each payment of interest on a tranche of notes will include all interest accrued from the preceding Interest Payment Date--or, for the first period in which interest accrues, from the issuance date--through the day preceding the current Interest Payment Date, or any other period as may be specified in the accompanying prospectus supplement. Interest on a tranche of notes will be due and payable on each Interest Payment Date.

         If interest on a tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that tranche. See "--Events of Default."


Principal

         The timing of payment of principal of a tranche of notes will be specified in the accompanying prospectus supplement, and each date on which payment is made will be referred to in this prospectus as a "Principal Payment Date."

         The accompanying prospectus supplement will specify the Scheduled Principal Payment Date on which the principal of a tranche of notes is scheduled to be repaid and the legal maturity date on which a tranche of notes must be paid, to the extent of available funds. Principal of a tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the issuing entity to the tranche of notes to be paid. Additionally, in the case of a tranche of subordinated notes, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes.

         It is not an event of default if the principal of a tranche of notes is not paid on its Scheduled Principal Payment Date. However, if the stated principal amount of a tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that tranche. See "--Events of Default."

         Principal of a tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an early amortization event (other than non-payment of the stated principal amount of a tranche on its Scheduled Principal Payment
Date) or an event of default and acceleration occurs with respect to that tranche. See "--Redemption and Early Amortization of Notes; Early Amortization Events" and "--Events of Default."

         See "Risk Factors" for a discussion of factors that may affect the timing of principal payments on a tranche of notes.


Subordination of Interest and Principal

         Interest payments on and principal payments of Class B notes and Class C notes are subordinated to payments on Class A notes. Subordination of Class B notes and Class C notes provides credit enhancement for Class A notes. Interest and principal payments on Class C notes are subordinated to payments on Class A notes and Class B notes. Subordination of Class C notes provides credit enhancement for Class A notes and Class B notes.

         In certain circumstances, the credit enhancement for a tranche of Class A notes may be provided solely by the subordination of Class C notes and the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes. See "Deposit and Application of Funds in the Issuing Entity--Withdrawals from the Class C Reserve Account."

         Available Principal Collections may be reallocated to pay interest on senior notes and to pay the portion of the Servicing Fee allocable to the senior notes, subject to certain limitations. In addition, charge-offs due to any uncovered CHASEseries Default Amount are generally first applied against the subordinated notes. See "--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" and "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges."

         Available Principal Collections allocable to subordinated notes may be deposited into the principal funding subaccount of subordinated notes or used to make payments of principal on subordinated notes while senior notes are outstanding only under the following circumstances:

         o If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to provide the required subordination for the outstanding senior notes. See "Deposit and Application of Funds in the Issuing Entity--Targeted Deposits of Available Principal Collections to the Principal Funding Account" and "--Allocation to Principal Funding Subaccounts." For example, if a tranche of Class A notes has matured and been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes that were providing credit enhancement to the Class A notes and some Class C notes that were providing credit enhancement to the Class A notes, may be repaid when they mature even if other tranches of Class A notes are outstanding.

         o If the principal funding subaccounts of the senior notes have been sufficiently prefunded as described in "Deposit and Application of Funds in the Issuing Entity--Targeted Deposits of Available Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account of Senior Notes."

         o If new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

         o If the tranche of subordinated notes reaches its legal maturity date.

         Available Principal Collections remaining after any reallocations for payments of interest on the senior notes or for the payment of the portion of the Servicing Fee allocable to the senior notes will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.


Required Subordinated Amount

         The issuing entity may issue different tranches of notes at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes. The required subordinated amount of a class or tranche of senior notes is the aggregate Nominal Liquidation Amount of subordinated notes that is required to be outstanding and available on the date when a class or tranche of senior notes is issued. This amount will be specified in the applicable prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement from subordinated notes, referred to as "usage," to determine whether a class or tranche of subordinated notes may be repaid before its legal maturity date while senior notes are outstanding.

         The issuing entity may change the required subordinated amount for any class or tranche of notes, or the method of computing the required subordinated amount, at any time without notice to, or the consent of, any noteholders so long as the issuing entity has:

         o received written confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

         o delivered an Issuing Entity Tax Opinion to the indenture trustee and each rating agency that has rated any outstanding notes.

         In order to issue Class A notes, the issuing entity must calculate the amount of Class B notes and Class C notes available as subordination for a new tranche of Class A notes. The issuing entity will first calculate the available amount of Class B notes for the new tranche of Class A notes. This is done by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; plus

         o the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class A required subordinated amount of Class B notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

         The issuing entity then will calculate the amount of Class C notes available as subordination for a new tranche of Class A notes by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

         o the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class A required subordinated amount of Class C notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

         In order to issue Class B notes, the issuing entity must calculate the amount of Class C notes available as subordination for a new tranche of Class B notes by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

         o the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes outstanding on that date plus the aggregate amount of Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Revolving Period

         The revolving period for a tranche of notes is the period from the issuance date for that tranche of notes through the beginning of the amortization period or accumulation period. The accumulation period is generally scheduled to begin twelve whole calendar months before the Scheduled Principal Payment Date for a tranche of notes. This is referred to as the "accumulation period length." The deposit targeted to be made into the principal funding subaccount for that tranche for each month during the accumulation period will be one-twelfth of the outstanding dollar principal amount of that tranche.

         The issuing entity may postpone the beginning of the accumulation period for a tranche of notes if the servicer determines that less than twelve months will be required to accumulate Available Principal Collections necessary to pay the outstanding dollar principal amount of that tranche of notes on its Scheduled Principal Payment Date. The targeted deposit for each month during the accumulation period will become proportionately larger for each month that the commencement of the accumulation period is postponed. There must be at least one targeted deposit.

         Receivables arising in additional consumer revolving credit card accounts may be added to the issuing entity and receivables arising in designated accounts may be removed from the issuing entity at any time. In addition, the amount of an existing collateral certificate may be increased or paid down at any time during the revolving period for that collateral certificate and additional collateral certificates and additional consumer revolving credit card accounts may also be added to the issuing entity at any time. There is no minimum or maximum increase or decrease for an existing collateral certificate and no minimum or maximum amount of additional consumer revolving credit card accounts or collateral certificates that may be added during the revolving period but all consumer revolving credit card accounts must meet the requirements for addition described in "Sources of Funds to Pay the Notes--Addition of Assets."


Redemption and Early Amortization of Notes; Early Amortization Events

         The servicer of the issuing entity may, at its option, redeem any tranche of notes at any time when the outstanding principal amount of the noteholders' interest in that tranche is less than 10% of the highest outstanding dollar principal amount at any time of that tranche. Chase USA, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

         If Chase USA, as servicer for the issuing entity, elects to redeem a tranche of notes, it will notify the registered holders of that tranche at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest on that note to but excluding the date of redemption.

         In addition, if an early amortization event (other than non-payment of those notes on the Scheduled Principal Payment Date) occurs with respect to any tranche of notes, the issuing entity will be required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent payment is permitted by the subordination provisions of the senior notes, the principal of each affected tranche of notes before the Scheduled Principal Payment Date of that tranche. If the early amortization event described in the sixth bullet point in the next paragraph occurs, the issuing entity will be required to make principal and interest payments on those notes monthly until the outstanding dollar principal amount of those notes plus accrued, past due and additional interest are paid in full or their legal maturity date specified in the accompanying prospectus supplement occurs, whichever is earlier. The issuing entity will give notice to holders of the affected notes before an early amortization date.

         Early amortization events include the following:

         o for any month, the three-month average Excess Spread Percentage is less than zero (or any greater required excess spread percentage designated in accordance with the CHASEseries indenture supplement for that month);

         o Chase USA fails to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA fails to increase the Invested Amount of an existing collateral certificate included in the issuing entity when either action is required;

         o any Issuing Entity Servicer Default occurs that would have a material adverse effect on the holders of the notes;

         o the ability of Chase USA to designate additional credit card receivables for inclusion in a Master Trust that has issued a Collateral Certificate included in the issuing entity or to designate additional credit card receivables for inclusion in the issuing entity is restricted and that restriction causes either
              (1) the

              Pool Balance to not equal or exceed the Minimum Pool Balance or
              (2) the Transferor Amount to not equal or exceed the Required Transferor Amount, each calculated excluding the Invested Amount of any affected existing Collateral Certificate included in the issuing entity or the credit card receivables arising in any affected consumer revolving credit card account included in the issuing entity, as the case may be, and the issuing entity fails to meet those tests for 10 Business Days;

         o the occurrence of an event of default and acceleration of a class or tranche of notes;

         o the occurrence of the Scheduled Principal Payment Date of a tranche of notes;

         o the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         o    the insolvency, conservatorship or receivership of Chase USA; or

         o any additional early amortization event specified in the accompanying prospectus supplement with respect to any tranche of notes.

         The amount repaid with respect to any class or tranche of notes will be the outstanding dollar principal amount of that class or tranche of notes, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Available Finance Charge Collections and Available Principal Collections allocated to the tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts payable to the issuing entity under any applicable derivative agreement or supplemental credit enhancement agreement are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes and allocations to any other notes ranking equally with that tranche of notes, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

         No Principal Collections will be allocated to a tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts received from any applicable derivative agreement or supplemental credit enhancement agreement will still be available to pay principal of and interest on that tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed. In addition, Finance Charge Collections allocated to the CHASEseries notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that tranche of notes resulting from reallocations of Available Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes or from charge-offs for any uncovered CHASEseries Default Amount.


Events of Default

         Events of default include the following:

         o the issuing entity's failure, for a period of 35 days, to pay interest on any tranche of notes when that interest becomes due and payable;

         o the issuing entity's failure to pay the stated principal amount of any tranche of notes on their applicable legal maturity date;

         o the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period; and

         o the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

         Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default. An event of default with respect to a tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes that may be issued.

         It is not an event of default if the issuing entity fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.


Events of Default Remedies

         The occurrence of the event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any class or tranche of notes, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes.

         If a class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes at any time thereafter will, direct the collateral agent to sell assets as provided herein.

         In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes may be delayed as described in "Sources of Funds to Pay the Notes--Sale of Assets" if the payment is not permitted by the subordination provisions of the senior notes.

         If an event of default occurs relating to the failure to pay principal of or interest on a tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

         Following a sale of assets, the Nominal Liquidation Amount of the applicable tranche of notes will be automatically reduced to zero and Principal Collections and Finance Charge Collections will no longer be allocated to that tranche of notes. Holders of the applicable tranche of notes will receive the proceeds of the sale plus any amounts on deposit in issuing entity bank accounts that are allocable to that tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche of notes.

         Any money or other property collected by the indenture trustee or the collateral agent with respect to a tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

         o first, to pay all compensation and reimbursements owed to the indenture trustee and the collateral agent for services rendered in connection with the indenture and the asset pool one supplement, or indemnification of the indenture trustee and the collateral agent for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

         o second, to pay the amounts of interest and principal then due and unpaid plus, any accrued, past due and additional interest on that tranche of notes;

         o third, to pay any servicing fee owed to the servicer and any other fees or expenses then owing for that tranche of notes; and

         o    fourth, any remaining amounts will be paid to the issuing entity.

         If a sale of assets does not take place following an acceleration of a tranche of notes, then:

         o The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool one supplement and the CHASEseries indenture supplement.

         o Principal will be paid on the accelerated tranche of notes to the extent funds are received by the issuing entity and available to the accelerated tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes.

         o If the accelerated notes are a tranche of subordinated notes, and the subordination provisions of the senior notes prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes will begin. Afterward, payment will be made to the extent provided in the CHASEseries indenture supplement.

         o On the legal maturity date of the accelerated tranche of notes, if that tranche of notes has not been paid in full, the collateral agent will sell, or cause to be sold, assets.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or the collateral agent, or exercising any trust or power conferred on the indenture trustee or on the collateral agent. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the CHASEseries indenture supplement or have a substantial likelihood of involving the indenture trustee or the collateral agent in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note.

         Generally, if an event of default occurs and any notes are accelerated, neither the indenture trustee nor the collateral agent is obligated to exercise any of its rights or powers under the indenture unless the holders of the affected notes offer the indenture trustee or the collateral agent reasonable indemnity. Upon acceleration of the maturity of a tranche of notes following an event of default, the indenture trustee and the collateral agent will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

         The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity, the First USA Master Trust, the Chase Master Trust or any other credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


Final Payment of the Notes

         Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Collections will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered CHASEseries Default Amount and reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. In addition, if a sale of assets occurs, as described in "Sources of Funds to Pay the Notes--Sale of Assets," the amount of assets sold generally will be limited to the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the applicable tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or an applicable supplemental credit enhancement agreement or amounts have been previously deposited in an issuing entity bank account for that tranche.

         On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

         A tranche of notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o the date of the payment in full of the outstanding dollar principal amount of, and all accrued, past due and additional interest on, that tranche;

         o the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date, is reduced to zero, and all accrued, past due and additional interest on that tranche is paid in full;

         o the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

         o the date of the payment following the date on which a sale of assets has taken place with respect to that tranche, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

Issuances of New Series, Classes and Tranches of Notes

         Conditions to Issuance

         The issuing entity may issue new notes of any tranche only if the conditions of issuance are met or waived as described below. These conditions include:

         o on or prior to the third Business Day before the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

         o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency a certificate to the effect that:

              o the issuing entity reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent;

              o all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

              o the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

              o the issuing entity has satisfied any other matters as reasonably requested by the indenture trustee;

         o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee, an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

         o in the case of foreign currency notes, the issuing entity has appointed one or more paying agents in the appropriate countries;

         o on or prior to the date that the new issuance is to occur, the issuing entity has obtained written confirmation from each applicable rating agency that the new issuance will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding series, class or tranche of notes; and

         o    the required subordination amount condition is satisfied.

         If the issuing entity obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

         The issuing entity and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

         Chase USA may from time to time, without notice to, or the consent of, the registered holders of a tranche of notes, create and issue further notes equal in rank to the tranche of notes offered by the accompanying prospectus supplement in all respects--or in all respects except for the payment of interest accruing prior to the issue date of the further tranche of notes or except for the first payment of interest following the issue date of the further tranche of notes. This is called a "reopening." When issued, the additional notes of a tranche will equally and ratably be entitled to the benefits of the indenture and the related indenture supplement applicable to those notes with the other outstanding notes of that tranche without preference, priority or distinction. These further tranches of notes may be consolidated and form a single tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued tranche of notes.

         There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a tranche of notes that has the benefit of any supplemental credit enhancement agreement, the issuing entity will enter into a similar supplemental credit enhancement agreement for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to the Class C reserve account will be increased proportionately to reflect the principal amount of the additional notes.

         In addition, Chase USA, or an affiliate, may retain any notes upon initial issuance or upon a reopening and may sell them on a subsequent date.


Payments on Notes; Paying Agent

         The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

         The issuing entity will make payments on a note to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable.

         The issuing entity has designated the corporate trust office of Wells Fargo Bank, National Association as its paying agent for the notes. Any other entities appointed to serve as paying agents on any tranche of the notes will be identified in the accompanying prospectus supplement. The issuing entity will be required to maintain a paying agent in each place of payment for the notes but may at any time designate additional paying agents or rescind the designation of any paying agent.

         After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuing entity. After funds are repaid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.


Record Date

         The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.


Addresses for Notices

         Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register.


List of Noteholders

         Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.


Voting

         Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding class or tranche of notes, as the case may be.

         Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected class or tranche of notes, as the case may be.

         Notes held by the issuing entity, Chase USA or any affiliate of either entity will not be deemed outstanding for purposes of voting.


Issuing Entity's Annual Compliance Statement

         The issuing entity is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.


Indenture Trustee's Annual Report

         The indenture trustee is required to mail each year to all registered noteholders a report concerning:

         o its eligibility and qualifications to continue as trustee under the indenture,

         o    any amounts advanced by it under the indenture,

         o the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it and the collateral agent, each in its individual capacity,

         o    the property and funds physically held by it as collateral agent,

         o any release or release and substitution of collateral subject to the lien of the asset pool one supplement that has not previously been reported, and

         o any action taken by it or the collateral agent, on behalf of the indenture trustee, that materially affects the notes and that has not previously been reported.

Reports

         Monthly Reports

         Monthly reports containing distribution and pool performance information on the notes and the collateral securing the notes required under
Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-D. These reports will not be sent to noteholders. See "Where You Can Find More Information" for information as to how these reports may be accessed.

         Annual Reports

         An annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with SEC on Form 10-K. The annual report filed on Form 10-K will include as exhibits (1) an assessment report of compliance with servicing criteria pursuant to Item 1122(a) and (d) of Regulation AB, (2) an accountant's attestation report pursuant to Item 1122(b) of Regulation AB and (3) a servicer compliance statement pursuant to Item 1123 of Regulation AB. These reports will not be sent to noteholders. See "Where You Can Find More Information" for information as to how these reports may be accessed.

         On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax Consequences."


Governing Law

         The laws of the State of Delaware will govern the notes and the indenture.


Form, Exchange and Registration and Transfer of Notes

         The notes will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes."

         A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

         Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

         The issuing entity has appointed Wells Fargo Bank, National Association as the note registrar for the notes. The issuing entity also may at any time designate additional transfer agents for the notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for the notes.

         The accompanying prospectus supplement may state that application will be or has been made to list your class or tranche of notes on the Luxembourg Stock Exchange or another exchange.


Book-Entry Notes

         The notes will be delivered in book-entry form. This means that, except under the limited circumstances described in "--Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

         Each global note will be deposited with The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

         The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

         Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

         Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

         As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

         o the ownership interests of its participants, including the U.S. depositories; and

         o    all transfers of ownership interests between its participants.

         The participants and indirect participants, in turn, will maintain records showing:

         o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

         o    all transfers between these persons.

         Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         The issuing entity, the indenture trustee and their respective agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. In addition, after distribution by the issuing entity, the indenture trustee or their respective agents, as applicable, to DTC or its nominee of amounts owed in respect of book-entry notes, the issuing entity, the indenture trustee and their respective agents will not be responsible or liable for payments made or failed to be made by DTC or its nominee in connection therewith.

         Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in "--Definitive Notes," all references to "holders" of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

         Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

         Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

         Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

         Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.


The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.


Clearstream Banking

         Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 110,000 securities issues on its books.

         Clearstream Banking customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.


Euroclear System

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.


Distributions on Book-Entry Notes

         The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity's paying agent at the office of the paying agent that the issuing entity designates for that purpose.

         In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

         Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

         Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

         In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.


Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant

European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time-zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any other transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that Business Day. Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the Business Day following settlement in DTC.

         Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


Definitive Notes

         Beneficial owners of book-entry notes may exchange those notes for definitive notes in physical form registered in their name only if:

         o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuing entity is unable to find a qualified replacement for DTC;

         o the issuing entity, in its sole discretion, elects to terminate the book-entry system through DTC; or

         o any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

         If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the note registrar. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.


Replacement of Notes

         The issuing entity will replace at the expense of the holder (1) any mutilated notes upon surrender of that note to the indenture trustee and (2) any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee.

In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued.


Amendments to the Indenture, the Asset Pool One Supplement and Indenture Supplements

         No material changes may be made to the indenture, the asset pool one supplement or any indenture supplement without the consent of noteholders as discussed below. However, the asset pool one supplement or any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each rating agency, upon delivery by the issuing entity to the indenture trustee and the collateral agent of:

         o an officer's certificate stating that the issuing entity reasonably believes that that amendment will not (1) and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (2) have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or (3) adversely affect the security interest of the collateral agent in the collateral securing any series, class or tranche of notes,

         o except for amendments described in the first three bullet points, below, an opinion of counsel as described in "--Tax Opinions for Amendments," and

         o except for amendments listed in the bullet points below, confirmation in writing from each rating agency that has rated any outstanding series, class or tranche of notes that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

         The following types of amendments of the indenture, the asset pool one supplement or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

         o to cure any ambiguity or mistake or to correct or supplement any provision in the indenture which may be inconsistent with any other provision;

         o to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes;

         o to evidence the succession of another entity to the issuing entity, and the assumption by the successor of the covenants of the issuing entity in the indenture and the notes;

         o to add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes;

         o to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

         o to provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

         o to provide for acceptance of a successor collateral agent under the asset pool one supplement and to add to or change any of the provisions of the asset pool one supplement as necessary to provide for or facilitate the administration of the trusts under the asset pool one supplement by more than one collateral agent;

         o to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches;

         o to provide for the consolidation of any of the credit card master trusts and the issuing entity into a single entity or the transfer of assets of any of the credit card master trusts to the issuing entity after the termination of all series of the certificates in the applicable master trust, other than the applicable collateral certificates;

         o if one or more additional transferors are added to or removed from the transfer and servicing agreement or any master trust agreement, or one or more additional beneficiaries are added to or removed from the trust agreement to make any necessary changes to the indenture or any other related document;

         o to provide for additional or alternative credit enhancement for any tranche of notes;

         o    to comply with any regulatory, accounting or tax law; or

         o to qualify for sale treatment under generally accepted accounting principles.

         By purchasing an interest in any note each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy accounting requirements for off balance sheet treatment for credit card receivables in the issuing entity, which could include amendments providing for the transfer of credit card receivables and the Transferor Amount to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the issuing entity. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

         The issuing entity and the indenture trustee may modify and amend the indenture, the asset pool one supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with (1) prior notice to each rating agency and (2) the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, the prior consent of 100% of the adversely affected noteholders of each outstanding series, class or tranche of notes is required for any amendment that would result in:

         o a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

o a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

o a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional redemption or upon the acceleration of its legal maturity date;

         o an impairment of the right to institute suit for the enforcement of any payment on any note;

         o a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche required for any waiver or consent under the indenture;

         o a modification of any provision requiring the noteholder to consent to an amendment of the indenture or any indenture supplement, except to increase any percentage;

         o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

         o a change in any place of payment where any principal of, or interest on, any note is payable, unless the prospectus supplement has provided for another place of payment;

         o a change in the method of computing the amount of principal of, or interest on, any note on any date; or

         o any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the indenture supplement.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.


Tax Opinions for Amendments

         No amendment to the indenture, the asset pool one supplement, any indenture supplement or the trust agreement to be made without the consent of noteholders--other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes or to add to the rights of noteholders, as described in "--Amendments to the Indenture, the Asset Pool One

Supplement and Indenture Supplements"--will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee, the collateral agent and the rating agencies an Issuing Entity Tax Opinion.


Limited Recourse to the Issuing Entity; Security for the Notes

         Each tranche of notes is secured by a security interest in the assets in the issuing entity that are allocated to it as described in "Summary--Limited Recourse to the Issuing Entity; Security for the Notes", including the collection account and the excess funding account. Therefore, only a portion of the collections allocated to the issuing entity and amounts on deposit in the collection account and the excess funding account are available to the notes. The notes are entitled only to their allocable share of Finance Charge Collections, Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets. Holders of notes will generally have no recourse to any other assets of the issuing entity--other than Shared Excess Available Finance Charge Collections--or any other person or entity for the payment of principal of or interest on the notes.

         Each tranche of notes is entitled to the benefits of only that portion of the assets allocated to that tranche under the indenture, the asset pool one supplement, the indenture supplement and the related terms document, if any. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement or supplemental credit enhancement agreement.


                        Sources of Funds to Pay the Notes

General

         The issuing entity's primary assets will consist of credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable credit card master trust or applicable securitization special purpose entity. In addition to credit card receivables and collateral certificates, the assets of the issuing entity will include issuing entity bank accounts. The assets of the issuing entity may also include the benefits of one or more derivative agreements or supplemental credit enhancement agreements.

         The assets in the issuing entity currently consist of (1) a collateral certificate issued by the First USA Master Trust, referred to in this prospectus as the First USA Collateral Certificate and (2) a collateral certificate issued by the Chase Master Trust, referred to in this prospectus as the Chase Collateral Certificate.

         For a description of the First USA Collateral Certificate and the Chase Collateral Certificate, see "--The First USA Collateral Certificate and the Chase Collateral Certificate." For a description of the First USA Master Trust and the Chase Master Trust, see "The First USA Master Trust and the Chase Master Trust."

         The issuing entity also owns receivables arising in consumer revolving credit card accounts owned by Chase USA that Chase USA has designated to be transferred to the issuing entity. For a description of the credit card receivables included in the issuing entity, see "Chase USA's Credit Card Portfolio--Composition of Issuing Entity Receivables."

         The composition of the issuing entity's assets will likely change over time due to:

         o the transferor's ability to increase or decrease the size of an existing collateral certificate included in the issuing entity;

         o Chase USA's ability to designate additional collateral certificates for inclusion in the issuing entity and to increase and decrease the size of those collateral certificates;

         o the credit card master trusts' ability to terminate an existing collateral certificate, or the repurchase of an existing collateral certificate by Chase USA;

         o    the funds on deposit in the issuing entity bank accounts;

         o Chase USA's ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in the issuing entity; and

         o changes in the composition of the credit card receivables in the credit card master trusts or in the issuing entity, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in that master trust or the issuing entity and consumer revolving credit card accounts are designated to have their credit card receivables removed from those master trusts or from the issuing entity.

         In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate will be paid to noteholders or paid to Chase USA as holder of the Transferor Certificate or deposited in the excess funding account to the extent required.

         Chase USA can increase the Invested Amount of an existing collateral certificate on any day in order to accommodate the issuance of new notes or solely to increase the Transferor Amount. If there are multiple collateral certificates and credit card receivables included in the issuing entity, Chase USA can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the Invested Amount of the other existing collateral certificates or the principal amount of credit card receivables included in the issuing entity will result in a change in the composition of the issuing entity. All newly generated credit card receivables arising in consumer revolving credit card accounts that have been designated to the issuing entity for inclusion in asset pool one will be transferred to the issuing entity and designated for inclusion in asset pool one.

         Alternatively, principal payments received on a collateral certificate not allocated to noteholders or used to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or not required to be deposited to a principal funding account for the benefit of the notes or the excess funding account, will be instead paid to Chase USA, thereby resulting in a shift in the composition of the issuing entity. If the transferor amount of the credit card master trust is sufficient, and Chase USA is the transferor for both that master trust and the issuing entity, the amount of a collateral certificate may be increased with a resulting decrease of the transferor interest in that master trust and an increase in the Transferor Amount in the issuing entity. Any principal collections received under an existing collateral certificate without a corresponding increase in that collateral certificate will decrease the size of that collateral certificate. In addition, each collateral certificate is subject to its own pay out events under the terms of the applicable master trust agreement. The occurrence of a pay out event with respect to an existing collateral certificate will result in the commencement of the amortization period for that collateral certificate.

         Payments on the notes will be funded by the following amounts:

         o that class or tranche's allocable share of the collections received on the assets included in the issuing entity;

         o Unapplied Master Trust Level Excess Finance Charge Collections for the Chase Master Trust;

         o Shared Excess Available Principal Collections from any other series of notes; and

         o Unapplied Master Trust Level Principal Collections for the Chase Master Trust and the First USA Master Trust.

         In addition, Shared Excess Available Finance Charge Collections from any other series of notes in Shared Excess Available Finance Charge Collections Group A may be available to the notes to make required payments.

         The following discussions pertain to the First USA Collateral Certificate and the Chase Collateral Certificate, which are currently the only collateral certificates in the issuing entity. However, as indicated above, the composition of the issuing entity is expected to change over time, and additional collateral certificates and additional credit card receivables may be designated for inclusion in the issuing entity in the future. In addition, Chase USA currently plans to request to repurchase from the issuing entity the First USA collateral certificate following the final repayment of the First USA Master Trust series 1998-6 certificates, which is anticipated to occur on August 18, 2008, the scheduled payment date for such certificates and then, following the repurchase, terminate the First USA Master Trust. Upon termination of the First USA Master Trust, Chase USA intends to transfer substantially all of the credit card receivables in the First USA Master Trust to the issuing entity. The pertinent characteristics of the credit card receivables included in the First USA Master Trust, the Chase Master Trust and the issuing entity are described under "Chase USA's Credit Card Portfolio." In addition, if additional collateral certificates are designated for inclusion in the issuing entity, the pertinent characteristics of such collateral certificates will be described in this prospectus.


The First USA Collateral Certificate and the Chase Collateral Certificate

         The following discussion summarizes the material terms of each of the First USA Collateral Certificate and the Chase Collateral Certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the First USA Master Trust agreement, the First USA Collateral Certificate, the Chase Master Trust agreement and the Chase Collateral Certificate, as applicable. For a description of Chase USA's credit card activities, see "Chase USA's Credit Card Portfolio" and for a description of the First USA Master Trust and the Chase Master Trust and the assets of each Master Trust, see "The First USA Master Trust and the Chase Master Trust."

         The First USA Collateral Certificate represents an undivided interest in the assets of the First USA Master Trust. The First USA Collateral Certificate is the only certificate issued pursuant to Series 2002-CC of the First USA Master Trust. The Chase Collateral Certificate represents an undivided interest in the assets of the Chase Master Trust. The Chase Collateral Certificate is the only certificate issued pursuant to Series 2004-CC of the Chase Master Trust. The assets of each Master Trust consist primarily of credit card receivables arising in consumer revolving credit card accounts. The amount of credit card receivables in each Master Trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from either the First USA Master Trust or the Chase Master Trust, as applicable, and as other credit card receivables are paid off, charged off as uncollectible, or otherwise adjusted.

         Neither the First USA Collateral Certificate nor the Chase Collateral Certificate has a specified interest rate. The issuing entity, as holder of the First USA Collateral Certificate and the Chase Collateral Certificate, is entitled to receive its allocable share of First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections, Chase Master Trust Finance Charge Collections and Chase Master Trust Principal Collections and is assessed its allocable share of the First USA Master Trust Default Amount and the Chase Master Trust Default Amount. In addition, the issuing entity, as holder of the First USA Collateral Certificate, is obligated to pay the First USA Master Trust Investor Monthly Servicing Fee and, as holder of the Chase Collateral Certificate, is obligated to pay the Chase Master Trust Investor Monthly Servicing Fee.

         For the First USA Master Trust, finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust. As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, an amount equal to the First USA Master Trust Interchange Amount will be treated as finance charge collections for the First USA Master Trust. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.

         For the First USA Master Trust, principal receivables are amounts charged by cardholders on consumer revolving credit card accounts designated for inclusion in the First USA Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all amounts billed to cardholders on the consumer revolving credit card accounts (other than finance charge receivables), but reduced by discount receivables. First USA Master Trust Recoveries are generally treated as First USA Master Trust Principal Collections.

         For the Chase Master Trust, finance charge receivables are all periodic finance charges, cash advance fees and late fees and similar fees and charges, annual membership fees and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the Chase Master Trust to the extent such fees are categorized as finance charge receivables. An amount equal to the Chase Master Trust Interchange Amount, if any, Chase Master Trust Recoveries, if any, insurance proceeds and investment earnings from any of the Chase Master Trust accounts are generally treated as Chase Master Trust Finance Charge Collections. However, an amount generally equal to the Chase Collateral Certificate Floating Allocation Percentage of the Chase Master Trust Recoveries will be reallocated for purposes of payments to the issuing entity and treated as collections of principal receivables and an equivalent amount will be subtracted from the portion of the Chase Master Trust Default Amount borne by the holder of the Chase Collateral Certificate. Finance charge collections will not include charges for credit insurance. For the Chase Master Trust, principal receivables are amounts charged by cardholders on consumer revolving credit card accounts designated for inclusion in the Chase Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all other amounts billed to cardholders on the consumer revolving credit card accounts (other than finance charge receivables).

         Each Collateral Certificate has a fluctuating Invested Amount. Each month, each Collateral Certificate will decrease by its allocable share of applicable Master Trust Principal Collections and Master Trust Default Amounts. In addition, the Invested Amount of a Collateral Certificate will increase by the amount of any additional investment in that Collateral Certificate that is funded through the issuance of a new series, class or tranche of notes or through an increase in the Transferor Amount.

         The Invested Amount of a Collateral Certificate, as of the close of business on any day, is equal to:

         o the Invested Amount of that Collateral Certificate as of the close of business on the prior day--or, with respect to the first day of the first month, the initial Invested Amount of that Collateral Certificate; plus

         o the amounts of any increases with respect to that Collateral Certificate on that day; minus

         o the applicable Master Trust Principal Collections allocated to that Collateral Certificate and paid on that day, including amounts paid with respect to remaining principal shortfalls; minus

         o the applicable Master Trust Default Amount allocated to that Collateral Certificate for that day.

         The Master Trust Transferor Interest for each Master Trust which is owned by Chase USA, represents the interest in the principal receivables in the applicable Master Trust not represented by any series of certificates, including the Collateral Certificate issued by that Master Trust.

         Each month, each Master Trust will allocate Master Trust Finance Charge Collections, Master Trust Principal Collections and the Master Trust Default Amount to the certificates outstanding under the applicable Master Trust, including the First USA Collateral Certificate and the Chase Collateral Certificate.

         Allocations of Master Trust Finance Charge Collections, Master Trust Principal Collections, and the Master Trust Default Amount are generally made pro rata among (1) each series of certificates issued by the applicable Master Trust, including the Collateral Certificates, based on each certificate's respective Invested Amount, (2) Chase USA, as the transferor, based on the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, and (3) in certain circumstances, the interest of certain credit enhancement providers.

         For all certificates in the First USA Master Trust and the Chase Master Trust, with the exception of the First USA Collateral Certificate and the Chase Collateral Certificate, Master Trust Principal Collections are allocated similarly to the allocation of Master Trust Finance Charge Collections when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, Master Trust Principal Collections for the Master Trusts are allocated differently when principal amounts are needed to be deposited into the principal funding accounts for other series issued under the applicable Master Trust or paid to the investors in that Master Trust. When the principal amount of a certificate issued by a Master Trust, other than the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable, begins to accumulate or amortize, Master Trust Principal Collections continue to be allocated to that certificate as if the Invested Amount of that certificate had not been reduced by Master Trust Principal Collections deposited to a principal funding account for that Master Trust or paid to investors in that Master Trust. During this time of accumulation or amortization, allocations of Master Trust Principal Collections to the investors in a series of certificates issued by the applicable Master Trust, other than the applicable Collateral Certificate, are based on the Invested Amount of that series "fixed" at the time immediately before the first deposit of Master Trust Principal Collections into a principal funding account or the time immediately before the first payment of Master Trust Principal Collections to investors of that series.

         Each Collateral Certificate is allocated Master Trust Principal Collections during a Collateral Certificate Revolving Period in a manner similar to the allocation of Master Trust Finance Charge Collections. During a Collateral Certificate Amortization Period, Master Trust Principal Collections are allocated to the applicable Collateral Certificate based on the highest Invested Amount of that Collateral Certificate during the last month of the most recent Collateral Certificate Revolving Period for that Collateral Certificate.

         A Collateral Certificate Amortization Period will include any month during which the sum of the Master Trust Principal Collections and the Master Trust Default Amount allocated to that Collateral Certificate exceeds the amount of the Master Trust Additional Invested Amounts for that Collateral Certificate for that month. It is expected that the First USA Collateral Certificate and the Chase Collateral Certificate will each have more than one Collateral Certificate Revolving Period and more than one Collateral Certificate Amortization Period.

         Upon the occurrence of certain pay out events, with respect to a Collateral Certificate, a Collateral Certificate Amortization Period for that Collateral Certificate will commence and will continue until the Invested Amount of that Collateral Certificate is paid in full. A pay out event with respect to the First USA Collateral Certificate will not cause a pay out event with respect to the Chase Collateral Certificate and vice versa. The collections received by the issuing entity from a Collateral Certificate upon the occurrence of a pay out event for that Collateral Certificate will be paid to the noteholders or Chase USA as holder of the Transferor Certificate or deposited in the excess funding account. For a description of pay out events that will cause the First USA Collateral Certificate or the Chase Collateral Certificate to enter an Amortization Period, see "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and First USA Master Trust Default Amounts to the First USA Collateral Certificate during the First USA Collateral Certificate Revolving Period, see the definition of "First USA Collateral Certificate Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Principal Collections to the First USA Collateral Certificate during the First USA Collateral Certificate Amortization Period, see the definition of "First USA Collateral Certificate Principal Allocation Percentage" in the "Glossary of Defined Terms."

         For a detailed description of the percentage used by the servicer for the Chase Master Trust in allocating Chase Master Trust Finance Charge Collections, Chase Master Trust Principal Collections and Chase Master Trust Default Amounts to the Chase Collateral Certificate during the Chase Collateral Certificate Revolving Period, see the definition of "Chase Collateral Certificate Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the servicer for the Chase Master Trust in allocating Chase Master Trust Principal Collections to the Chase Collateral Certificate during the Chase Collateral Certificate Amortization Period, see the definition of "Chase Collateral Certificate Principal Allocation Percentage" in the "Glossary of Defined Terms."

         For a detailed description of the application of collections and allocation of defaults by the First USA Master Trust or the Chase Master Trust, see "The First USA Master Trust and the Chase Master Trust--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges."


         For a detailed description of the servicing fee to be paid with respect to the First USA Collateral Certificate or the Chase Collateral Certificate, see "Servicing of the Collateral Certificates and the Receivables--Servicing Compensation."


Deposit and Application of Funds in the Issuing Entity

         The servicer will allocate Finance Charge Collections, Principal Collections, the Default Amount and the Receivables Servicing Fee. The collateral agent will, at the direction of the servicer, allocate to the notes the product of:

         o    the CHASEseries Noteholder Percentage and

         o the amount of Finance Charge Collections plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account.

         The collateral agent will also, at the direction of the servicer, allocate to the notes:

         o the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the amount of Principal Collections,

         o the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Default Amount, and

         o the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Receivables Servicing Fee.

         The CHASEseries Noteholder Percentage means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

         Additional amounts may be allocated to a tranche of notes if the noteholders have the benefit of a derivative agreement or a supplemental credit enhancement agreement. The specific terms of a derivative agreement or supplemental credit enhancement agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the accompanying prospectus supplement for any tranche of notes that has the benefits of those agreements.

         If Principal Collections allocated to the notes for any month are less than the targeted monthly principal payment or deposit for the notes, and any other series of notes has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes will be applied to cover the principal shortfalls of each other series of notes, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series. If, after the application of excess Principal Collections from other series of notes, shortfalls still exist in Principal Collections allocated to a series, then Collateral Certificate Principal Shortfall Payments, if any, from applicable credit card master trusts will be applied to cover the remaining principal shortfalls.

         Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a tranche of notes the portion of the Nominal Liquidation Amount related to that tranche of notes will be reduced to zero and that tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the issuing entity or be allocated a portion of the Default Amount or the Receivables Servicing Fee. For a discussion on how assets are selected for sale if multiple assets exist, see "--Sale of Assets."

         The servicer will allocate to the holder of the Transferor Certificate, the Transferor Percentage of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account, Principal Collections, the Default Amount and the Receivables Servicing Fee. However, if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the payment would become, less than the Minimum Pool Balance, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account. Finance Charge Collections initially allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain issuing entity bank accounts, such as the principal funding subaccount, for the benefit of noteholders to the extent specified herein.


Transferor Amount

         The interest in the issuing entity not securing any series, class or tranche of notes issued by the issuing entity is the Transferor Amount. The Transferor Amount, which may be held either in an uncertificated form or evidenced by a Transferor Certificate, will be held by Chase USA or an affiliate. The Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part upon (1) delivery of certain issuing entity and master trust tax opinions and (2) receipt of written confirmation from each rating agency that has rated any outstanding notes that the transfer will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes. In addition, prior to any transfer of the Transferor Certificate or an interest in the Transferor Amount, (x) the new transferor must agree to assume all of the duties and obligations of the transferor under the transfer and servicing agreement and (y) any additional conditions to the transfer of a beneficial interest as provided in the trust agreement must have been satisfied.

         For any month, the Transferor Amount is equal to the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month. The Transferor Amount will fluctuate due to changes in the aggregate Invested Amount of the collateral certificates, the amount of principal receivables in the issuing entity, the amount on deposit in the excess funding account and the aggregate Nominal Liquidation Amount of all notes. The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the issuing entity. The Transferor Amount does not provide credit enhancement to the notes and will not provide credit enhancement to any series, class or tranche of notes that may be issued by the issuing entity.

         The Required Transferor Amount for any month will generally equal a designated percentage of the amount of principal receivables included in the issuing entity as of the close of business on the last day of that month--referred to as the "Required Transferor Amount Percentage." The Required Transferor Amount Percentage is currently 4%.

         The servicer may designate a different Required Transferor Amount Percentage but prior to reducing the percentage, the servicer must provide the following to the indenture trustee and the collateral agent:

         o written confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

         o    an Issuing Entity Tax Opinion.

         If, for any month, the Transferor Amount is less than the Required Transferor Amount, Chase USA will be required to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA will be required to increase the Invested Amount of an existing collateral certificate as described in "--Addition of Assets." If Chase USA is unable to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA fails to increase the Invested Amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes.


Minimum Pool Balance

         The "Pool Balance" for any month is comprised of (1) the Invested Amount of the outstanding collateral certificates included in the issuing entity at the end of the month plus (2) the amount of principal receivables in the issuing entity at the end of the month plus (3) the amount on deposit in the excess funding account at the end of the month.

         In addition to the Required Transferor Amount requirement, the issuing entity will have a Minimum Pool Balance requirement.

         The Minimum Pool Balance for any month will generally be an amount equal to the sum of (1) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following month and any notes which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

         If, for any month, the Pool Balance is less than the Minimum Pool Balance for the prior month, Chase USA will be required to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA will be required to increase the Invested Amount of an existing collateral certificate as described in "--Addition of Assets." If Chase USA is unable to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or if Chase USA fails to increase the Invested Amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes. See "The Notes--Redemption and Early Amortization of Notes; Early Amortization Events."


Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

         With respect to each month, if (1) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or
(2) the Pool Balance is, or as a result of a payment would become, less than the Minimum Pool Balance, the collateral agent will, at the direction of the servicer, allocate Principal Collections that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Minimum Pool Balance, each determined with respect to the related month.

         Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes in accordance with the applicable indenture supplement. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Transferor Amount is equal to or greater than the Required Transferor Amount and (2) the Pool Balance is equal to or greater than the Minimum Pool Balance.


Increases in the Invested Amount of an Existing Collateral Certificate

         The Invested Amount of any existing collateral certificate included in the issuing entity may be increased by Chase USA and the applicable transferor on any Business Day in connection with the issuance of an additional series, class or tranche of notes or an increase of the Transferor Amount.

         Increases in the Invested Amount of an existing collateral certificate included in the issuing entity will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the applicable transferor, which funding may be in cash or through an increase in the Transferor Amount.

         Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in the issuing entity in the two prior paragraphs, the Invested Amount of an existing collateral certificate will not be increased if an early amortization event has occurred as a result of a failure to transfer additional assets to the issuing entity or a failure to increase the Invested Amount of an existing collateral certificate included in the issuing entity at a time when the Pool Balance for the prior month is less than the Minimum Pool Balance for the prior month, and if increasing the Invested Amount of that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for that collateral certificate.


Addition of Assets

         Chase USA will have the right, from time to time, (1) to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to the issuing entity, (2) to transfer one or more additional collateral certificates to the issuing entity or (3) to increase the Invested Amount of one or more existing collateral certificates included in the issuing entity. You are not entitled to receive prior notice from Chase USA of any addition of credit card accounts or collateral certificates to the issuing entity or of the increase in the Invested Amount of any existing collateral certificate included in the issuing entity. Chase USA will be required to designate additional consumer revolving credit card accounts, transfer additional collateral certificates, or increase the Invested Amount of one or more existing collateral certificates included in the issuing entity, if on any Determination Date, (1) the Transferor Amount is less than the Required Transferor Amount for the prior month, or (2) the Pool Balance is less than the Minimum Pool Balance for the prior month. If Chase USA fails to maintain certain short-term credit ratings as described in the transfer and servicing agreement, the Transferor Amount and the Pool Balance will be determined on a daily basis in accordance with a method to be determined by the servicer, subject to receipt of written confirmation from each rating agency that has rated any outstanding notes that the method of determination will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes.

         Each additional consumer revolving credit card account must be an Issuing Entity Eligible Account and each additional collateral certificate must be an Issuing Entity Eligible Collateral Certificate at the time of its transfer. However, additional collateral certificates, if any, may not be of the same credit quality as the existing collateral certificates and credit card receivables arising in additional consumer revolving credit card accounts, if any, may not be of the same credit quality as the credit card receivables arising in consumer revolving credit card accounts already included in the issuing entity. Additional consumer revolving credit card accounts may have been originated by Chase USA or an affiliate using credit criteria different from those which were applied to the consumer revolving credit card accounts already included in the issuing entity or may have been acquired by Chase USA from a third-party financial institution which may have used different credit criteria from those applied to the consumer revolving credit card accounts already included in the issuing entity.

         The transfer by Chase USA to the issuing entity of additional collateral certificates or credit card receivables arising in additional consumer revolving credit card accounts or, with respect to the first bullet point below, the increase by Chase USA of the Invested Amount of an existing collateral certificate, is subject to the following conditions, among others:

         o Chase USA must give written notice to the owner trustee, the indenture trustee, the servicer, the collateral agent and each rating agency that the additional collateral certificates and/or additional consumer revolving credit card accounts will be included in the issuing entity or that the Invested Amount of an existing collateral certificate is going to be increased;

         o Chase USA will have delivered to the collateral agent and the servicer a written assignment for the additional collateral certificates or additional consumer revolving credit card accounts and Chase USA will have delivered to the collateral agent a computer file containing a true and complete list of the additional consumer revolving credit card accounts;

         o Chase USA, as servicer, will represent and warrant that (x) (1) each additional consumer revolving credit card account is an Issuing Entity Eligible Account or (2) each additional collateral certificate is an Issuing Entity Eligible Collateral Certificate and (y) Chase USA is not insolvent;

         o the acquisition by the issuing entity of the credit card receivables arising in the additional consumer revolving credit card accounts or of the additional collateral certificate will not, in the reasonable belief of Chase USA, cause an early amortization event or event of default or have a material adverse effect on the amount of funds available for distribution to noteholders or the timing of the distribution;

         o if, with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables included in the issuing entity equals or exceeds 15% - or with respect to any twelve-month period, 20% - of the aggregate number of consumer revolving credit card accounts designated for inclusion in the issuing entity as of the first day of that period, the collateral agent will have received notice that no rating agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition;

         o if so notified by any rating agency that has rated any outstanding series, class or tranche of notes that the rating agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates, the collateral agent will have received notice from that rating agency, on or prior to the applicable addition date, specifying that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed transfer of additional collateral certificates; and

         o Chase USA will have delivered to the collateral agent an officer's certificate confirming the items described above.


Removal of Assets

         Chase USA may, but will not be obligated to, designate certain credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the issuing entity. You are not entitled to receive prior notice from Chase USA of any removal of credit card accounts from the issuing entity.

         Chase USA will be permitted to designate for removal from the issuing entity and require reassignment to it, of credit card receivables arising under consumer revolving credit card accounts only upon satisfaction of the following conditions:

         o the removal of any credit card receivables arising in any removed consumer revolving credit card accounts will not, in the reasonable belief of Chase USA, cause an early amortization event or event of default to occur or have a material adverse effect on the amount of funds available to be distributed to noteholders, or cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for the month in which the removal occurs;

         o Chase USA will have delivered to the collateral agent for execution a written assignment and, within 5 Business Days thereafter, a computer file containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of credit card receivables in those removed accounts;

         o Chase USA, as servicer, will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed consumer revolving credit card accounts and only one removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed consumer revolving credit card accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the transferor from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140;

         o on or before the tenth Business Day prior to the removal date, each rating agency will have received notice of the proposed removal of consumer revolving credit card accounts and, if the removed consumer revolving credit card accounts were selected as specified in clause (3) of the preceding bullet point, Chase USA will have received notice from each rating agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes; and

         o Chase USA will have delivered to the collateral agent an officer's certificate confirming the items set forth above.


Issuing Entity Bank Accounts

         The issuing entity has established a collection account for the purpose of receiving amounts collected on the First USA Collateral Certificate, the Chase Collateral Certificate and the credit card receivables designated for inclusion in the issuing entity and amounts collected on the other assets in the issuing entity, including additional collateral certificates that may be transferred at a later date.

         The issuing entity has also established an excess funding account for the purpose of depositing Principal Collections that would otherwise be paid to Chase USA, as holder of the Transferor Certificate, at a time when payments of those Principal Collections to Chase USA would cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance.

         In connection with the notes, the issuing entity has also established a principal funding account and an interest funding account for the benefit of the notes, which will have subaccounts for each tranche of notes, and a Class C reserve account solely for the benefit of the Class C notes, which will have subaccounts for each tranche of Class C notes.

         If so specified in the accompanying prospectus supplement, the issuing entity may direct the indenture trustee to cause the collateral agent to establish and maintain in the name of the collateral agent additional supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee, the collateral agent and the related noteholders.

         The supplemental accounts described in this section are also referred to as issuing entity bank accounts. Amounts maintained in issuing entity bank accounts may only be invested in CHAIT Permitted Investments.

         Each month, collections allocated to the First USA Collateral Certificate, the Chase Collateral Certificate, the Issuing Entity Receivables and any other assets in the issuing entity will first be deposited into the collection account, and then will be allocated among each series of notes secured by the assets in the issuing entity and Chase USA, as holder of the Transferor Certificate. Amounts on deposit in the collection account for the benefit of the holders of the notes will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for each class of notes, to make required payments under any applicable derivative agreements, to make required payments under any applicable supplemental credit enhancement agreement and for other purposes described in "Deposit and Application of Funds in the Issuing Entity."

         Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes when those payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a tranche of notes is not scheduled to be paid every month, the issuing entity will deposit accrued interest amounts funded from Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due. See "Deposit and Application of Funds in the Issuing Entity--Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account."

         If the earnings on funds in the principal funding subaccount with respect to a tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche, Segregated Finance Charge Collections will be allocated to the notes up to the amount of the shortfall and treated as Available Finance Charge Collections to be applied as described in "Deposit and Application of Funds in the Issuing Entity--Available Finance Charge Collections" and "--Segregated Finance Charge Collections."


Derivative Agreements

         If so specified in the accompanying prospectus supplement, the holders of notes of a particular tranche of notes may also have the benefit of one or more derivative agreements, including an interest rate or currency swap, cap or collar with various counterparties. The specific terms of each derivative agreement applicable to the notes and a description of the related counterparty will be included in the accompanying prospectus supplement. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity's payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on U.S. dollar notes will generally be treated as Available Finance Charge Collections. Chase USA or any of its affiliates may be counterparties to a derivative agreement.

         Dollar payments for principal received under derivative agreements for U.S. dollar notes will be treated as Available Principal Collections.

         Payments received under derivative agreements for interest on or principal of foreign currency notes will be applied as specified in the applicable terms document for that tranche.


Transferor Representations and Warranties

         Chase USA, as transferor, has made and will make certain representations and warranties to the issuing entity to the effect that, among other things, as of (1) each date of issuance of a tranche of notes, (2) each date the Invested Amount of an existing collateral certificate is increased and
(3) each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity or one or more additional collateral certificates are transferred to the issuing entity:

         o the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement;

         o the execution and delivery of the transfer and servicing agreement has been duly authorized, and will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound;

         o there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor before any governmental authority asserting the invalidity of the transfer and servicing agreement, seeking to prevent the consummation of any of the transactions contemplated by the transfer and servicing agreement or seeking any determination that would materially and adversely affect the validity or enforceability of the transfer and servicing agreement;

         o the transferor has received all consents required in connection with the transactions contemplated by the transfer and servicing agreement; and

         o the execution of the transfer and servicing agreement will not constitute the violation of any requirements of law applicable to the transferor.

         The transferor will also represent and warrant, among other things, that:

         o as of each date that (1) a new credit card receivable is transferred to the issuing entity, (2) additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, and (3) one or more additional collateral certificates is transferred to the issuing entity, the transfer and servicing agreement and any related written assignment, each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the applicable master trust agreements each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date the Invested Amount of an existing collateral certificate is increased, the transfer and servicing agreement and the applicable master trust agreement each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, and each date one or more additional collateral certificates are transferred to the issuing entity, the information contained in the transfer and servicing agreement describing those credit card accounts and/or collateral certificates that are transferred to the issuing entity is true and correct in all material respects;

         o as of each date a new credit card receivable is transferred to the issuing entity, the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date one or more additional collateral certificates are transferred to the issuing entity, (1) the transferor owns and has good and marketable title to that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate, and that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate will be transferred to the issuing entity by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or encumbrance by any person and in compliance with all requirements of law and all authorizations, consents, orders or approvals or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables and/or collateral certificates or the increased Invested Amount of a collateral certificate;

         o as of the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each date one or more additional collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement constitutes a valid sale, transfer and assignment to the issuing entity of all right, title and interest of the transferor in and to the First USA Collateral Certificate, the Chase Collateral Certificate, the increased Invested Amount of a collateral certificate, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificate or a valid and continuing first priority perfected security interest in the First USA Collateral Certificate, the Chase Collateral Certificate, the increased Invested Amount of collateral certificates, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificates;

         o as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, (1) each related additional consumer revolving credit card account is an Issuing Entity Eligible Account, and (2) each credit card receivable contained in that additional credit card account and each new credit card receivable transferred to the issuing entity by the transferor is, as of the designation date for the consumer revolving credit card account or the date of the creation of that new credit card receivable, as applicable, an Issuing Entity Eligible Receivable and constitutes an "account" within the meaning of the applicable UCC and no selection procedure believed to be materially adverse to the interest of the holders of notes has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the issuing entity; and

         o as of the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in asset pool one is increased and each date one or more additional collateral certificates are transferred to the issuing entity, the existing collateral certificate or each additional collateral certificate, as applicable, is an Issuing Entity Eligible Collateral Certificate.

         If a breach of any representation and warranty described above occurs which has a material and adverse effect on the related collateral certificate or credit card receivable, then--unless the representations and warranties become true and correct in all material respects within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee, the collateral agent and the servicer, after the earlier to occur of the discovery of the breach by the transferor who conveyed the affected collateral certificate or credit card receivable to the issuing entity or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee, the collateral agent or the servicer--the transferor will accept reassignment of the Ineligible Collateral Certificate or Ineligible Receivable, as applicable. The transferor will accept reassignment of each Ineligible Collateral Certificate upon delivery to it of the Ineligible Collateral Certificate with a valid assignment by the collateral agent who will then direct the servicer to
(1) deduct the Invested Amount of each Ineligible Collateral Certificate from the Pool Balance and (2) decrease the Transferor Amount by the Invested Amount of the Ineligible Collateral Certificate. The transferor will accept reassignment of each Ineligible Receivable by directing the servicer to (1) deduct the principal balance of each Ineligible Receivable from the Pool Balance and (2) decrease the Transferor Amount by the principal balance of the Ineligible Receivable.

         If the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Minimum Pool Balance or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Collateral Certificate or Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount or the Pool Balance would be reduced below the Minimum Pool Balance.

         If:

         o (1) a breach of the representation and warranty relating to prior liens or a credit card receivable is not an Issuing Entity Eligible Receivable or a collateral certificate is not an Issuing Entity Eligible Collateral Certificate, and (2) either of the following two conditions is met:

              - as a result of that breach or event, that credit card receivable is charged off as uncollectible or the issuing entity's rights in, to or under that collateral certificate or credit card receivable or its proceeds are impaired or the proceeds of that collateral certificate or credit card receivable are not available for any reason to the issuing entity free and clear of any lien; or

              - the lien upon that credit card receivable or collateral certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or has been consented to by the transferor; or

         o with respect to that credit card receivable, the transferor has taken an action that causes that credit card receivable to be deemed to be an Ineligible Receivable;

then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee, the collateral agent or the owner trustee, the transferor will accept reassignment of that credit card receivable or that collateral certificate on the terms and conditions set forth above.


Sale of Assets

         Assets may be sold upon an event of default and acceleration with respect to a tranche of notes and will be sold on the legal maturity date of a tranche of notes so long as the conditions described in "The Notes--Events of Default" and "The Notes--Events of Default Remedies" are satisfied, and with respect to subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes. None of the transferor, any affiliate of the transferor or any agent of the transferor will be permitted to purchase assets if a sale occurs or to participate in any vote with respect to that sale.

         This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

         o the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

         o the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement and any supplemental credit enhancement provider would be sufficient to pay all amounts due on the accelerated tranche of notes; or

         o if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes including Available Finance Charge Collections and Available Principal Collections allocated to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and any supplemental credit enhancement provider and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of notes consent to the sale.

         Any sale of assets for a tranche of subordinated notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated notes if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until (1) a sufficient amount of the senior notes are prefunded, (2) enough senior notes are repaid, or (3) a sufficient amount of new subordinated notes have been issued, and the tranche of subordinated notes that is to be accelerated is no longer needed to provide the required subordination for the senior notes. If a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes. Proceeds from the sale and amounts on deposit in issuing entity bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

         In connection with any sale of assets for notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated notes, and in no event more than an amount of assets equal to the sum of:

         o    the product of:

              -    the Transferor Percentage,

              -    the aggregate outstanding Pool Balance; and

              - a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections; and

         o    the Nominal Liquidation Amount of the affected tranche of notes.

         The Nominal Liquidation Amount of any tranche of notes will be automatically reduced to zero upon the occurrence of the sale. After the sale, Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated notes. Tranches of notes that have directed sales of assets are not considered outstanding under the indenture.

         After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes, there are sufficient amounts on deposit in the related Class C reserve subaccount.

         Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in "The Notes--Final Payment of the Notes" and that has caused a sale of assets will be treated as Available Finance Charge Collections and be allocated as described in "Deposit and Application of Funds in the Issuing Entity--Application of Available Finance Charge Collections."

             Deposit and Application of Funds in the Issuing Entity

         The asset pool one supplement specifies how Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee will be allocated among the outstanding series of notes and the Transferor Certificate. The CHASEseries indenture supplement specifies how Available Finance Charge Collections, which is the notes' share of Finance Charge Collections plus other amounts treated as Available Finance Charge Collections, and Available Principal Collections, which is the notes' share of Principal Collections plus other amounts treated as Available Principal Collections, will be deposited into the issuing entity bank accounts established for the notes to provide for the payment of principal of and interest on the notes as payments become due. The following sections summarize those provisions.

         For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the notes, see the definition of "CHASEseries Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Principal Collections to the notes, see the definition of "CHASEseries Principal Allocation Percentage" in the "Glossary of Defined Terms."


Available Finance Charge Collections

         Available Finance Charge Collections consist of the following amounts:

         o The notes' share of Finance Charge Collections. See "Sources of Funds to Pay the Notes--Deposit and Application of Funds in the Issuing Entity."

         o Investment earnings on amounts on deposit in the principal funding account and the interest funding account of the notes.

         o Segregated Finance Charge Collections allocated to the notes to cover earning shortfalls on funds on deposit in the principal funding account.

         o Unless otherwise specified in the related terms document for any tranche of notes, payments received under derivative agreements for interest on notes payable in U.S. dollars.

         o Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the notes. See "--Shared Excess Available Finance Charge Collections."

         o Any amounts to be treated as Available Finance Charge Collections pursuant to any terms document including, unless otherwise specified in the related terms document for any tranche of notes, payments received under supplemental credit enhancement agreements for interest on notes payable in U.S. dollars.

         After a sale of assets as described in "Sources of Funds to Pay the Notes--Sale of Assets," any amount on deposit in the interest funding subaccount for the related class or tranche of notes remaining after payment to that class or tranche will be treated as Available Finance Charge Collections for the benefit of other classes or tranches of notes and that class or tranche will not be entitled to any Available Finance Charge Collections. See "The First USA Master Trust and the Chase Master Trust--Application of Collections."

Application of Available Finance Charge Collections

         Each month, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections for the prior month as follows:

         o first, on the applicable Note Transfer Date for each tranche of notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due under related derivative agreements as described in "--Allocation to Interest Funding Subaccounts;"

         o second, on the First Note Transfer Date, to pay the Servicing Fee for the prior month, plus any previously due and unpaid Servicing Fee;

         o third, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the CHASEseries Default Amount for the prior month;

         o fourth, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the notes;

         o fifth, on the applicable Note Transfer Date for each tranche of Class C Notes, to make the targeted deposit to the Class C reserve account, if any;

         o sixth, on the applicable Note Transfer Date, to make any other payments or deposits required by any tranche of notes;

         o seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections;

         o eighth, to be applied as Unapplied Excess Finance Charge Collections from Shared Excess Available Finance Charge Collections Group A as described in "--Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections"; and

         o ninth, on the First Note Transfer Date, to Chase USA, as transferor.

        _______________________________________________________________
       |                                                               |
       |              Available Finance Charge Collections             |
       |_______________________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |  Pay accrued and unpaid interest on each tranche    |
             |     of Class A notes, including any applicable      |
             |       payments to derivative counterparties         |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |  Pay accrued and unpaid interest on each tranche    |
             |     of Class B notes, including any applicable      |
             |       payments to derivative counterparties         |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |  Pay accrued and unpaid interest on each tranche    |
             |     of Class C notes, including any applicable      |
             |       payments to derivative counterparties         |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |         Pay due and unpaid Servicing Fees           |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |  Treat as Available Principal Collections to cover  |
             |           the CHASEseries Default Amount            |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             | Treat as Available Principal Collections to cover   |
             |         Nominal Liquidation Amount Deficit          |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |    Deposit into the Class C reserve account, if     |
             |                     necessary                       |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |    Make any other payments or deposits required     |
             |              for any tranche of notes               |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |      Treat as Shared Excess Available Finance       |
             |     Charge Collections to cover finance charge      |
             |        shortfalls for other series, if any          |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |      Treat as Unapplied Excess Finance Charge       |
             | Collections to cover finance charge shortfalls in   |
             |  the Chase Master Trust and any other designated    |
             |                   master trusts                     |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |          Pay to Chase USA, as transferor            |
             |_____________________________________________________|

Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account

         The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for that month for each tranche of notes. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

         o Interest Payments. The deposit targeted for any tranche of outstanding interest bearing notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month--or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche--to but excluding the Monthly Interest Accrual Date in the following month.

         o Amounts Owed under Derivative Agreements. If a tranche of outstanding notes with a derivative agreement for interest provides for a payment to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the preceding item, the deposit targeted for that tranche for any month, to be deposited on the applicable Note Transfer Date, with respect to any payment to the derivative counterparty, will be specified in the related terms document for that tranche.

         o Discount Notes. The deposit targeted for a tranche of discount notes for any month will be the amount of accretion of principal of that tranche from and including the Monthly Principal Accrual Date in that month--or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche--to but excluding the Monthly Principal Accrual Date in the following month.

         o Specified Deposits. If the terms document relating to any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

         o Additional Interest. Unless otherwise specified in the terms document relating to any tranche of notes, the deposit targeted for any tranche of notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

         Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of notes in the following month. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, including payments received under derivative agreements for interest in foreign currencies.

         A class or tranche of notes for which assets have been sold by Chase USA as described in "Sources of Funds to Pay the Notes--Sale of Assets" will not be entitled to receive any of the above deposits to be made from Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

         The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

         o Available Finance Charge Collections are at least equal to or greater than targeted amounts. If Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of notes on the applicable Note Transfer Date.

         o Available Finance Charge Collections are less than targeted amounts. If Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of notes as described above, then Available Finance Charge Collections will be allocated as follows:

              - first, to cover the deposits with respect to and payments to the Class A notes, pro rata, including any applicable derivative counterparty payments,

              - second, to cover the deposits with respect to and payments to the Class B notes, pro rata, including any applicable derivative counterparty payments, and

              - third, to cover the deposits with respect to and payments to the Class C notes, pro rata, including any applicable derivative counterparty payments.

         In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of:

              - the aggregate amount of the deposits and payments targeted with respect to that tranche, to

              - the aggregate amount of the deposits and payments targeted with respect to all tranches of notes in that class.


Allocations of Reductions from Charge-Offs

         On each First Note Transfer Date when there is a charge-off for an uncovered CHASEseries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of notes as described below.

         Initially, the amount of the charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as described below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits described below will be reallocated to the Class B notes as described below. In addition, charge-offs initially allocated to the Class B notes and charge-offs allocated to the Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to subordinated notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of notes to which it was initially allocated.

         For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated notes.


         Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A Notes and Class B Notes

         No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche's Class A Usage of Class C Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class C notes.

         No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche's Class B Usage of Class C Required Subordinated Amount to exceed that tranche's Class B required subordinated amount of Class C notes.

         The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class C notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

         No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes below zero.


         Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes

         No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche's Class A Usage of Class B Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class B notes.

         The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

         No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes below zero.


Allocations of Reimbursements of Nominal Liquidation Amount Deficits

         If there are Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

         o    first, to the Class A notes;

         o    second, to the Class B notes; and

         o    third, to the Class C notes.

         In each case, Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

         o    the Nominal Liquidation Amount Deficit of that tranche, to

         o the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

         In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.


Application of Available Principal Collections

         Each month, the indenture trustee, at the direction of the servicer, will apply Available Principal Collections for the prior month as follows:

         o first, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

              - the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

              - an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date;

         o second, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B notes and Class C notes for that month minus the aggregate amount of Available Principal Collections, plus certain other amounts, reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

              - the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

              - an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date and the reallocation of Available Principal Collections as described in the first paragraph above;

         o third, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class A notes for that month, plus any previously due and the unpaid Servicing Fee allocable to the Class A notes, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes pro rata, based on, for each tranche of Class A notes, the lesser of:

              - the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

              - an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

         o fourth, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class B notes for that month, plus any previously due and unpaid Servicing Fee allocable to the Class B notes, then Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B Notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

              - the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

              - an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

         o fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of notes as described in "--Targeted Deposits of Available Principal Collections to the Principal Funding Account";

         o sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of all other series;

         o seventh, to be deposited in the excess funding account until the Transferor Amount for the prior monthly period equals or exceeds the Required Transferor Amount for the prior monthly period and the Pool Balance for such prior monthly period equals or exceeds the Minimum Pool Balance for such prior monthly period; and

         o    eighth, to be paid to Chase USA, as the transferor.

         A tranche of notes for which assets have been sold as described in "Sources of Funds to Pay the Notes--Sale of Assets," will not be entitled to receive any further allocations of Available Finance Charge Collections, Available Principal Collections or any other assets of the issuing entity.

        _______________________________________________________________
       |                                                               |
       |              Available Finance Charge Collections             |
       |_______________________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |    Cover interest shortfalls for each tranche of    |
             |     Class A notes until Nominal Liquidation         |
             |     Amount or unused subordinated amount for        |
             |              that tranche equals zero               |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |    Cover interest shortfalls for each tranche of    |
             |     Class B notes until Nominal Liquidation         |
             |     Amount or unused subordinated amount for        |
             |              that tranche equals zero               |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |    Cover interest shortfalls for each tranche of    |
             |      senior notes until Nominal Liquidation         |
             |     Amount or unused subordinated amount for        |
             |              that tranche equals zero               |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |     Make targeted deposits to principal funding     |
             |      account for each tranche of Class A notes      |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |     Make targeted deposits to principal funding     |
             |      account for each tranche of Class B notes      |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |     Make targeted deposits to principal funding     |
             |      account for each tranche of Class C notes      |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |      Treat as Shared Excess Available Principal     |
             |    Collections to cover principal shortfalls for    |
             |                 other series, if any                |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |      Deposit into excess funding account until      |
             |         the Required Transferor Amount and          |
             |          Minimum Pool Balance are reached           |
             |_____________________________________________________|
                                       |
                                       |
              _________________________|___________________________
             |                                                     |
             |          Pay to Chase USA, as transferor            |
             |_____________________________________________________|

Reductions to the Nominal Liquidation Amount of Subordinated CHASEseries Notes from Reallocations of Available Principal Collections

         Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of "--Application of Available Principal Collections" will reduce the Nominal Liquidation Amount of the Class C notes. However, the aggregate amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

         Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of "--Application of Available Principal Collections" which does not reduce the Nominal Liquidation Amount of Class C notes pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

         Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes described in the second paragraph of "--Application of Available Principal Collections" will reduce the Nominal Liquidation Amount--determined after giving effect to the preceding paragraphs--of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of "--Application of Available Principal Collections" will reduce the Nominal Liquidation Amount--determined after giving effect to the preceding paragraphs--of the Class C notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes--determined after giving effect to the preceding paragraphs.

         Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of "--Application of Available Principal Collections" which does not reduce the Nominal Liquidation Amount of the Class C notes as described above will reduce the Nominal Liquidation Amount--determined after giving effect to the preceding paragraphs--of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes--determined after giving effect to the preceding paragraphs--and that reduction in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

         Each reallocation of Available Principal Collections paid to the servicer described in the fourth paragraph of "--Application of Available Principal Collections" will reduce the Nominal Liquidation Amount--determined after giving effect to the preceding paragraphs--of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Subject to the following paragraph, each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month.

         Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes. However, the amount of that reduction for each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month.

         None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes below zero.

         For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated notes.


Limit on Allocations of Available Principal Collections and Available Finance Charge Collections to Tranches of Notes

         Each tranche of notes is allocated Available Principal Collections and Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Available Principal Collections to cover payments of interest on senior notes or the Servicing Fee allocable to senior notes or due to charge-offs for any uncovered CHASEseries Default Amount, that tranche will not be allocated Available Principal Collections or Available Finance Charge Collections to the extent of these reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amount payable under any applicable derivative agreement, any amount payable under any supplemental credit enhancement agreement and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or due to charge-offs for any uncovered CHASEseries Default Amount, it is possible for that tranche's Nominal Liquidation Amount to be increased by allocations of Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any Available Finance Charge Collections available for these allocations.


Targeted Deposits of Available Principal Collections to the Principal Funding Account

         With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made. A tranche of notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

         o Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the

              Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

o Budgeted Deposits. Beginning with the twelfth month before the scheduled principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

         The issuing entity may postpone the date of the commencement of the targeted deposits under the previous sentence as described in "The Notes--Revolving Period."

         o Prefunding of the Principal Funding Account of Senior Notes. If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.


              If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class B notes that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

         Prefunding of the principal funding subaccounts of tranches of senior notes will continue until:

         - enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

         - new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

         - the principal funding subaccounts of the senior notes are prefunded to an appropriate level so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.


              For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in "The Notes--Required Subordinated Amount."

              If any tranche of senior notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

              When the prefunded amounts for any tranche of Class A notes or Class B notes are no longer necessary, they will be withdrawn from the applicable principal funding subaccount and first allocated among and deposited to the principal funding subaccounts of other tranches of notes as necessary, second deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and third paid to the transferor in respect of the month in which the withdrawal occurs. The Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

         o Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

         o Amounts Owed under Derivative Agreements. If a tranche of U.S. dollar notes or [foreign currency notes] has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche on each Note Transfer Date with respect to any payment to the derivative counterparty will be specified in the terms document related to that tranche.


Allocation to Principal Funding Subaccounts

         Available Principal Collections, after reallocation to cover Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

         o Available Principal Collections Are at least Equal to Targeted Amounts. If Available Principal Collections remaining after giving effect to items one through four described in "--Application of Available Principal Collections" are at least equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

         o Available Principal Collections Are Less Than Targeted Amounts. If Available Principal Collections remaining after giving effect to items one through four described in "--Application of Available Principal Collections" are less than the sum of the deposits targeted by each tranche of notes, then

              Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

              - first, the amount available will be allocated to the Class A notes;

              - second, the amount available after the application above will be allocated to the Class B notes; and

              - third, the amount available after the applications above will be allocated to the Class C notes.


              In each case, Available Principal Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

              - the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

              - the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.


              If restrictions described in "--Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches" prevent the deposit of Available Principal Collections into the principal funding subaccount of any subordinated notes, the aggregate amount of Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for each tranche of senior notes. See "--Targeted Deposits of Available Principal Collections to the Principal Funding Account."

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches


         Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

         No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following that deposit, the available subordinated amount of Class B notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate Nominal Liquidation Amount of all other Class B notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes occurring in that month.

         No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following that deposit:

         o the available subordinated amount of Class C notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes; and

         o the available subordinated amount of Class C notes is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes.

         For this purpose, the available subordinated amount of Class C notes is equal to the aggregate Nominal Liquidation Amount of all other Class C notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes occurring in that month.

         Available Principal Collections will be deposited in the principal funding subaccount of a subordinated note on a Note Transfer Date if and only to the extent the deposit is not contrary to any of the preceding three paragraphs and the prefunding target amount for each senior note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

         Limit on Repayment of all Tranches

         No amount on deposit in a principal funding subaccount of any tranche of notes, or with respect to the Class C notes only, if applicable, a Class C reserve subaccount of any such tranche, will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of foreign currency notes, any other amount that may be specified in the related terms document for that tranche.


Payments Received under Derivative Agreements for Principal

         Dollar payments for principal received under derivative agreements will be treated as Available Principal Collections.


Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

         Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the CHASEseries indenture supplement.


Withdrawals from Interest Funding Subaccounts

         After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

         o Withdrawal for Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the applicable terms document relating to that tranche will be withdrawn from the applicable interest funding subaccount and, if so specified in the applicable terms document, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

         o Withdrawals for Discount Notes. On each applicable Monthly Principal Accrual Date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche from the prior Monthly Principal Accrual Date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable Monthly Principal Accrual Date will be withdrawn from the applicable interest funding subaccount and first deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and then paid to the transferor.

         o Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing derivative agreement for interest, an amount equal to the amount of that payment to be made under the applicable derivative agreement, including, if applicable, any overdue interest payments and any additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable derivative counterparty.

         If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in "--Allocation to Interest Funding Subaccounts," second applied to cover any principal funding subaccount shortfalls in the manner described in "--Allocation to Principal Funding Subaccounts," and third paid to the transferor.


Withdrawals from Principal Funding Account

         After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o Withdrawals for U.S. Dollar Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuing entity will direct the applicable derivative counterparty to remit that party's payments under the derivative agreement to the applicable paying agent or as otherwise specified in the applicable terms document.

         o Withdrawal for U.S. Dollar Notes with a Non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable terms document for that tranche will be withdrawn from the applicable principal funding subaccount, converted based on the applicable spot exchange rate, and paid to the applicable paying agent.

         o Withdrawal of Prefunding Excess Amounts. If the issuing entity on any date determines with respect to any senior notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in those principal funding subaccounts; fourth, deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month; and, fifth, paid to the transferor in respect of the month in which the withdrawal occurs; provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

         o Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated notes may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments specified in a terms document.

         Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.


Targeted Deposits to the Class C Reserve Account

         The Class C reserve account will be funded on each applicable Note Transfer Date, as necessary, from Available Finance Charge Collections as described under "--Application of Available Finance Charge Collections." The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the CHASEseries indenture supplement.


Withdrawals from the Class C Reserve Account

         Withdrawals will be made from the Class C reserve account in the amount and manner required under the CHASEseries indenture supplement.

Pro Rata Payments Within a Tranche of Notes

         All notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each note in that tranche.


Shared Excess Available Finance Charge Collections

         Available Finance Charge Collections for any month remaining after making the sixth application described in "--Application of Available Finance Charge Collections" will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls.

         Shared Excess Available Finance Charge Collections, to the extent available and allocated to the notes plus any other payments received in respect of the notes, will cover shortfalls in the first six applications described in "--Application of Available Finance Charge Collections."

         Shared Excess Available Finance Charge Collections Group A may include any other series of notes which may be issued by the issuing entity.


Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections

         If the amount of Shared Excess Available Finance Charge Collections for any month exceeds the amount required to cover all Finance Charge Collections shortfalls for all series of notes in Shared Excess Available Finance Charge Collections Group A, that excess, called "Unapplied Excess Finance Charge Collections," will be made available to cover finance charge shortfalls for certain series of certificates issued by the Chase Master Trust or any other designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied excess finance charge sharing collateral certificates. The First USA Collateral Certificate is not an unapplied excess finance charge sharing collateral certificate.

         If after application of Shared Excess Available Finance Charge Collections for any month, a shortfall remains with respect to any of the first six applications described in "--Application of Available Finance Charge Collections," finance charge collections remaining with respect to certain series issued by the Chase Master Trust or any other designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied master trust level excess finance charge sharing collateral certificates, after all required applications are made with respect to those master trusts or securitization special purpose entities, called "Unapplied Master Trust Level Excess Finance Charge Collections," may be allocated to the CHASEseries to cover remaining shortfalls with respect to any of the first six applications described in "--Application of Available Finance Charge Collections." If shortfalls with respect to all series in Shared Excess Available Finance Charge Collections Group A exceed the amount of Unapplied Master Trust Level Excess Finance Charge Collections for any month, Unapplied Master Trust Level Excess Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of the shortfalls. The First USA Collateral Certificate is not an unapplied master trust level excess finance charge sharing collateral certificate.

Shared Excess Available Principal Collections

         Available Principal Collections remaining after making the fifth application described in "--Application of Available Principal Collections," plus amounts on deposit in the excess funding account as described in "Sources of Funds to Pay the Notes--Issuing Entity Bank Accounts," will be available for allocation to other series of notes. This excess, plus excesses, if any, from other series of notes, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the notes and, with respect to series of notes other than the CHASEseries, to cover shortfalls specified in the applicable indenture supplements.

         Shared Excess Available Principal Collections, to the extent available and allocated to the notes, will cover shortfalls in the fifth application described in "--Application of Available Principal Collections." If the shortfalls for all series of notes issued by the issuing entity exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among all series of notes based on the relative amounts of those shortfalls for that month.


Unapplied Master Trust Level Principal Collections

         If after application of Shared Excess Available Principal Collections for any month, a shortfall remains with respect to the fifth application described in "--Application of Available Principal Collections," Principal Collections remaining after all required applications at the Chase Master Trust and the First USA Master Trust, called "Unapplied Master Trust Level Principal Collections," may be allocated to the CHASEseries to cover remaining shortfalls with respect to the fifth application described in "--Application of Available Principal Collections." If these shortfalls with respect to all series of notes exceed the amount of Unapplied Master Trust Level Principal Collections for any month, Unapplied Master Trust Level Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of those shortfalls.


Segregated Finance Charge Collections

         "Segregated Finance Charge Collections" are Finance Charge Collections initially allocated to Chase USA, as holder of the Transferor Certificate, that are reallocated to the notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche. Segregated Finance Charge Collections will be allocated to any tranche of notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche. Segregated Finance Charge Collections allocated to the notes will be treated as Available Finance Charge Collections and will be applied as described in "--Available Finance Charge Collections."


              The First USA Master Trust and the Chase Master Trust

         The following discussion summarizes the material terms of (1) the second amended and restated First USA Master Trust pooling and servicing agreement--dated as of March 14, 2006, between Chase USA, as transferor and as servicer, and The Bank of New York (Delaware), as First USA Master Trust Trustee, which may be amended from time to time, and is referred to in this prospectus as the "First USA Master Trust agreement"--and the series supplements to the First USA Master Trust agreement and (2) the fourth amended and restated Chase Master Trust pooling and servicing agreement--dated as of March 14, 2006, between Chase USA, as transferor and as servicer, and The Bank of New York, as Chase Master Trust Trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the "Chase Master Trust agreement"--and the series supplements to the Chase Master Trust agreement. The First USA Master Trust agreement and the Chase Master Trust agreement have both been filed as exhibits to the registration statement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA Master Trust agreement, the series supplements to the First USA Master Trust agreement, the Chase Master Trust agreement and the series supplements to the Chase Master Trust agreement, as applicable.


General

         The First USA Master Trust is a common law trust existing under the First USA Master Trust agreement which is governed by Delaware law. The Chase Master Trust is a common law trust existing under the Chase Master Trust agreement which is governed by Delaware law. Each Master Trust will only engage in the following business activities:

         o    acquiring and holding assets of the applicable Master Trust;

         o issuing series of certificates and other interests in the applicable Master Trust;

         o receiving collections and making payments on the applicable Collateral Certificate and other interests in that Master Trust; and

         o engaging in related activities, including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto.

         As a consequence, neither the First USA Master Trust nor the Chase Master Trust is expected to have any need for additional capital resources other than the assets of the First USA Master Trust or the Chase Master Trust, as applicable.


The Credit Card Receivables

         The First USA Master Trust Portfolio consists of credit card receivables which arise in consumer revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the First USA Master Trust agreement as applied on the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the date of their designation. The Chase Master Trust Portfolio consists of credit card receivables which arise in consumer revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the Chase Master Trust agreement as applied on the Chase Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the date of their designation. Chase USA will have the right, subject to certain limitations and conditions described in the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable, and in some circumstances will be obligated, to designate from time to time (1) additional First USA Master Trust Eligible Accounts for inclusion in the First USA Master Trust and (2) additional Chase Master Trust Eligible Accounts for inclusion in the Chase Master Trust and to transfer to the First USA Master Trust or the Chase Master Trust, as applicable, all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or created afterward.

         Chase USA, as transferor of the First USA Master Trust, will be required to designate additional consumer revolving credit card accounts, to the extent available:

         o to maintain the First USA Master Trust Transferor Interest so that, during any period of 30 consecutive days, the First USA Master Trust Transferor Interest averaged over that period equals or exceeds the First USA Master Trust Minimum Transferor Interest for the same period; and

         o to maintain, for each monthly period and for so long as First USA Master Trust certificates of any series--including the First USA Collateral Certificate--remain outstanding, an aggregate amount of principal receivables in the First USA Master Trust equal to or greater than the First USA Master Trust Minimum Aggregate Principal Receivables.

         Chase USA, as transferor of the Chase Master Trust, will be required to designate additional consumer revolving credit card accounts, to the extent available:

         o to maintain the Chase Master Trust Transferor Interest so that, for any monthly period, the Chase Master Trust Transferor Interest equals or exceeds the Chase Master Trust Minimum Transferor Interest for the same period; and

         o to maintain, for each monthly period and for so long as Chase Master Trust certificates of any series--including the Chase Collateral Certificate--remain outstanding, an aggregate amount of principal receivables in the Chase Master Trust equal to or greater than the Chase Master Trust Minimum Aggregate Principal Receivables;

provided, that in the event that Chase USA fails to maintain certain short-term credit ratings as described in the Chase Master Trust agreement, the Chase Master Trust Transferor Interest and the aggregate amount of principal receivables in the Chase Master Trust will be determined on a daily basis in accordance with a method to be determined by the servicer, subject to written confirmation of each rating agency then rating any outstanding Chase Master Trust certificate that the ratings of those certificates will not be withdrawn or downgraded.

         Receivables from additional credit card accounts will be transferred to the First USA Master Trust or the Chase Master Trust, as applicable, on or before the tenth Business Day following, (a) with respect to the First USA Master Trust, that 30 day period or the last day of any month, as the case may be, and (b) with respect to the Chase Master Trust, the end of that month. During the term of a Master Trust, all new credit card receivables arising in the consumer revolving credit card accounts designated for that Master Trust will be transferred automatically to that Master Trust by Chase USA. The total amount of credit card receivables in each Master Trust will fluctuate from day to day because the amount of new credit card receivables arising in the consumer revolving credit card accounts may be higher or lower than the aggregate amount of payments collected on existing credit card receivables and the amount of credit card receivables written off as uncollectible on that day.

         Any additional consumer revolving credit card accounts designated by Chase USA to be added to the First USA Master Trust or the Chase Master Trust, as applicable, must meet certain eligibility requirements described in the applicable Master Trust Agreement on the date of designation and will be conveyed by Chase USA to either the First USA Master Trust or the Chase Master Trust only upon satisfaction of the conditions described in the applicable Master Trust Agreement.


         Chase USA also has the right, subject to certain limitations and conditions described in the succeeding paragraph, to require the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, to reconvey all credit card receivables in consumer revolving credit card accounts designated by Chase USA for removal, whether those credit card receivables are then existing or created afterward. Once a credit card account is removed, credit card receivables existing under that credit card account are not transferred to the Master Trust from which the credit card account was removed.

         Chase USA will be permitted to designate and require reassignment to it of the credit card receivables from removed consumer revolving credit card accounts in a Master Trust only upon satisfaction of the following conditions, among others:

         o the removal of any credit card receivables of any removed consumer revolving credit card accounts will not, in the reasonable belief of Chase USA, (1) cause a Master Trust Pay Out Event for that Master Trust to occur, (2) with respect to the First USA Master Trust, cause the First USA Master Trust Transferor Interest to be less than zero or (3) with respect to the Chase Master Trust, (A) cause the Chase Master Trust Transferor Interest to be less than the Chase Master Trust Minimum Transferor Interest on the Removal Date, (B) cause the sum of the aggregate amount of principal receivables and the excess funding amount in the Chase Master Trust to be less than the Chase Master Trust Minimum Aggregate Principal Receivables, or (C) result in the failure of Chase USA to make any payment specified in the related supplement to the Chase Master Trust agreement with respect to any series;

         o Chase USA will have delivered to the applicable Master Trust Trustee for execution a written assignment and a computer file or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of the credit card receivables in those removed credit card accounts;

         o each rating agency then rating each series of certificates issued by a Master Trust, including a Collateral Certificate, outstanding under the applicable Master Trust will have received notice of that proposed removal of consumer revolving credit card accounts from that Master Trust and Chase USA will have received notice from each of those rating agencies that the proposed removal will not result in a downgrade or withdrawal of its then-current rating for any of the series issued and outstanding under that Master Trust;

         o Chase USA will have delivered to the applicable Master Trust Trustee an officer's certificate confirming the items described above;

         o with respect to the First USA Master Trust, Chase USA will represent and warrant that (x) no selection procedures believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates, including the issuing entity, as holder of the First USA Collateral Certificate, outstanding under the First USA Master Trust were utilized in selecting the consumer revolving credit card accounts to be removed from the First USA Master Trust and (y) (1) a random selection procedure was used by Chase USA in selecting the removed consumer revolving credit card accounts and only one such removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement, upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) that removal of consumer revolving credit card accounts will not preclude transfers of credit card receivables to the First USA Master Trust from being accounted for as sales under generally accepted accounting principles or prevent the master trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140 and the transferor will have delivered to the First USA Master Trust Trustee and each credit enhancement provider an officer's certificate, dated the Removal Date, to that effect; and

         o with respect to the Chase Master Trust, Chase USA will represent and warrant that (w) the designation and reassignment of such receivables from removed accounts will not (1) adversely affect the tax characterization as debt of any class of certificates of any outstanding series or class in respect of which an opinion was delivered at the time of issuance that such class would be treated as debt for U.S. federal income tax purposes, (2) cause the Chase Master Trust following such designation and acceptance to be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the Internal Revenue Code) taxable as a corporation and
              (3) cause or constitute a taxable event in which gain or loss would be recognized by any certificateholder or the Chase Master Trust, (x) no selection procedures believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates, including the issuing entity, as holder of the Chase Collateral Certificate, outstanding under the Chase Master Trust were utilized in selecting the consumer revolving credit card accounts to be removed from the Chase Master Trust, (y)(I) a random selection procedure was used by Chase USA in selecting the removed accounts and only one such removal of randomly selected accounts shall occur in each monthly period or (II) the removed accounts are subject to an arrangement with a third party pursuant to which the third party has the right or the option to purchase the removed accounts and which right or option has arisen in response to a third-party action or decision not to act and not the unilateral action of Chase USA and that right or option has been exercised by the third party and (z) as of the removal notice date, either (a) the receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such receivables is not more than 60 days, or (b) the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed 90 days.

         Throughout the term of the First USA Master Trust and the Chase Master Trust, as applicable, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated on the First USA Master Trust Cut Off Date or the Chase Master Trust Cut Off Date, as applicable, plus any additional consumer revolving credit card accounts added to that Master Trust and minus any consumer revolving credit card accounts removed from that Master Trust. With respect to each series of certificates issued by a Master Trust, Chase USA will represent and warrant to that Master Trust that, as of the date of issuance of the related series, the credit card receivables in that Master Trust meet certain eligibility requirements. A similar representation and warranty will be made by Chase USA on each day when credit card receivables arising in additional consumer revolving credit card accounts are conveyed to the issuing entity. See "Sources of Funds to Pay the Notes--Transferor Representations and Warranties."


Certificates Issued by a Master Trust

         Each series of First USA Master Trust certificates will represent interests in certain assets of the First USA Master Trust, including the right to the applicable First USA Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the First USA Master Trust. Each series of Chase Master Trust certificates will represent interests in certain assets of the Chase Master Trust, including the right to the applicable Chase Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the Chase Master Trust.

         Chase USA currently owns the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest. The First USA Master Trust Transferor Interest represents the interest in the First USA Master Trust not represented by the certificates issued and outstanding under the First USA Master Trust, including the First USA Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the First USA Master Trust. The Chase Master Trust Transferor Interest represents the interest in the Chase Master Trust not represented by the certificates issued and outstanding under the Chase Master Trust, including the Chase Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the Chase Master Trust. The holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, will generally have the right to the First USA Master Trust Transferor Percentage or the Chase Master Trust Transferor Percentage, as applicable, of all cardholder payments from the credit card receivables in the First USA Master Trust or the Chase Master Trust, as applicable. Each of the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest may be transferred in whole or in part subject to the limitations and conditions described in the applicable Master Trust Agreement. See "--Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust and the Chase Master Trust."

         The amount of principal receivables in each Master Trust will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of principal receivables in the applicable Master Trust. As a result, the First USA Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of the First USA Master Trust for a series of certificates issued by the First USA Master Trust and will also change to reflect the variations in the amount of principal receivables in the First USA Master Trust and the Chase Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of the Chase Master Trust for a series of certificates issued by the Chase Master Trust and will also change to reflect the variations in the amount of principal receivables in the Chase Master Trust. The First USA Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of certificates by the First USA Master Trust or as a result of an increase in the Invested Amount of the First USA Collateral Certificate and the Chase Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of certificates by the Chase Master Trust or as a result of an increase in the Investor Interest of the Chase Collateral Certificate. See "--New Issuances" and "The Notes--Issuances of New Series, Classes and Tranches of Notes."


Transfer and Assignment of Credit Card Receivables to the Master Trusts

         Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the First USA Master Trust and all credit card receivables created afterward in those credit card accounts to the First USA Master Trust. Chase USA has also transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the Chase Master Trust and all credit card receivables created afterward in those credit card accounts to the Chase Master Trust.

         Other than indicating in its computer files that the credit card receivables have been conveyed to the applicable Master Trust, the records and agreements relating to the consumer revolving credit card accounts and the credit card receivables in the First USA Master Trust or the Chase Master Trust maintained by Chase USA or the servicer are not and will not be segregated by Chase USA or the servicer, as applicable, from other documents and agreements relating to other consumer revolving credit card accounts and credit card receivables and are not and will not be stamped or marked to reflect the transfer of the credit card receivables to the First USA Master Trust or the Chase Master Trust, but the computer records of Chase USA are and will be required to be marked to evidence that transfer. Chase USA has filed and will file UCC financing statements with respect to the credit card receivables in the First USA Master Trust and the Chase Master Trust meeting the requirements of Delaware state law. See "Risk Factors" and "Material Legal Aspects of the Credit Card Receivables."


First USA Master Trust Investor Percentage

         The servicer for the First USA Master Trust will allocate between the Invested Amount of each series of certificates, including the First USA Collateral Certificate, issued by and outstanding under the First USA Master Trust and the First USA Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all First USA Master Trust Finance Charge Collections, all First USA Master Trust Principal Collections and all First USA Master Trust credit card receivables in Defaulted Accounts, based on a varying percentage called the "First USA Master Trust Investor Percentage." For a description of how allocations will be made to the First USA Collateral Certificate by the First USA Master Trust, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate."

Chase Master Trust Investor Percentage

         The servicer for the Chase Master Trust will allocate between the Invested Amount of each series of certificates, including the Chase Collateral Certificate, issued by and outstanding under the Chase Master Trust and the Chase Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all Chase Master Trust Finance Charge Collections, all Chase Master Trust Principal Collections and all Chase Master Trust credit card receivables in Defaulted Accounts, based on a varying percentage called the "Chase Master Trust Investor Percentage." For a description of how allocations will be made to the Chase Collateral Certificate by the Chase Master Trust, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate."


Application of Collections

         Except as otherwise provided below, the servicer for each Master Trust will deposit into the collection account for that Master Trust any payment collected by the servicer on the credit card receivables in that Master Trust no later than the second Business Day following the date of processing. However, Chase USA, as servicer, will make those deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of those deposits and payments which would have been made on a daily basis if:

         o (1) Chase USA, as servicer, provides to the Master Trust Trustee for the applicable Master Trust a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and (2) Chase USA will not have received a notice from that rating agency that that letter of credit would result in a downgrade or withdrawal of that rating agency's then-existing rating of any series of certificates, including the Collateral Certificate, previously issued by the applicable Master Trust and then-outstanding; or

         o Chase USA, as servicer, has and maintains a certificate of deposit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's and, with respect to the First USA Master Trust only, deposit insurance provided by the FDIC.

         Any amounts allocated in respect of principal receivables in the First USA Master Trust that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest, together with any payments made by Chase USA to the First USA Master Trust with respect to adjustment payments will be held in the collection account for the First USA Master Trust and paid to the holder of the First USA Master Trust Transferor Interest if, and only to the extent that, the First USA Master Trust Transferor Interest is greater than the First USA Master Trust Minimum Transferor Interest. First USA Master Trust Unallocated Principal Collections will be applied to principal shortfalls for each series issued by the First USA Master Trust, including the First USA Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the First USA Master Trust, including the First USA Collateral Certificate, exceed First USA Master Trust Unallocated Principal Collections for any month, First USA Master Trust Unallocated Principal Collections will be allocated pro rata among the applicable series issued by the First USA Master Trust, including the First USA Collateral Certificate, based on the relative amounts of principal shortfalls.

         Any amounts allocated in respect of principal receivables in the Chase Master Trust that are allocated to, but not paid to, Chase USA because the Chase Master Trust Transferor Interest is less than the Chase Master Trust Minimum Transferor Interest, together with any payments made by Chase USA to the Chase Master Trust with respect to adjustment payments will be held in the excess funding account for the Chase Master Trust and paid to the holder of the Chase Master Trust Transferor Interest if, and only to the extent that, the Chase Master Trust Transferor Interest is greater than the Chase Master Trust Minimum Transferor Interest. Amounts on deposit in the excess funding account for the Chase Master Trust will be applied to principal shortfalls for each series issued by the Chase Master Trust, including the Chase Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the Chase Master Trust, including the Chase Collateral Certificate, exceed the amount on deposit in the excess funding account for the Chase Master Trust for any month, that amount will be allocated pro rata among the applicable series issued by the Chase Master Trust, including the Chase Collateral Certificate, based on the relative amounts of principal shortfalls.


Defaulted Receivables; Rebates and Fraudulent Charges

         Prior to each distribution date, the servicer for each Master Trust will calculate the aggregate Master Trust Default Amount for that Master Trust for the preceding month. The servicer will then allocate to each Master Trust the applicable Master Trust Investor Percentage of the Master Trust Default Amount for that Master Trust. In the case of a Collateral Certificate, the Master Trust Investor Percentage of the Master Trust Default Amount will reduce the Invested Amount of that Collateral Certificate and the reduced Invested Amount will only be restored if the transferor elects to increase the Invested Amount of that Collateral Certificate.

         If the servicer for a Master Trust adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Master Trust Transferor Interest for that Master Trust will be reduced by the amount of the adjustment. In addition, the Master Trust Transferor Interest for a Master Trust will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. To the extent that these reductions would cause the First USA Master Trust Transferor Interest to be less than zero, Chase USA will make a deposit in the amount of this shortfall into the First USA Master Trust principal account. To the extent that these reductions would cause the Chase Master Trust Transferor Interest to be less than the Chase Master Trust Minimum Transferor Interest, Chase USA will make a deposit in the amount of this shortfall into the excess funding account.


First USA Master Trust and Chase Master Trust Termination

         The First USA Master Trust will terminate on the First USA Master Trust Termination Date and the Chase Master Trust will terminate on the Chase Master Trust Termination Date. It is currently anticipated that the First USA Master Trust will terminate following the repayment of the series 1998-6 certificates, which is scheduled to occur on August 18, 2008, the scheduled payment date for such certificates. Upon the termination of the First USA Master Trust and the surrender of the certificate evidencing the First USA Collateral Certificate, the First USA Master Trust Trustee will convey to the holder of the First USA Master Trust Transferor Interest all right, title and interest of the First USA Master Trust in and to the credit card receivables and other funds of the First USA Master Trust. Chase USA as holder of the First USA Master Trust Transferor Interest intends to add substantially all of the credit card receivables released from the First USA Master Trust to the issuing entity. Upon the termination of the Chase Master Trust and the surrender of the certificate evidencing the Chase Collateral Certificate, the Chase Master Trust Trustee will convey to the holder of the Chase Master Trust Transferor Interest all right, title and interest of the Chase Master Trust in and to the credit card receivables and other funds of the Chase Master Trust.


Master Trust Pay Out Events

         A Master Trust Pay Out Event will result in the amortization of the applicable Collateral Certificate. A First USA Master Trust Pay Out Event will not cause a Chase Master Trust Pay Out Event and vice versa. No increase in the Invested Amount of the First USA Collateral Certificate will be permitted following the occurrence of a First USA Master Trust Pay Out Event and no increase in the Invested Amount of the Chase Collateral Certificate will be permitted following the occurrence of a Chase Master Trust Pay Out Event. These First USA Master Trust Pay Out Events and Chase Master Trust Pay Out Events include any of the following events:

         o failure on the part of Chase USA, as transferor, (1) to make any payment or deposit on the date required under the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate (or within the applicable grace period which will not exceed 5 days) or (2) to observe or perform in any material respect any other covenants or agreements of Chase USA described in the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate, which failure has a material adverse effect on the certificateholders of that Master Trust and which continues unremedied for a period of 60 days after written notice of that failure from the Master Trust Trustee for that Master Trust requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for that period;

         o any representation or warranty made by Chase USA in the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate or any information required to be given by Chase USA to the applicable Master Trust Trustee to identify the consumer revolving credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of that failure from the Master Trust Trustee for that Master Trust requiring the same to be remedied, and as a result of which the interests of the certificateholders of that Master Trust are materially and adversely affected and continue to be materially and adversely affected for that period, except that a Master Trust Pay Out Event pursuant to this clause will not occur under the applicable Master Trust Agreement if Chase USA has accepted reassignment of the related credit card receivable or all those credit card receivables, if applicable, during that period, or any longer period as the applicable Master Trust Trustee may specify, in accordance with the provisions of the applicable Master Trust Agreement;

         o a failure by Chase USA, as transferor, to convey credit card receivables arising under additional consumer revolving credit card accounts to the First USA Master Trust when required by the First USA Master Trust agreement or to the Chase Master Trust when required by the Chase Master Trust agreement;

         o (x) with respect to the First USA Master Trust, any Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the First USA Collateral Certificate or (y) with respect to the Chase Master Trust, any Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the Chase Collateral Certificate;

         o certain events of insolvency, conservatorship or receivership relating to Chase USA;

         o Chase USA becomes unable for any reason to transfer credit card receivables to the applicable Master Trust in accordance with the provisions of the applicable Master Trust Agreement; or

         o the applicable Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In the case of any event described above with respect to the First USA Master Trust or the Chase Master Trust, a Master Trust Pay Out Event will occur with respect to the Collateral Certificate issued out of that Master Trust without any notice or other action on the part of the applicable Master Trust Trustee or the holder of the Collateral Certificate immediately upon the occurrence of that event.

         In addition to the consequences of a Master Trust Pay Out Event discussed above, if pursuant to certain provisions of federal law, Chase USA voluntarily enters liquidation or a receiver is appointed for Chase USA, on the day of that event Chase USA will immediately cease to transfer principal receivables to the affected Master Trust and promptly give notice to the Master Trust Trustee of the affected Master Trust of that event. With respect to each affected Master Trust, unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Invested Amount of each series of that Master Trust--other than the Collateral Certificate issued out of that Master Trust, which will be deemed to have disapproved of that sale, liquidation or other disposition--or if any series has more than one class, each class issued and outstanding, and any person specified in the applicable Master Trust Agreement, (x) with respect to the First USA Master Trust, the First USA Master Trust Trustee will sell, dispose of, or otherwise liquidate the portion of the credit card receivables in the First USA Master Trust allocated to the series with respect to which all outstanding classes did not vote to continue the First USA Master Trust and (y) with respect to the Chase Master Trust, the Chase Master Trust Trustee will sell, dispose of or otherwise liquidate the entire portfolio of credit card receivables in the Chase Master Trust. However, neither Chase USA nor any affiliate or agent of Chase USA may purchase the credit card receivables of the First USA Master Trust or the Chase Master Trust in the event of that sale, disposition or liquidation of credit card receivables from either Master Trust. The proceeds of that sale, disposition or liquidation of those credit card receivables will be treated as collections of the credit card receivables and applied as specified in "--Application of Collections."

         If the only Master Trust Pay Out Event to occur is either the insolvency of Chase USA or the appointment of a conservator or receiver for Chase USA, the conservator or receiver may have the power to prevent the early sale, liquidation or other disposition of the credit card receivables in the Master Trusts and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the credit card receivables in the Master Trusts and the early retirement of the certificates in each Master Trust. See "Risk Factors."

         On the date on which a First USA Master Trust Pay Out Event occurs, the First USA Collateral Certificate Amortization Period will commence for the First USA Collateral Certificate and on the date on which a Chase Master Trust Pay Out Event occurs, the Chase Collateral Certificate Amortization Period will commence for the Chase Collateral Certificate. A First USA Master Trust Pay Out Event will not cause the Chase Collateral Certificate Amortization Period to commence and vice versa.


New Issuances

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, may cause the applicable Master Trust Trustee to issue one or more new series of certificates and may define all principal terms of that series. Each series issued may have different terms and enhancements than any other series. None of Chase USA, the servicer, the First USA Master Trust Trustee, the First USA Master Trust, the Chase Master Trust Trustee, the Chase Master Trust, the indenture trustee or the issuing entity is required or intends to permit prior review by or to obtain the consent of (x) any certificateholder of any other series previously issued by the First USA Master Trust, (y) any certificateholder of any other series previously issued by the Chase Master Trust or (z) any noteholder of a series previously issued by the issuing entity prior to the issuance of a new series of certificates by the First USA Master Trust or a new series of certificates by the Chase Master Trust. However, as a condition of a new issuance, with respect to the applicable Master Trust, the holder of the Master Trust Transferor Interest for that Master Trust will deliver to the Master Trust Trustee for that Master Trust written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series of that Master Trust, including the applicable Collateral Certificate.


Master Trust Representations and Warranties

         In the First USA Master Trust agreement and the Chase Master Trust agreement, Chase USA has made certain representations and warranties to the First USA Master Trust and the Chase Master Trust, as applicable, to the effect that, among other things, as of the closing date, Chase USA is duly organized and in good standing and has the authority to perform its obligations under the First USA Master
Trust agreement or the Chase Master Trust agreement, as applicable.

         Chase USA has also made representations and warranties to the First USA Master Trust and the Chase Master Trust relating to the credit card receivables in the First USA Master Trust or the Chase Master Trust, as applicable, to the effect that, among other things:

         o as of the relevant cut off date, each of the credit card receivables then existing in the First USA Master Trust or the Chase Master Trust is a First USA Master Trust Eligible Receivable or a Chase Master Trust Eligible Receivable, as applicable; and

         o as of the date of creation of any new credit card receivable, that credit card receivable is a First USA Master Trust Eligible Receivable or a Chase Master Trust Eligible Receivable, as applicable, and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to that credit card receivable.

         In the event of a breach of any representation and warranty described in the preceding paragraph, within 60 days, or any longer period as may be agreed to by the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, of the earlier to occur of the discovery of that breach by Chase USA, as transferor or as servicer, or receipt by Chase USA of written notice of that breach given by the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of that discovery or notice and as a result of that breach:

         o the credit card receivables in the consumer revolving credit card accounts of the applicable Master Trust are charged-off as uncollectible;

         o the applicable Master Trust's rights in, to or under the credit card receivables or its proceeds are impaired; or

         o the proceeds of those credit card receivables are not available for any reason to the applicable Master Trust free and clear of any lien, except for certain tax, governmental and other nonconsensual liens, then Chase USA will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. No reassignment will be required to be made, however, if, on any day within the applicable period, or any longer period, the representations and warranties will then be true and correct in all material respects.

         Chase USA will accept reassignment of each ineligible receivable from a Master Trust by directing the servicer of that Master Trust to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable. In the event that (1) the exclusion of an ineligible receivable from the calculation of the First USA Master Trust Transferor Interest would cause the First USA Master Trust Transferor Interest to be a negative number or (2) the exclusion of an ineligible receivable from the calculation of the Chase Master Trust Transferor Interest would cause the Chase Master Trust Transferor Interest to be less than the Chase Master Trust Minimum Transferor Interest, on the date of reassignment of that ineligible receivable Chase USA will make a deposit in immediately available funds in an amount equal to the amount by which the First USA Master Trust Transferor Interest would be reduced below zero or the Chase Master Trust Transferor Interest would be reduced below the Chase Master Trust Minimum Transferor Interest, as applicable, to the principal account for the First USA Master Trust or the excess funding account for the Chase Master Trust, as applicable. Any such deduction or deposit will be considered a repayment in full of the ineligible receivable. The obligation of Chase USA to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties described in this and the two preceding paragraphs with respect to that credit card receivable available to the certificateholders or the applicable Master Trust Trustee on behalf of certificateholders of that Master Trust.

         Chase USA has also represented and warranted to the First USA Master Trust and the Chase Master Trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by that Master
Trust:

         o the applicable Master Trust Agreement will constitute a legal, valid and binding obligation of Chase USA; and

         o the transfer of credit card receivables by it to (1) the First USA Master Trust under the First USA Master Trust agreement or (2) the Chase Master Trust under the Chase Master Trust agreement, as applicable, will constitute either:

              - a valid transfer and assignment to that Master Trust of all right, title and interest of Chase USA in and to the credit card receivables in that Master Trust other than credit card receivables in additional consumer revolving credit card accounts, whether then existing or created afterward and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, except for the interest of Chase USA as holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable; or

              - the grant of a security interest in those credit card receivables, except for certain tax, governmental and other nonconsensual liens, and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each such credit card receivable upon its creation.

         In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the applicable Master Trust Trustee or the holders of certificates evidencing interests in the applicable Master Trust aggregating more than 50% of the aggregate Invested Amount of all series outstanding under that Master Trust may direct Chase USA to accept reassignment of the First USA Master Trust Portfolio or the Chase Master Trust Portfolio, as applicable, within 60 days of that notice, or within any longer period specified in that notice. Chase USA will be obligated to accept reassignment of those credit card receivables in the First USA Master Trust on a First USA Master Trust Distribution Date occurring within that applicable period and in the Chase Master Trust on a Chase Master Trust Distribution Date occurring within that applicable period. No reassignment will be required to be made, however, if at any time during that applicable period, or that longer period, the representations and warranties will then be true and correct in all material respects. The deposit amount for that reassignment will be equal to:

         o the Invested Amount for each series outstanding under the applicable Master Trust on the last day of the month preceding the Master Trust Distribution Date for that Master Trust on which the reassignment is scheduled to be made; minus

         o the amount, if any, previously allocated for payment of principal to those certificateholders, or other interest holders, on that Master Trust Distribution Date; plus

         o an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of that interest on that Master Trust Distribution Date.

         The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Invested Amount for each series that is required to be repurchased and will be distributed upon presentation and surrender of the certificates for each of those series. If the First USA Master Trust Trustee, the Chase Master Trust Trustee or certificateholders of the applicable Master Trust give a notice as provided above, the obligation of Chase USA to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the First USA Master Trust Trustee, the Chase Master Trust Trustee or those certificateholders.

         It is not required or anticipated that the First USA Master Trust Trustee, the Chase Master Trust Trustee or the owner trustee on behalf of the issuing entity will make any initial or periodic general examination of the credit card receivables or any records relating to the credit card receivables of the applicable Master Trust or the issuing entity for the purpose of establishing the presence or absence of defects, compliance with Chase USA's representations and warranties or for any other purpose. The servicer for each Master Trust, however, will deliver to the applicable Master Trust Trustee on behalf of the applicable Master Trust on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of that Master Trust in and to the credit card receivables.


Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust and the Chase Master Trust

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the servicer will indemnify the applicable Master Trust and the applicable Master Trust Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the applicable Master Trust or the applicable Master Trust Trustee. However, the servicer for each Master Trust will not indemnify the Master Trust, the certificateholders under that Master Trust or the certificate owners of that Master Trust:

         o for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Master Trust Trustee, in the performance of its duties under the applicable Master Trust Agreement;

         o for liabilities arising from actions taken by the Master Trust Trustee, at the request of certificateholders of the applicable Master Trust;

         o for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or credit card receivables which are written off as uncollectible; or

         o for any liabilities, costs or expenses of the Master Trust, the certificateholders or the certificate owners of that Master Trust arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith, required to be paid by the Master Trust, the certificateholders or the certificate owners of that Master Trust in connection with the applicable Master Trust Agreement, to any taxing authority.

         In addition, each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that, subject to certain exceptions, Chase USA will indemnify the applicable Master Trust and Master Trust Trustee, from and against any reasonable loss, liability, expense, damage or injury (other than those incurred by a certificateholder as a result of defaults in payment of the credit card receivables) arising out of or based upon the arrangement created by the applicable Master Trust Agreement, as though that Master Trust Agreement created a partnership under the New York Uniform Partnership Law in which Chase USA is a partner.

         Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the First USA Master Trust, the First USA Master Trust Trustee, the Chase Master Trust, the Chase Master Trust Trustee, the certificateholders of any certificates issued by each Master Trust or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Master Trust Agreements. Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence of Chase USA, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties under the Master Trust Agreements. In addition, each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under each Master Trust Agreement and which in its opinion may cause it to incur any expense or liability.

         In accordance with the First USA Master Trust agreement, the servicer or transferor, as applicable, shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

         o the corporation formed by the consolidation or merger or the person which acquires the properties and assets of the servicer or transferor, as applicable, substantially as an entirety will be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a state banking corporation or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or will be a special purpose entity whose powers and activities are limited and, if the servicer or transferor, as applicable, is not the surviving entity, will expressly assume the performance of every covenant and obligation of the servicer or transferor, as applicable, under the First USA Master Trust agreement;

         o the servicer or transferor, as applicable, delivers to the First USA Master Trust Trustee an officer's certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with the First USA Master Trust agreement and an opinion of counsel that the supplemental agreement is legal, valid and binding with respect to the servicer or transferor, as applicable; and

         o the servicer or transferor, as applicable, delivers notice to the rating agencies of the consolidation, merger, conveyance or transfer.

         In accordance with the Chase Master Trust agreement, the servicer or transferor, as applicable, shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

         o (A) the servicer or transferor, as applicable, is the surviving entity or (B) if the servicer or transferor, as applicable, is not the surviving entity, the corporation formed by such consolidation or merger (i) is organized and existing under the laws of the United States of America or any state or the District of Columbia,
              (ii) is a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America, and (iii) expressly assumes the performance of every covenant and obligation of the servicer or transferor, as applicable;

         o the servicer or transferor, as applicable, delivers to the Chase Master Trust Trustee an officer's certificate signed by a vice president (or any more senior officer) of the servicer or transferor, as applicable, stating that the consolidation, merger, conveyance or transfer and the supplemental agreement comply with the Chase Master Trust agreement and that all conditions precedent to the transaction have been complied with and an opinion of counsel that the supplemental agreement is legal, valid and binding; and

         o the servicer or transferor, as applicable, delivers notice to the rating agencies of the consolidation, merger, conveyance or transfer.


Amendments to the First USA Master Trust Agreement and the Chase Master Trust Agreement

         By accepting a note, a noteholder will be deemed to acknowledge that Chase USA and the applicable Master Trust Trustee may amend the applicable Master Trust Agreement and any series supplement without the consent of any certificateholder, including the issuing entity, or any noteholder by following the procedures outlined below.

         For the purposes of any provision of the First USA Master Trust agreement, the Chase Master Trust agreement, the Series 2002-CC supplement or the Series 2004-CC supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of certificates issued by the applicable Master Trust:

         o the applicable Collateral Certificate will be treated as a certificate issued by the applicable Master Trust and the issuing entity as the holder of that Collateral Certificate as a certificateholder;

         o the holder of the applicable Collateral Certificate will be deemed to be the holder of an amount equal to the Invested Amount of the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable;

         o the applicable Collateral Certificate will be deemed to vote in accordance with the majority of the outstanding certificates issued by the applicable Master Trust, except (1) that in the event an equal number of the certificates--without regard to the Collateral Certificate--vote in the positive and in the negative, the Collateral Certificate will be deemed to have voted in the negative and (2) that if the Collateral Certificate is the sole certificate outstanding under the applicable Master Trust it will be deemed to have voted in the negative; and

         o any notes owned by the issuing entity, the transferor, the servicer, any other holder of the First USA Master Trust Transferor Interest, with respect to an amendment to the First USA Master Trust agreement, any other holder of the Chase Master Trust Transferor Interest, with respect to an amendment to the Chase Master Trust agreement, or any affiliate thereof will be deemed not to be outstanding.

         In addition, a noteholder will not have any right to consent to any amendment to the First USA Master Trust agreement, the Chase Master Trust agreement, the Series 2002-CC supplement or the Series 2004-CC supplement providing for (1) replacing Chase USA as transferor under the applicable Master Trust Agreement with a bankruptcy-remote special purpose entity, (2) so long as the only series of certificates of the First USA Master Trust outstanding is Series 2002-CC, the consolidation of the First USA Master Trust and the issuing entity, (3) so long as the only series of certificates of the Chase Master Trust outstanding is Series 2004-CC, the consolidation of the Chase Master Trust and the issuing entity or (4) the transfer of assets of the First USA Master Trust or the Chase Master Trust, as applicable, to the issuing entity.

         No amendment to the First USA Master Trust agreement or the Chase Master Trust agreement will be effective unless the issuing entity delivers the opinions of counsel described in "The Notes--Tax Opinions for Amendments."

         The First USA Master Trust agreement and any related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust Trustee without the consent of certificateholders of any series then outstanding under the First USA Master Trust, for any purpose, provided that:

         o as evidenced by an opinion of counsel for the transferor addressed and delivered to the First USA Master Trust Trustee, such action will not adversely affect in any material respect the interests of any certificateholder of the First USA Master Trust; or

         o as evidenced by an officer's certificate from Chase USA, that action will not significantly change the permitted activities of the First USA Master Trust; and

         o each rating agency shall have notified the transferor, the servicer and the First USA Master Trust Trustee in writing that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates issued by the First USA Master Trust.

         The First USA Master Trust agreement and the related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust Trustee
(a) with the consent of the holders of certificates evidencing interests aggregating not less than 50% of the Investor Interest for each outstanding series of the First USA Master Trust, for the purpose of effectuating a significant change in the permitted activities of the First USA Master Trust which is not materially adverse to the certificateholders, and (b) in all other cases, with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% of the Invested Amount for each outstanding series of the First USA Master Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the First USA Master Trust agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the First USA Master Trust.

         The Chase Master Trust agreement and any related series supplement may be amended by Chase USA, the servicer and the Chase Master Trust Trustee without the consent of certificateholders of any series then outstanding under the Chase Master Trust, (1) to cure any ambiguity, to revise any exhibits or schedules, or to correct or supplement any provisions therein or (2) to add any other provisions with respect to matters or questions raised under the Chase Master Trust agreement which will not be inconsistent with the provisions of the Chase Master Trust agreement, so long as:

         o as evidenced by an opinion of counsel for Chase USA addressed and delivered to the Chase USA Master Trust Trustee, that action will not adversely affect in any material respect the interests of any certificateholder of the Chase Master Trust; and

         o as evidenced by an officer's certificate from Chase USA, that action will not significantly change the permitted activities of the Chase Master Trust.

         Furthermore, the Chase Master Trust agreement and any related series supplement may also be amended by Chase USA, the servicer and the Chase Master Trust Trustee without the consent of certificateholders of any series then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Chase Master Trust agreement, or of modifying in any manner the rights of the certificateholders of any outstanding series so long as:

         o as evidenced by an officer's certificate from Chase USA, delivered to the Chase Master Trust Trustee, that action will not adversely affect in any material respect the interests of any certificateholder of the Chase Master Trust and will not significantly change the permitted activities of the Chase Master Trust;

         o counsel to the servicer for the Chase Master Trust has provided an opinion that the amendment will not have certain adverse tax consequences for the certificates issued by the Chase Master Trust; and

         o the servicer for the Chase Master Trust has provided at least ten Business Days' prior written notice to each rating agency of the amendment and has received written confirmation from each rating agency that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class.

         The Chase Master Trust agreement and the related series supplement may be amended by Chase USA, the servicer and the Chase Master Trust Trustee (a) with the consent of the holders of certificates evidencing interests aggregating more than 50% of the Invested Amount of all of the certificateholders of the Chase Master Trust, for the purpose of effectuating a significant change in the permitted activities of the Chase Master Trust and (b) in all other cases, with the consent of the holders of certificates evidencing undivided interests aggregating more than 50% of the Invested Amount for each outstanding series of the Chase Master Trust which is adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Chase Master Trust agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the Chase Master Trust.

         With respect to either Master Trust, the prior consent of each certificateholder of the affected series issued by that Master Trust is required for amendments that would:

         o reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate of such series issued by that Master Trust;

         o change the definition of or the manner of calculating the Invested Amount, the investor percentage or the investor default amount of such series; or

         o reduce the aforesaid percentage required to consent to any such amendment.

         Promptly following the execution of any amendment to the First USA Master Trust agreement, the First USA Master Trust Trustee shall furnish notification of the substance of that amendment to each certificateholder of each series issued by the First USA Master Trust that is adversely affected and 10 business days prior to the proposed effective date for such amendment the First USA Master Trust Trustee shall furnish notification of the substance of such amendment to each rating agency providing a rating for such series.

         Promptly following the execution of any amendment to the Chase Master Trust agreement, the Chase Master Trust Trustee will furnish notification of the substance of that amendment to each rating agency providing a rating for any series.

              Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

         Chase USA has represented and warranted in each Master Trust Agreement that the transfer of credit card receivables by it to the applicable Master Trust is either a complete transfer and assignment to that Master Trust of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the Master Trust Transferor Interest for that Master Trust, or the grant to the applicable Master Trust of a security interest in the credit card receivables.

         In addition, Chase USA has represented and warranted that its transfer of a collateral certificate or increased Invested Amount of a collateral certificate to the issuing entity and its transfer of any credit card receivables to the issuing entity is either a complete transfer and assignment to the issuing entity of that collateral certificate, except for the interest of Chase USA as holder of the Transferor Certificate, or the grant to the issuing entity of a security interest in that collateral certificate, increased Invested Amount of that collateral certificate or those credit card receivables.

         Chase USA also has represented and warranted in each Master Trust Agreement that in the event the transfer of credit card receivables by Chase USA to a Master Trust is deemed to create a security interest under the Delaware UCC, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in those credit card receivables created afterward in favor of the applicable Master Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of each Master Trust's rights arising from a breach of these warranties, see "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties."

         Chase USA has also represented and warranted to the issuing entity that in the event the transfer of the collateral certificates or credit card receivables by Chase USA to the issuing entity is deemed to create a security interest under the Delaware UCC then it will constitute a valid, subsisting and enforceable first priority perfected security interest in the applicable collateral certificate or credit card receivables, as applicable, created in favor of the issuing entity on and after their initial issuance date, date of increase in Invested Amount or creation, as applicable, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the issuing entity's rights arising from a breach of these warranties, see "Sources of Funds to Pay the Notes--Transferor Representations and Warranties."

         Chase USA has represented as to credit card receivables previously conveyed to the First USA Master Trust, the Chase Master Trust and the issuing entity, and will represent as to credit card receivables to be conveyed to the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, that the credit card receivables are "accounts" for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable. Financing statements covering the credit card receivables or the Collateral Certificates, as applicable, have been and will be filed with the appropriate state governmental authority to protect the interests of the First USA Master Trust or the Chase Master Trust in the credit card receivables and the issuing entity in the Collateral Certificates and credit card receivables.

         There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over any of the First USA Master Trust's, the Chase Master Trust's or the issuing entity's interest. Under both the First USA Master Trust agreement and the Chase Master Trust agreement, however, Chase USA has represented and warranted that it transferred Chase USA's interest in the credit card receivables to the applicable Master Trust free and clear of the lien of any third party and under the master owner trust agreements Chase USA has represented and warranted that it is transferring its interest in the credit card receivables to the issuing entity free and clear of the lien of any third party. In addition, Chase USA has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the First USA Master Trust, the Chase Master Trust or the issuing entity, or any interest therein, other than to the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable.

         A tax or government lien or other nonconsensual lien on property of Chase USA arising prior to the time a credit card receivable comes into existence may also have priority over the interest of the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, in that credit card receivable. In addition, if the Federal Deposit Insurance Corporation--referred to herein as the "FDIC"--were appointed as conservator or receiver of Chase USA, the FDIC's administrative expenses may also have priority over the interest of the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, in that credit card receivable.

         Certain cash collections allocated to the Collateral Certificates and the credit card receivables conveyed to the issuing entity held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the First USA Master Trust, the Chase Master Trust or the issuing entity, as applicable, may not have a first priority perfected security interest in those collections. If these events occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.


Certain Matters Relating to Conservatorship or Receivership

         Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.

         The FDIC, as conservator or receiver, is authorized to repudiate any "contract" of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables to a Master Trust (including the grant to the First USA Master Trust or the Chase Master Trust, as applicable, of a security interest in the transferred credit card receivables) or the transfer of the Collateral Certificates or credit card receivables to the issuing entity (including the grant to the issuing entity of a security interest in the transferred Collateral Certificates or credit card receivables). Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets such as the credit card receivables and the collateral certificates transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. Chase USA believes that this FDIC regulation applies to the transfer of credit card receivables under the First USA Master Trust agreement and the Chase Master Trust agreement and to the transfer of the Collateral Certificates and credit card receivables to the issuing entity and that the conditions of the regulation have been satisfied.

         If the FDIC nevertheless repudiated the transfer of the credit card receivables and thereby any of the First USA Master Trust's or the Chase Master Trust's security interest in the credit card receivables or the issuing entity's interest in the Collateral Certificates or credit card receivables, the amount of compensation that the FDIC is required to pay is limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as conservator or receiver. There is no statutory definition of "actual direct compensatory damages" but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including the issuing entity, as holder of the collateral certificates, or holders of notes issued by the issuing entity, would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, investors may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine a master trust's "actual direct compensatory damages" in the event the FDIC repudiated the transfer of credit card receivables to a master trust under the applicable Master Trust Agreement, the amount paid to certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the certificates and the interest accrued thereon to the date of payment.

         If the FDIC were appointed as conservator or receiver for Chase USA, the FDIC could:

         o require the applicable Master Trust Trustee or the collateral agent to go through an administrative claims procedure to establish its right to payments collected on (1) the credit card receivables in the First USA Master Trust in the case of the First USA Master Trust Trustee, (2) the credit card receivables in the Chase Master Trust in the case of the Chase Master Trust Trustee or (3) the Collateral Certificates or credit card receivables in the case of the collateral agent;

         o request a stay of any judicial action or proceeding with respect to the First USA Master Trust's, the Chase Master Trust's or the issuing entity's claims against Chase USA; or

         o repudiate without compensation and refuse to perform Chase USA's ongoing obligations under the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables, in the case of the First USA Master Trust or the Chase Master Trust, or the duty to collect payments on the Collateral Certificates or credit card receivables or otherwise service the credit card receivables, in the case of the issuing entity.

         There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that, upon the appointment of a conservator, bankruptcy trustee or receiver, as applicable, or upon a voluntary liquidation with respect to Chase USA, the transferor will promptly give notice thereof to the applicable Master Trust Trustee and a Master Trust Pay Out Event under that Master Trust will occur with respect to all series then outstanding, including the applicable Collateral Certificate. The indenture similarly provides that an event of default will occur for the notes upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to Chase USA. Pursuant to the First USA Master Trust agreement, the Chase Master Trust agreement and the master owner trust agreements, newly created credit card receivables will not be transferred to the First USA Master Trust, the Chase Master Trust or the issuing entity on and after that appointment or voluntary liquidation. Pursuant to the First USA Master Trust agreement, for so long as any series that was outstanding on March 28, 2002 remains outstanding, and pursuant to the Chase Master Trust agreement, for so long as any series remains outstanding, upon the appointment of a conservator or receiver for Chase USA, the applicable Master Trust Trustee will proceed to sell, dispose of or otherwise liquidate the assets contained in the applicable Master Trust in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing interests aggregating more than 50% of the Invested Amounts of each outstanding series--other than the Collateral Certificate issued out of that Master Trust, which will be deemed to have disapproved of such sale, liquidation or other disposition--or if any series has more than one class, of each class, and any other person specified in the applicable Master Trust Agreement, or unless otherwise required by the receiver, bankruptcy trustee or conservator of the transferor. Under the applicable Master Trust Agreement, the proceeds from the sale of the assets allocated to the certificates or the noteholders, as applicable, would be treated as collections of the credit card receivables and would be distributed to the certificateholders, including the issuing entity, as holder of the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable.

         The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the First USA Master Trust agreement, the Chase Master Trust agreement or the master owner trust agreements or the instructions of those authorized to direct the Master Trust Trustee's or the indenture trustee's actions, (1) to prevent the beginning of a Rapid Amortization Period,
(2) to prevent the early sale, liquidation or other disposition of the credit card receivables and termination of the Master Trusts or (3) to require new principal receivables to continue to be transferred to the applicable Master Trust or the issuing entity, as applicable. In addition, the FDIC, as conservator or receiver, may, regardless of the terms of the Master Trust Agreements or the master owner trust agreements, have the power to (1) require the early sale of the credit card receivables and the early termination of the Master Trusts and the retirement of the certificates, including the collateral certificates, or the notes, as applicable, or (2) to prohibit the continued transfer of assets. In addition, the FDIC as conservator or receiver for the servicer may have the power to (i) prevent any of the First USA Master Trust Trustee, the Chase Master Trust Trustee, the indenture trustee, the collateral agent, the noteholders or the certificateholders from appointing a successor servicer under the First USA Master Trust agreement, the Chase Master Trust agreement or the master owner trust agreements or (ii) authorize Chase USA to stop servicing the credit card receivables.

         Legislation enacted on October 13, 2006 provides that, with certain exceptions, during the 45 day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90 day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. This legislation arguably could be interpreted to prohibit the trustee, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture and the rapid amortization provisions of the Master Trust Agreements. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.


Certain Regulatory Matters

         The operations and financial condition of Chase USA are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over Chase USA and its affiliates. The enforcement powers may adversely affect the operation of the First USA Master Trust, the Chase Master Trust or the issuing entity and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

         If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Chase USA or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

         On March 14, 2003, the Office of the Comptroller of the Currency--referred to in this prospectus as the "OCC"--issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

         o cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

         o withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust's perfected security interest in those funds; and

         o withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

         The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank's securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank's actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

         If Chase USA was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Chase USA for its actual servicing costs, a federal banking regulatory authority might order Chase USA to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Chase USA to cease extending new credit to its credit card customers. While Chase USA has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Chase USA acting as servicer or the payment of a servicing fee to Chase USA, or any other obligation of Chase USA under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Chase USA to rescind or amend its securitization agreements, payments to you could be delayed or reduced.


Consumer Protection Laws

         The relationships of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Chase USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a consumer revolving credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the consumer revolving credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         Either the First USA Master Trust or the Chase Master Trust may be liable for certain violations of consumer protection laws that apply to the related credit card receivables. The issuing entity may be similarly liable to the extent its assets include credit card receivables. A cardholder may be entitled to assert those violations by way of set-off against his or her obligation to pay the amount of credit card receivables owing. Chase USA represents and warrants in each Master Trust Agreement and in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws. The servicer also agrees in each Master Trust Agreement and in the transfer and servicing agreement to indemnify the First USA Master Trust, the Chase Master Trust and the issuing entity, among other things, for any liability arising from those violations caused by the servicer. For a discussion of the First USA Master Trust's, the Chase Master Trust's and the issuing entity's rights arising from the breach of these warranties, see "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties" and "Sources of Funds to Pay the Notes--Transferor Representations and Warranties."

         There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on consumer revolving credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Chase USA's consumer revolving credit card accounts. Chase USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the pool of credit card receivables may be reduced. This reduction could result in a pay out event and an early amortization of the notes. See "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges."

         Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt may cap the interest rates on debts incurred before active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of a stay. Currently, a small portion of the accounts in the First USA Master Trust, the Chase Master Trust and the issuing entity may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act. The John Warner National Defense Authorization Act for Fiscal Year 2007, passed in October 2006, specified various restrictive conditions for the extensions of consumer credit, including credit card debt, to servicemembers and their eligible dependents, as well as restrictions on rollovers, renewals, repayments, refinancings and consolidations of that consumer credit. The new provisions will become effective on October 1, 2007 or such earlier date as the Secretary of Defense may direct. The new provisions create uncertainty regarding how servicemembers and their eligible dependents will be identified and, given the inconsistencies between the new provisions and the Truth-in-Lending Act, how mandated disclosures will be provided. Chase USA does not expect that the inclusion in the First USA Master Trust, the Chase Master Trust or the issuing entity, of credit card receivables that are subject to the Servicemembers Civil Relief Act or the new provisions, will have a material effect on your interests.


Impact of Bankruptcy Reform Law

         The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (the "Bankruptcy Reform Law") was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Bankruptcy Reform Law extensively amends the Bankruptcy Code and is widely viewed as making it more difficult for individual debtors to discharge debts in bankruptcy. As a result, there was an increase in bankruptcy filings prior to October 17, 2005, as individuals took advantage of the more favorable provisions in the Bankruptcy Code before they were repealed.

Industry Litigation

         In 1998, the U.S. Department of Justice ("DOJ") commenced an action against VISA U.S.A., Inc., VISA International, Inc. and MasterCard International Incorporated alleging that VISA by-law 2.10(e) and MasterCard's Competitive Programs Policy (the "Exclusionary Rules"), which precluded any member of either of the foregoing associations from issuing payment cards over the Discover or American Express network (or any other competitive network), violated the antitrust laws and were anticompetitive. The district court held that the Exclusionary Rules had an adverse impact on competition and could not be enforced by the associations. The 2nd Circuit affirmed and the U.S. Supreme Court denied review on October 4, 2004, resulting in the repeal of the Exclusionary Rules.

         On November 15, 2004, American Express filed a complaint against VISA, MasterCard, Chase USA, Bank of America, Capital One, Household, U.S. Bank, Wells Fargo, Providian and USAA Federal Savings Bank in the Southern District of New York, alleging that it suffered damages from the Exclusionary Rules. American Express claims that, in addition to VISA and MasterCard, member banks were instrumental in adopting and carrying out the Exclusionary Rules and that the Exclusionary Rules were restrictions by and for the member banks; and that the member banks agreed not to compete by means of offering American Express cards. On August 30, 2005, the court denied the defendants' respective motions to dismiss finding that the allegations of the complaint satisfied pleading rules and were therefore sufficient to withstand the motions. The court also decided that, at this time, the bank defendants, which were not parties to the DOJ action, are not bound by any of the prior findings and decisions in that case. Discovery is ongoing. Chase USA cannot predict with any degree of certainty the final outcome of the litigation described above, its effect on the credit card industry or its effect on Chase USA's credit card business.

         In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the "District Court"). The action asserted that the rules of the foregoing associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constituted an illegal tying arrangement. In April 2003, MasterCard and VISA each agreed to settle the matter by among other things, reducing interchange rates for debit cards, allowing merchants to decline debit cards, and agreeing to pay into settlement funds as follows: MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and VISA agreed to pay approximately $2 billion over ten years.

         On December 19, 2003, the District Court granted final approval of the settlement. The court interpreted the release provided by the merchant class as encompassing any possible suit by class members with respect to debit or credit card interchange fees or with respect to the Exclusionary Rules barring issuance of American Express or Discover cards by member banks and as prohibiting such suits against the member banks as well as against the associations. On January 4, 2005, the U.S. Court of Appeals for the Second Circuit affirmed the District Court's order approving the settlement in all respects. However, certain merchants that had previously opted out of the settlement have filed separate lawsuits and the opt out actions are not completely resolved. Chase USA cannot predict with any degree of certainty the final outcome of the litigation described above, its effect on the credit card industry or its effect on Chase USA's credit card business.

         On June 22, 2005, a group of merchants filed a putative class action complaint in the U.S. District Court for the District of Connecticut. The complaint alleges that VISA, MasterCard and certain member banks including Bank of America, Chase USA, Capital One, Citibank and others, as well as unnamed people and entities, conspired to set the price of interchange in violation of
Section 1 of the Sherman Act. The complaint further alleges tying/bundling and exclusive dealing. Since the filing of the Connecticut complaint, other complaints have been filed in different U.S. District Courts challenging the setting of interchange, as well the associations' respective rules. To date, eight of the cases, two filed in the Southern District of New York, four in the Eastern District of New York, one filed in the Central District of California and one filed in South Carolina, have named Chase USA as a defendant. The Judicial Panel on Multidistrict Litigation (the "Panel") consolidated the cases in the Eastern District of New York for pretrial proceedings (except for the South Carolina case which was recently filed and has not yet been brought to the Panel's attention). An amended consolidated complaint was filed on April 24, 2006 by the plaintiffs in those cases that were consolidated in the Eastern District of New York. The consolidated amended complaint added claims relating to off line debit transactions. Defendants have filed a motion to dismiss all claims that pre-date January 1, 2004, based on the settlement and release of claims in the Wal-Mart case. The motion has not yet been decided.

         Plaintiffs subsequently filed a supplemental complaint challenging MasterCard's initial public offering in 2006, alleging that the offering violates Section 7 of the Clayton Act and that the offering was a fraudulent conveyance. Defendants filed a motion to dismiss both of those claims. The motion has not yet been decided. Discovery is ongoing. Chase USA cannot predict with any degree of certainty the final outcome of the litigation described above, its effect on the credit card industry or its effect on Chase USA's credit card business.

         In February 2000, plaintiff Adam A. Schwartz filed a lawsuit in California Superior Court against VISA International Corp., VISA International Service Association, Inc., VISA U.S.A., Inc. and MasterCard International Incorporated alleging that VISA and MasterCard have unlawfully concealed the fact that each increases by 1% the rate at which it converts foreign currency to United States dollars for credit card purchases made in foreign currencies by United States cardholders. The case was brought under the California unfair business practices statute. On April 7, 2003, the court issued a decision in favor of the plaintiff and against VISA and MasterCard, holding that the networks' disclosures of the 1% currency conversion fee were inadequate under California law. VISA and MasterCard appealed the decision. On September 28, 2005, the appellate court reversed the judgment and remanded the case to the trial court for further consideration. The reversal was based on the amendment to the California statute at issue in the case, which now requires the plaintiff to have suffered actual injury. The appellate court directed the trial court to exercise its discretion to determine whether to grant leave to amend the complaint to add a new plaintiff.

         Beginning in or around February 2001, more than twenty individual credit cardholders filed putative class actions against VISA International Service Association, Inc., VISA U.S.A., Inc., MasterCard International Incorporated and seven credit card issuing banks and their parent companies, including Chase USA and JPMorgan Chase & Co., alleging that VISA and MasterCard, together with their members banks, had conspired to fix the price of currency conversion services for credit card purchases made in a foreign currency by United States cardholders. The plaintiffs also asserted that disclosure requirements of the Truth-in-Lending Act and regulations promulgated thereunder had not been observed. The cases were consolidated in the District Court for the Southern District of New York for pretrial purposes. On July 3, 2003, the court denied in principal part the defendants' motion to dismiss the consolidated complaint. On November 12, 2003, the plaintiffs moved for an order certifying the action as a class action, and by Order dated October 15, 2004, the court granted class certification.

         On July 20, 2006, the parties in the consolidated case, pending in the Southern District of New York and referenced above, entered into a nationwide settlement agreement. The settlement agreement is subject to court approval. The court held a preliminary approval hearing on September 11, 2006. On November 8, 2006, the court entered an order granting preliminary approval of the proposed settlement and set November 2, 2007 for a hearing on entry of a Final Judgment and Order of Dismissal. The defendants have denied any wrongdoing, and the court has not made any ruling on the merits of the case.

         The settlement agreement includes provisions relating to disclosures on billing statements and other documents, and a settlement fund of $336,000,000 to pay monetary claims, the costs of administering the settlement and notice to cardholders, court-approved attorneys' fees and expenses, and court-approved awards to the class representatives. Eligible cardholders will be able to make monetary claims. Implementation of the claims process will involve a third party administrator. Defendants participating in the settlement include VISA, MasterCard, Bank of America, the Chase defendants (including Chase USA), Citibank, Diners Club, HSBC, and Washington Mutual. The settlement documents include agreements to settle certain related lawsuits, including the lawsuit filed by Adam A. Schwartz against the VISA and MasterCard entities as referenced above. If the settlement is approved, claims in that lawsuit and other related lawsuits will be extinguished.

Other Litigation

         A number of lawsuits seeking class action certification have been filed in both state and federal courts against Chase USA. These lawsuits challenge certain policies and practices of Chase USA's credit card business. A few of these lawsuits have been conditionally certified as class actions. Chase USA has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Chase USA believes that any liability that might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.


                         Federal Income Tax Consequences

         The following is a general summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of notes by U.S. Note Owners (as defined below) and non-U.S. Note Owners (as defined below) that have been offered for sale in connection with a supplement to this prospectus. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes. Except as otherwise indicated, this summary deals only with notes purchased at their initial issue price in the original issuance of those notes and held as capital assets. If necessary, additional information will be provided in the applicable supplement to this prospectus.

         This discussion is based on present provisions of the Internal Revenue Code, the proposed, temporary and final U.S. Treasury regulations promulgated under the Internal Revenue Code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

         The discussion does not address all of the tax consequences that may be relevant to a particular note owner in light of that note owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of note owners that are subject to special treatment under the Internal Revenue Code, such as:

         o    dealers in securities or currencies;

         o    financial institutions;

         o    regulated investment companies;

         o    real estate investment trusts;

         o    tax-exempt organizations;

         o    insurance companies;

         o persons holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

         o traders in securities that have elected the mark-to-market method of accounting for their securities;

         o    persons liable for alternative minimum tax;

         o pass-through entities and persons who are investors in such pass-through entities;

         o United States persons whose "functional currency" is not the U.S. dollar;

         o    "controlled foreign corporations";

         o    "foreign personal holding companies";

         o    "passive foreign investment companies"; or

         o    United States expatriates.

In addition, the following discussion does not consider the state, local or foreign tax consequences of the investment. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

         Prospective investors should note that no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP ("tax counsel") described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the applicable Master Trust Agreement, the indenture and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the applicable Master Trust Agreement, the indenture or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

         For purposes of this discussion, the term U.S. Note Owner means a beneficial owner of a note, that is for U.S. federal income tax purposes:

         o    an individual citizen or resident of the United States;

         o a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

         o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

         o a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

         For purposes of this discussion, the term non-U.S. Note Owner means a beneficial owner (other than an entity treated as a partnership) of a note who is not a U.S. Note Owner.

         If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A note owner that is a partner of a partnership holding such notes should consult its own tax advisor.


Federal Income Tax Opinions

         At the time the notes are issued, tax counsel will deliver its opinion that, subject to the assumptions and based upon representations set forth in the opinion, at the time of the offering (1) that tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the issuing entity will not be, and the issuance will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that that characterization and those classifications will prevail. For possible alternative consequences see "--Possible Alternative Characterizations."

         The issuing entity will agree by entering into the indenture, and all holders will agree by their purchase and holding of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.


Consequences to U.S. Note Owners

         Interest and Original Issue Discount

         It is expected that the stated rate of interest on each note will constitute "qualified stated interest" pursuant to applicable U.S. Treasury regulations. Such interest will be includable as ordinary income by each U.S. Note Owner as it accrues or is received in accordance with that U.S. Note Owner's method of tax accounting.

         It is possible that the IRS could assert that the stated interest on your notes is not considered to be "unconditionally payable" and that your notes are issued with original issue discount ("OID"). Also, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal is fully paid. In either circumstance, if your notes are treated as issued with OID, you may be required to include stated interest in income prior to receipt of such interest.


         Disposition of the Notes

         Generally, upon the sale, exchange or retirement of a note, U.S. Note Owners will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued qualified stated interest that the U.S. Note Owner has not previously included in income, which will be taxable as interest income) and the U.S. Note Owner's adjusted tax basis in the note. The U.S. Note Owner's adjusted tax basis in the note generally will equal the cost of the note to the U.S. Note Owner, increased by OID previously included in income by the U.S. Note Owner with respect to the note, and decreased by the amount of any payments of principal or OID previously received by the U.S. Note Owner with respect to that note. This gain or loss will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner held the note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations

         As noted above, an opinion of counsel is not binding on the IRS or the courts. If the IRS were to successfully assert, contrary to the opinion of tax counsel, that the issuing entity or any master trust were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes. In addition, if the IRS were to successfully assert that any tranche of notes were properly characterized as other than debt, the owners of those notes may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the issuing entity and, possibly, any master trust which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to owners of those notes.


Consequences to Non-U.S. Note Owners

         U.S. Federal Withholding Tax

         The 30% U.S. federal withholding tax will not apply to any payment of principal and, under the "portfolio interest rule," interest on the notes, provided that:

         o interest paid on the notes is not effectively connected with the non-U.S. Note Owner's conduct of a trade or business in the United States;

         o the non-U.S. Note Owner does not actually (or constructively) own 10% or more of the total combined voting power of all classes of Chase USA's voting stock within the meaning of the Internal Revenue Code and applicable U.S. Treasury regulations;

         o the non-U.S. Note Owner is not a controlled foreign corporation that is related to Chase USA through stock ownership;

         o the non-U.S. Note Owner is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and

         o either (a) the non-U.S. Note Owner provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. Note Owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.


Special rules apply to non-U.S. Note Owners that are pass-through entities rather than corporations or individuals.

         If a non-U.S. Note Owner cannot satisfy the requirements described above, payments of premium, if any, and interest, made to you will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Note Owner provides the issuing entity with a properly executed:

         o IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

         o IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "--U.S. Federal Income Tax").

         The 30% U.S. federal withholding tax generally will not apply to any gain that a non-U.S. Note Owner realizes on the sale, exchange, retirement or other disposition of a note.


         U.S. Federal Income Tax

         If a non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the non-U.S. Note Owner will be subject to U.S. federal income tax on that premium or interest on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "--U.S. Federal Withholding Tax" are satisfied) in the same manner as if it were a United States person as defined under the Internal Revenue Code. In addition, if a non-U.S. Note Owner is a foreign corporation, such note owner may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such premium or interest, subject to adjustments.

         Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

         o the gain is effectively connected with the non-U.S. Note Owner's conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or

         o the non-U.S. Note Owner is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

         If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Note Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Furthermore, withholding obligations would apply with respect to partnership income that is allocable to a non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the non-U.S. Note Owner. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a non-U.S. Note Owner generally would be subject to U.S. federal withholding tax at the rate of 30%, unless that rate were reduced under an applicable income tax treaty. See "--Possible Alternative Characterizations" above.


Information Reporting and Backup Withholding

         U.S. Note Owners

         In general, information reporting requirements will apply to payments of principal and interest on notes and to the proceeds of the sale of a note made by U.S. Note Owners other than certain exempt recipients, such as corporations. A backup withholding tax may apply to those payments if the U.S. Note Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

         Any amounts withheld under backup withholding rules will be allowed as a refund or a credit against such U.S. Note Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.


         Non-U.S. Note Owners

         Generally, Chase USA must report annually to the IRS and to a non-U.S. Note Owner the amount of interest paid to such non-U.S. Note Owner on a note and the amount of tax, if any, that Chase USA withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. Note Owner resides under the provisions of an applicable income tax treaty.

         Generally, no backup withholding will be required with respect to payments made by Chase USA or any withholding agent to a non-U.S. Note Owner if the statement described above under "--Consequences to Non-U.S. Note Owners--U.S. Federal Withholding Tax" has been received and the payor does not have actual knowledge or reason to know that the non-U.S. Note Owner is actually a U.S. Note Owner.

         In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under "--Consequences to Non-U.S. Note Owners--U.S. Federal Withholding Tax" above has been received (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Note Owner) or the note owner otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Note Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.


                              ERISA Considerations

         ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

         o employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

         o    plans (as defined in Section 4975(e)(1) of the Internal Revenue
              Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in these entities--each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a "Plan"; and

         o persons who have specified relationships to Plans which are "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code, which collectively are referred to in this prospectus as "Parties in Interest."

         In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment.

         However, governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.


Plan Asset Issues for an Investment in the Notes

         The Plan Asset Regulation is a regulation issued by the United States Department of Labor, which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and
Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless one or more of the exceptions set forth in the regulation apply.


Potential Prohibited Transactions from Investment in Notes

         There are two categories of prohibited transactions that might arise from a Plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.


Prohibited Transactions between the Issuing Entity or a Credit Card Master Trust and a Party in Interest

         A prohibited transaction could arise if:

         o    a Plan acquires notes, and

         o under the Plan Asset Regulation, the assets of the issuing entity are treated as if they were plan assets of the Plan.

         Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under local law and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an equity interest for purposes of the Plan Asset Regulation. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of the conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuing entity should not be treated as the assets of Plans investing in the notes.


Prohibited Transactions between the Plan and a Party in Interest

         It should be noted, however, that without regard to the treatment of the notes as equity interests under the Plan Asset Regulation, Chase USA and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. A second category of prohibited transaction could arise on the grounds that the Plan, by purchasing notes, was engaged in a prohibited transaction with a Party in Interest. The purchase and holding of notes by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Internal Revenue Code. However, the purchase and holding of notes may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

         Examples of Prohibited Transaction Exemptions.

         Potentially applicable prohibited transaction exemptions, include the following:

         o ERISA Section 408(b)(17), which exempts specific transactions involving persons who are Parties in Interest solely by reason of providing services to plans;

         o Prohibited Transaction Class Exemption ("PTCE 90-1"), which exempts specific transactions involving insurance company pooled separate accounts;

         o PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

         o PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

         o PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" as that term is defined in ERISA, and which is referred to as a QPAM; or

         o PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

         Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.


Investment by Plan Investors

         Prior to making an investment in the notes of any series, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using "plan assets" of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code.


General Investment Considerations for Prospective Plan Investors in the Notes

         Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

         o    whether the fiduciary has the authority to make the investment;

         o whether the investment constitutes a direct or indirect transaction with a Party in Interest;

         o the composition of the Plan's portfolio with respect to diversification by type of asset;

         o    the Plan's funding objectives;

         o    the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of notes to a Plan will not be deemed a representation by Chase USA or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.


Tax Consequences to Plans

         In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the Plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as "debt-financed income." Plans should consult their tax advisors concerning the tax consequences of purchasing notes.


                              Plan of Distribution

         The issuing entity may offer and sell the notes in any of three ways:

         o    directly to one or more purchasers;

         o    through agents; or

         o    through underwriters.

         Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

         The issuing entity will specify in a prospectus supplement the terms of each offering, including:

         o    the name or names of any underwriters or agents,

         o    the managing underwriters of any underwriting syndicate,

         o    the public offering or purchase price,

         o    the net proceeds to the issuing entity from the sale,

         o any underwriting discounts and other items constituting underwriters' compensation,

         o    any discounts and commissions allowed or paid to dealers,

         o    any commissions allowed or paid to agents, and

         o the securities exchanges, if any, on which the notes will be listed.

         Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

         The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

         Chase USA may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by Chase USA and sales may be made by Chase USA to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of these sales will be described in the applicable prospectus supplement.

         Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

         Chase USA and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuing entity's notes.

         Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for Chase USA or its affiliates in the ordinary course of business.

         J.P. Morgan Securities Inc. is an affiliate of Chase USA. Any obligations of J.P. Morgan Securities Inc. are the sole obligations of J.P. Morgan Securities Inc., and do not create any obligations on the part of any of its affiliates.

         J.P. Morgan Securities Inc. and any of its affiliates may from time to time purchase or acquire a position in any notes and may, at its option, hold or resell those notes. J.P. Morgan Securities Inc. and any of its affiliates may offer and sell previously issued notes in the course of its business as a broker-dealer. J.P. Morgan Securities Inc. and any of its affiliates may act as a principal or an agent in those transactions. This prospectus and the accompanying prospectus supplement may be used by J.P. Morgan Securities Inc. and its affiliates in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.


                                  Legal Matters

         Certain legal matters relating to the issuance of the notes and the collateral certificates will be passed upon for Chase USA by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to Chase USA. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for Chase USA by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by McKee Nelson LLP.


                       Where You Can Find More Information

         The depositor, as originator of the issuing entity, filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports, including all reports on Form 10-D, Form 8-K and Form 10-K, and other information about the First USA Master Trust (Commission File Number 0000890493), the Chase Master Trust (Commission File Number 0001004988) or the issuing entity (Commission File Number 0001174821).

         You may read and copy any reports, statements or other information that any of Chase USA, the issuing entity, the First USA Master Trust or the Chase Master Trust has filed at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.

         Copies of these documents and the registration statement may be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC website (http://www.sec.gov).

         As soon as reasonably practicable after filing with the SEC, Chase USA will provide a link to the SEC website which contains all Form 10-D, Form 8-K and Form 10-K filings and all special SEC reports made on behalf of the issuing entity, the First USA Master Trust and the Chase Master Trust on its website at: http://www.jpmorganchase.com/cm/cs?pagename=Chase/Href&urlname=jpmc/ir/financial
/abs/cc/chaseit. You may also obtain more information about Chase USA at: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 594-4000.


                 Incorporation of Certain Documents by Reference

         We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the First USA Master Trust, the Chase Master Trust or the issuing entity prior to the termination of the offering of the notes. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents), at no cost. Requests for a copy of any document should be directed to: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801;
(302) 594-4000.


                           Forward-Looking Statements

         This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Chase USA, in press releases and in oral and written statements made by or with Chase USA's approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, Chase USA's financial condition, results of operations, plans, objectives, future performance or business.

         Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

         Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference--many of which are beyond Chase USA's control--include the following, without limitation:

         o local, regional and national business, political or economic conditions may differ from those expected;

         o the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Chase USA's business;

         o the timely development and acceptance of new products and services may be different than anticipated;

         o technological changes instituted by Chase USA and by persons who may affect Chase USA's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

         o acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

         o the ability to increase market share and control expenses may be more difficult than anticipated;

         o competitive pressures among financial services companies may increase significantly;

         o changes in laws and regulations may adversely affect Chase USA and its business;

         o changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

         o the costs, effects and outcomes of litigation may adversely affect Chase USA or its business; and

         o Chase USA may not manage the risks involved in the foregoing as well as anticipated.

         Forward-looking statements speak only as of the date they are made. Chase USA undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

                            Glossary of Defined Terms

         "Adjusted Outstanding Dollar Principal Amount" means, at any time during a month for any class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that class or tranche, minus any funds on deposit in the principal funding account for that class or tranche.

         "Amortization Period" means a First USA Collateral Certificate Amortization Period or a Chase Collateral Certificate Amortization Period.

         "Available Finance Charge Collections" means, with respect to any month, the amounts to be treated as Available Finance Charge Collections as described in "Deposit and Application of Funds in the Issuing Entity--Available Finance Charge Collections."

         "Available Principal Collections" means, for any month, the sum of the Principal Collections allocated to the notes, dollar payments for principal under any derivative agreements for tranches of U.S. dollar notes, payments for principal under any supplemental credit enhancement agreement for tranches of notes, any amounts of Available Finance Charge Collections available to cover the CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes and any Shared Excess Available Principal Collections allocated to the notes.

         "Bank Servicing Portfolio" means the portfolio of MasterCard and VISA revolving credit card accounts owned by Chase USA and its affiliates.


         "Base Rate" means, for any month, the sum of (i) the Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related notes) of the following:

         o in the case of a tranche of notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the related accrual period;

         o in the case of a tranche of discount notes, the rate of accretion (converted to an accrual rate) of that tranche for the related accrual period;

         o in the case of a tranche of notes with a Performing derivative agreement for interest, the rate at which payments by the issuing entity to the applicable derivative counterparty accrue (prior to the netting of those payments, if applicable) for the related accrual period; and

         o in the case of a tranche of notes with a non-Performing derivative agreement for interest, the rate specified in the related terms document.

         "Business Day" means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

         "CHAIT Permitted Investments" means:

         o obligations of, or fully guaranteed by, the United States of America;

         o time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the issuing entity's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

         o commercial paper (including but not limited to asset backed commercial paper) having, at the time of the issuing entity's investment, a rating in the highest rating category from each rating agency;

         o bankers' acceptances issued by any depository institution or trust company described in the second clause above;

         o investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

         o demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause above;

         o uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuing entity of those securities and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and (1) which invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other permitted investments, (2) which seeks to maintain a constant net asset value per share, (3) which has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each rating agency has given its written approval; and

         o any other investment if each rating agency confirms in writing that that investment will not adversely affect its then-current rating or ratings of the notes.

         "Chase Collateral Certificate" means the collateral certificate representing an undivided interest in the assets of the Chase Master Trust.

         "Chase Collateral Certificate Amortization Period" means any month with respect to the Chase Collateral Certificate, (1) beginning with the month in which a Chase Collateral Certificate pay out event occurs or (2) during which the sum of the Chase Master Trust Principal Collections and the Chase Master Trust Default Amount allocated to the Chase Collateral Certificate exceeds the amount of Chase Master Trust Additional Invested Amounts for that month.

         "Chase Collateral Certificate Floating Allocation Percentage" means, for any month, a fraction:

         o the numerator of which is the Invested Amount of the Chase Collateral Certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the Chase Collateral Certificate; provided, however, that:

              - if the Chase Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the Chase Collateral Certificate during that month; and

              - if the Invested Amount of the Chase Collateral Certificate is reduced to zero during that month, the numerator will be zero, and

         o    the denominator of which is equal to the greater of:

              (a)  the sum of:


                   (i) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month and

                   (ii) the amount on deposit in the excess funding account for the Chase Master Trust as of the close of business on the last day of that prior month and

              (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, default amounts or principal receivables, as applicable, for all outstanding series in the Chase Master Trust on that date of determination;

         provided, however, that with respect to any month in which an addition or removal of accounts occurs, the amount determined pursuant to clause
         (a)(i) will equal:

              - the sum of (I) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month multiplied by the actual number of days in the period from and including the first day of that month to but excluding the related addition or removal date and (II) the aggregate amount of principal receivables in the Chase Master Trust as of the beginning of the day on the related addition or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the Chase Master Trust on the related addition or removal date, multiplied by the actual number of days in the period from and including the related addition or removal date to and including the last day of that month; divided by

              -    the actual number of days in that month.

         "Chase Collateral Certificate Principal Allocation Percentage" means, for any month:

         o during a Chase Collateral Certificate Revolving Period, the Chase Collateral Certificate Floating Allocation Percentage; and

         o during a Chase Collateral Certificate Amortization Period, a fraction:

              - the numerator of which is the highest Invested Amount during the last month of the most recent Chase Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the Chase Collateral Certificate is reduced to zero during that month, the numerator will be zero, and

              -    the denominator of which is the greater of:

                  (a) the sum of:


                           (i)      the aggregate amount of principal
                                    receivables in the Chase Master Trust as of the close of business on the last day of the prior month and

                           (ii) the amount on deposit in the excess funding account for the Chase Master Trust as of the close of business on the last day of that prior month and

                  (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series in the Chase Master Trust on that date of determination;

         provided, however, that with respect to any month in which an addition or removal of accounts occurs, the amount determined pursuant to clause
         (a)(i) will equal:

              - the sum of (I) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month multiplied by the actual number of days in the period from and including the first day of that month to but excluding the related addition or removal date and (II) the aggregate amount of principal receivables in the Chase Master Trust as of the beginning of the day on the related addition or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the Chase Master Trust on the related addition or removal date, multiplied by the actual number of days in the period from and including the related addition or removal date to and including the last day of that month divided by

              -    the actual number of days in that month.

         "Chase Collateral Certificate Revolving Period" means any month other than a month included in a Chase Collateral Certificate Amortization Period.

         "Chase Master Trust" means the Chase Credit Card Master Trust.

         "Chase Master Trust Additional Invested Amounts" means additional undivided interests in the Chase Master Trust sold to the holder of the Chase Collateral Certificate.

         "Chase Master Trust Cut Off Date" means September 26, 1995.

         "Chase Master Trust Average Principal Balance" means, for any period, an amount equal to (a) the sum of the aggregate amount of principal receivables in the Chase Master Trust at the end of each day during that period divided by
(b) the number of days in that period.

         "Chase Master Trust Default Amount" means, with respect to any Defaulted Account in the Chase Master Trust Portfolio, the amount of principal receivables (other than ineligible receivables) in that Defaulted Account on the day the account became a Defaulted Account.

         "Chase Master Trust Distribution Date" means, unless otherwise specified for any series issued by the Chase Master Trust, each date specified in the Chase Master Trust agreement on which distributions of interest or principal are to be made to certificateholders.

         "Chase Master Trust Eligible Account" means, as of the Chase Master Trust Cut Off Date, or for additional consumer revolving credit card accounts, as of their date of designation for inclusion in the Chase Master Trust, each consumer revolving credit card account owned by Chase USA:

         o    which is in existence and maintained with Chase USA;

         o    which is payable in United States dollars;

         o the obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

         o which Chase USA has not classified on its electronic records as counterfeit, deleted, fraudulent, stolen or lost;

         o which Chase USA has not charged off in its customary and usual manner for charging off such accounts as of the Chase Master Trust Cut Off Date or addition date, as applicable; and

         o the obligor of which has not been identified by Chase USA on its electronic records as being involved in a voluntary or involuntary bankruptcy proceeding.

         "Chase Master Trust Eligible Receivable" means, for the Chase Master Trust, each credit card receivable:

         o    which has arisen under a Chase Master Trust Eligible Account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained, effected or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained, effected or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which, at the time of its addition to the Chase Master Trust, Chase USA or the Chase Master Trust had good title free and clear of all liens and security interests arising under or through Chase USA, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

         o    which constitutes an "account" or "general intangible" under
              Article 9 of the UCC.

         "Chase Master Trust Finance Charge Collections" means, for any month, the sum of all collections received by the Chase Master Trust servicer of periodic finance charges, cash advance fees and late fees and similar fees and charges, annual membership fees and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the Chase Master Trust to the extent such fees are categorized as finance charge receivables, the Chase Master Trust Recoveries, the Chase Master Trust Interchange Amount (if any), insurance proceeds, and investment earnings from any of the Chase Master Trust accounts.

         "Chase Master Trust Interchange Amount" has the meaning described in "Chase USA's Credit Card Portfolio--Interchange."

         "Chase Master Trust Investor Monthly Servicing Fee" has the meaning described in "Servicing of the Collateral Certificates and the Receivables--Servicing Compensation."

         "Chase Master Trust Investor Percentage" has the meaning described in "The First USA Master Trust and the Chase Master Trust--Chase Master Trust Investor Percentage."

         "Chase Master Trust Minimum Aggregate Principal Receivables" means, for the Chase Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the Chase Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of certificates issued by the Chase Master Trust on that date, minus (2) the amount then on deposit in the excess funding account as of such date of determination.

         "Chase Master Trust Minimum Transferor Interest" means, with respect to any monthly period, an amount equal to the product of the Chase Master Trust Minimum Transferor Interest Percentage and the sum of (i) the Chase Master Trust Average Principal Balance for such monthly period, (ii) the principal amount on deposit in the excess funding account and (iii) any amounts on deposit in any principal funding account and any other series account, if so specified in the applicable series supplement.

         "Chase Master Trust Minimum Transferor Interest Percentage" means 4%.

         "Chase Master Trust Pay Out Event" means, for a series of certificates, including the Chase Collateral Certificate, any of the events described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         "Chase Master Trust Portfolio" has the meaning described in "The First USA Master Trust and the Chase Master Trust--The Credit Card Receivables."

         "Chase Master Trust Principal Collections" means, for any month, the sum of all collections other than (1) Chase Master Trust Finance Charge Collections received by the Chase Master Trust servicer on consumer revolving credit card accounts in the Chase Master Trust and (2) receivables in Defaulted Accounts.

         "Chase Master Trust Recoveries" has the meaning described in "Chase USA's Credit Card Portfolio--Recoveries."

         "Chase Master Trust Termination Date" means, unless the servicer and the holder of the Chase Master Trust Transferor Interest instruct otherwise, the earlier of:

         o the first Business Day after the Chase Master Trust Distribution Date on which funds have been deposited in the distribution account for the Chase Master Trust in an amount sufficient for payment of the Invested Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; and

         o    August 31, 2016.

         "Chase Master Trust Transferor Interest" means, on any date of determination, the aggregate amount of principal receivables and the principal amounts on deposit in the excess funding account, any principal funding account and any other series account if so provided in the applicable series supplement in the Chase Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day minus the aggregate enhancement invested amounts, if such amounts are not included in the Invested Amount in the applicable series supplement, if any, for each series outstanding at the end of such day.

         "Chase Master Trust Transferor Percentage" means, on any date of determination, when used with respect to principal receivables, finance charge receivables and receivables in Defaulted Accounts, a percentage equal to 100% minus the aggregate Chase Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the Chase Master Trust that are then outstanding.

         "Chase Master Trust Trustee" means The Bank of New York, a New York banking corporation, or any successor thereto.

         "CHASEseries Default Amount" means, for any month, an amount equal to the product of (i) the CHASEseries Floating Allocation Percentage and (ii) the Default Amount for that month.

         "CHASEseries Floating Allocation Percentage" means, for any month, a fraction:

         o    the numerator of which is equal to the sum of:

              - the Nominal Liquidation Amounts of all classes or tranches of notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of notes which have been or will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

              - the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of notes due to
                   (1) the issuance of additional notes of that class or tranche during that month or (2) the accretion of principal on tranches or classes of discount notes during that month or
                   (3) the release of prefunding excess amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

         o    the denominator of which is equal to the greater of:

              - the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the floating allocation percentage for that collateral certificate for the related month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month, and

              - the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Finance Charge Collections, the Default Amount or the Servicing Fee, as applicable, for all series of notes for that month.

         "CHASEseries Noteholder Percentage" means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

         "CHASEseries Principal Allocation Percentage" means, for any month, a fraction:

         o    the numerator of which is equal to the sum of:

              - for any class or tranche of notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of (1) any class or tranche of notes which will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

              - for all other classes or tranches of notes outstanding the sum of (1) the Nominal Liquidation Amount of those classes and tranches of notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche plus
                   (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche due to (a) the issuance of additional notes of that class or tranche during that month or (b) the accretion of principal on tranches and classes of discount notes during that month or (c) the release of prefunding excess amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

         o    the denominator of which is equal to the greater of:

              - the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the principal allocation percentage for that collateral certificate for that month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month and

              - the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Principal Collections for all series of notes for that month.

         "Class A Unused Subordinated Amount of Class B notes" means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

         "Class A Unused Subordinated Amount of Class C notes" means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

         "Class A Usage of Class B Required Subordinated Amount" means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

         (1) an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

         (2) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes on that First Note Transfer Date; plus

         (3) the amount of Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

         (4) the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

         (5) the amount--which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through
              (4) above--equal to the sum of:

              (A)  the product of:

                   o a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, and

                   o the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes which are reimbursed on that First Note Transfer Date, plus

              (B) if the aggregate Class A Usage of Class B Required Subordinated Amount, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes on that First Note Transfer Date, for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, the product of:

                   o a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, times

                   o the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes which are reimbursed on that First Note Transfer Date, times

                   o a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes, prior to giving effect to that reimbursement.

         "Class A Usage of Class C Required Subordinated Amount" means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

         (1)  an amount equal to the product of:

              o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, times

              o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

         (2) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes; plus

         (3)  an amount equal to the product of:

              o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

              o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class B notes; plus

         (4) the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus

         (5)  an amount equal to the product of:

             o    a fraction, the numerator of which is the Class A Unused
                   Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

              o the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes on the applicable Note Transfer Date; plus

         (6) the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus

         (7)  an amount equal to the product of:

              o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

              o the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes on that First Note Transfer Date; minus

         (8) an amount--which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through
              (7) above--equal to the product of:

              o a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes, times

              o the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

         "Class B Unused Subordinated Amount of Class C notes" means, with respect to any tranche of Class B notes, for any date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

         "Class B Usage of Class C Required Subordinated Amount" means, with respect to any tranche of outstanding Class B notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

         (1)  an amount equal to the product of:

              o a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, and

              o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

         (2)  an amount equal to the product of:

              o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the close of business on the last day of the preceding month, and

              o the sum of (i) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

         (3) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes on that First Note Transfer Date; plus

         (4)  an amount equal to the product of:

              o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

              o the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

         (5) the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

         (6)  an amount equal to the product of:

              o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

              o the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

         (7) the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

         (8) an amount--which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above--equal to the product of:

              o a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes; and

              o the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

         "Collateral Certificate" means the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable.

         "Collateral Certificate Amortization Period" means the First USA Collateral Certificate Amortization Period or the Chase Collateral Certificate Amortization Period, as applicable.

         "Collateral Certificate Principal Shortfall Payments" means remaining excess principal collections received on collateral certificates designated for inclusion in the issuing entity in respect of remaining shortfalls in Principal Collections for series of notes after application of shared excess available principal collections.

         "Collateral Certificate Revolving Period" means the First USA Collateral Certificate Revolving Period or the Chase Collateral Certificate Revolving Period, as applicable.

         "Default Amount" means, for any month, the sum of:

         o with respect to credit card receivables in the issuing entity, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that consumer revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month, and

         o with respect to any collateral certificate in the issuing entity, the investor default amount or similar amount allocated to the holder of the collateral certificate for that month.

         "Defaulted Accounts" means consumer revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

         "Determination Date" means the Business Day before the First Note Transfer Date for a series in a month.

         "District Court" has the meaning described in "Material Legal Aspects of the Credit Card Receivables--Industry Litigation."

         "DOJ" means the U.S. Department of Justice.

         "Excess Spread Percentage" means, with respect to the notes for any month, as determined on each determination date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

         "Exclusionary Rules" has the meaning described in "Material Legal Aspects of the Credit Card Receivables--Industry Litigation."

         "Finance Charge Collections" means, for any month, the sum of (1) with respect to credit card receivables designated for inclusion in the issuing entity, all collections received by the servicer on behalf of the issuing entity of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts with respect to that month),
(2) with
respect to any collateral certificate designated for inclusion in the issuing entity, collections of finance charge receivables allocated to the holder of the collateral certificate for that month and (3) any amounts received by the issuing entity which are designated as Finance Charge Collections. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

         "First Note Transfer Date" means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in that month.

         "First USA Collateral Certificate" means the collateral certificate representing an undivided interest in the assets of the First USA Master Trust.

         "First USA Collateral Certificate Amortization Period" means any month with respect to the First USA Collateral Certificate, (1) beginning with the month in which a First USA Collateral Certificate pay out event occurs or (2) during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceeds the amount of First USA Master Trust Additional Invested Amounts for that month.

         "First USA Collateral Certificate Floating Allocation Percentage" means, for any month, a fraction:

         o the numerator of which is the Invested Amount of the First USA Collateral Certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the First USA Collateral Certificate; provided, however, that:

              - if the First USA Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the First USA Collateral Certificate during that month; and

              - if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and

         o the denominator of which is the First USA Master Trust Average Principal Balance for that month.

         "First USA Collateral Certificate Principal Allocation Percentage" means, for any month:

         o during a First USA Collateral Certificate Revolving Period, the First USA Collateral Certificate Floating Allocation Percentage; and

         o during a First USA Collateral Certificate Amortization Period, a fraction:

              - the numerator of which is the highest Invested Amount during the last month of the most recent First USA Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero; and

              - the denominator of which is the First USA Master Trust Average Principal Balance for that month.

         "First USA Collateral Certificate Revolving Period" means any month other than a month included in a First USA Collateral Certificate Amortization Period.

         "First USA Master Trust" means the First USA Credit Card Master Trust.

         "First USA Master Trust Additional Invested Amounts" means additional undivided interests in the First USA Master Trust sold to the holder of the First USA Collateral Certificate.

         "First USA Master Trust Average Principal Balance" means, for the First USA Master Trust, (1) for any month in which no addition or removal of consumer revolving credit card accounts occurs, the principal receivables in the First USA Master Trust as of the close of business on the last day of the prior month and (2) for any month in which additional consumer revolving credit card accounts are designated for inclusion in, or consumer revolving credit card accounts are designated for removal from, the First USA Master Trust, the sum of:

         o the product of (x) the principal receivables in the First USA Master Trust as of close of business on the last day of the prior month and (y) a fraction (a) the numerator of which is the number of days from and including the first day of that month to, but excluding, the initial date on which an addition or removal occurs, as the case may be, in that month and (b) the denominator of which is the number of days in that month; and

         o for each date on which an addition or removal occurs in that month, the product of (x) the principal receivables in the First USA Master Trust at the close of business on any such addition or removal date, as the case may be, after giving effect to that addition or removal, as the case may be, and (y) a fraction (a) the numerator of which is the number of days from and including that addition or removal date, as the case may be, in that month to, but excluding, the next subsequent addition or removal date or, if no such next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

         "First USA Master Trust Cut Off Date" means August 21, 1992.

         "First USA Master Trust Default Amount" means for any month, an amount, which will not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in Defaulted Accounts in the First USA Master Trust on the day each of the related consumer revolving credit card accounts became a Defaulted Account for each day in that month minus (2) the aggregate amount of Recoveries received in that month.

         "First USA Master Trust Distribution Date" means, unless otherwise specified for any series issued by the First USA Master Trust, each date specified in the First USA Master Trust agreement on which distributions of interest or principal are to be made to certificateholders.

         "First USA Master Trust Eligible Account" means, for the First USA Master Trust, as of the First USA Master Trust Cut Off Date, or for additional consumer revolving credit card accounts, as of their date of designation for inclusion in the First USA Master Trust, each consumer revolving credit card account owned by Chase USA:

         o which was in existence and maintained with Chase USA prior to selection for inclusion in the First USA Master Trust;

         o    which is payable in United States dollars;

         o the customer of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

         o which Chase USA has not classified on its electronic records as a consumer revolving credit card account with respect to which the related card has been lost or stolen;

         o which has not been identified by Chase USA in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         o which has not been sold or pledged to any other party and which does not have credit card receivables which, in the case of consumer revolving credit card accounts identified on the First USA Master Trust Cut Off Date, have been sold or pledged to any other party or, in the case of additional consumer revolving credit card accounts, at the time of transfer to the master trust are not sold or pledged to any other party and do not have credit card receivables which are sold or pledged to any other party;

         o which is a VISA or MasterCard consumer revolving credit card account; and

         o which has not been charged-off by Chase USA in its customary and usual manner for charging-off consumer revolving credit card accounts as of the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of their date of designation for inclusion in the master trust.

         "First USA Master Trust Eligible Receivable" means, for the First USA Master Trust, each credit card receivable:

         o    which has arisen under a First USA Master Trust Eligible Account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained, or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained, or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which, at the time of its addition to the First USA Master Trust, Chase USA or the First USA Master Trust had good and marketable title free and clear of all liens and security interests arising under or through Chase USA, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

         o    which constitutes an "account" under Article 9 of the UCC.

         "First USA Master Trust Finance Charge Collections" means, for any month, the sum of all collections received by the First USA Master Trust servicer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables, if any, the First USA Master Trust Interchange Amount and, to the extent First USA Master Trust Recoveries exceed the First USA Master Trust Default Amount for any month, the amount of that excess.

         "First USA Master Trust Interchange Amount" has the meaning described in "Chase USA's Credit Card Portfolio--Interchange."

         "First USA Master Trust Investor Monthly Servicing Fee" has the meaning described in "Servicing of the Collateral Certificates and the Receivables--Servicing Compensation."

         "First USA Master Trust Investor Percentage" has the meaning described in "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Investor Percentage."

         "First USA Master Trust Minimum Aggregate Principal Receivables" means, for the First USA Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the First USA Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of certificates issued by the First USA Master Trust on that date, minus (2) the amount then on deposit in the collection account equal to the excess of the First USA Master Trust Minimum Transferor Interest over the First USA Master Trust Transferor Interest retained in that account pursuant to the First USA Master Trust agreement.

         "First USA Master Trust Minimum Transferor Interest" means, during any period of 30 consecutive days, 4% of the average principal receivables included in the First USA Master Trust for that period.

         "First USA Master Trust Pay Out Event" means, for a series of certificates, including the First USA Collateral Certificate, any of the events described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events" and any other events described in the accompanying prospectus supplement.

         "First USA Master Trust Portfolio" has the meaning described in "The First USA Master Trust and the Chase Master Trust--The Credit Card Receivables."

         "First USA Master Trust Principal Collections" means, for any month, the sum of all collections other than First USA Master Trust Finance Charge Collections received by the First USA Master Trust servicer on consumer revolving credit card accounts in the First USA Master Trust.

         "First USA Master Trust Recoveries" has the meaning described in "Chase USA's Credit Card Portfolio--Recoveries."

         "First USA Master Trust Termination Date" means, unless the servicer and the holder of the First USA Master Trust Transferor Interest instruct otherwise, the earlier of:

         o the day after the First USA Master Trust Distribution Date on which funds have been deposited in the distribution account for the First USA Master Trust in an amount sufficient for payment of the Invested

              Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; and

         o    August 1, 2032.

         "First USA Master Trust Transferor Interest" means, on any date of determination, the aggregate amount of principal receivables in the First USA Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day.

         "First USA Master Trust Transferor Percentage" means, on any date of determination, when used with respect to principal receivables, finance charge receivables, receivables in Defaulted Accounts and the servicing fee, a percentage equal to 100% minus the aggregate First USA Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the First USA Master Trust that are then outstanding.

         "First USA Master Trust Unallocated Principal Collections" means any amounts collected in respect of principal receivables that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest.

         "First USA Master Trust Trustee" means The Bank of New York (Delaware), a Delaware banking corporation, or any successor thereto.

         "Ineligible Collateral Certificate" means a collateral certificate which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

         "Ineligible Receivable" means a credit card receivable which has been transferred to the issuing entity which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

         "Interchange" has the meaning described in "Chase USA's Credit Card Portfolio--Interchange."

         "Interest Payment Date" means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

         "Invested Amount" means, for any series of certificates issued by a Master Trust, as of the close of business on any date of determination with respect to any collateral certificate issued by a Master Trust, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to that collateral certificate on that date of determination; plus any additional undivided interests in the applicable Master Trust sold to the holder of that collateral certificate.

         "Investor Interest" means for any series of certificates--including the First USA Collateral Certificate and the Chase Collateral Certificate--issued by and outstanding under the First USA Master Trust or the Chase Master Trust, as applicable, the respective interests in the assets of the First USA Master Trust or the Chase Master Trust, as applicable, to be allocated among the certificateholders of the related series of the applicable Master Trust.

         "Issuing Entity Average Principal Balance" means, with respect to the issuing entity, (1) for any month in which no addition of consumer revolving credit card accounts, removal of consumer revolving credit card accounts or exercise of the discount option occurs, the principal receivables at the close of business on the last day of the prior month and (2) for any month in which one or more additions of consumer revolving credit card accounts, removals of consumer revolving credit card accounts or exercising of the discount option occurs, the sum of:

         o    the product of:

              - the principal receivables in the issuing entity as of the close of business on the last day of the prior month, and

              - a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

         o    the product of:

              - the principal receivables in the issuing entity as of the close of business on the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, and

              - a fraction, (a) the numerator of which is the number of days from and including the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

         o for each subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

              - the principal receivables in the issuing entity at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, and

              - a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

         "Issuing Entity Eligible Account" means, for the issuing entity, each consumer revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the issuing entity:

         o which is a consumer revolving credit card account in existence and maintained with Chase USA or an affiliate;

         o    which is payable in United States dollars;

         o which has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

         o which has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         o which has not been classified by the servicer as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

         o which does not have credit card receivables which are at the time of transfer sold or pledged to any other party;

         o which has not been charged-off by the servicer in its customary and usual manner for charging-off consumer revolving credit card accounts as of their date of designation for inclusion in the issuing entity; and

         o which has an obligor who has not been identified by the servicer as being deceased.

         "Issuing Entity Eligible Collateral Certificate" means a collateral certificate that has been duly authorized by the applicable transferor and validly issued by the applicable master trust and is entitled to the benefits of the applicable master trust agreement and with respect to which the representations and warranties made by the applicable transferor in the transfer and servicing agreement are true and correct in all material respects.

         "Issuing Entity Eligible Receivable" means, for the issuing entity, each credit card receivable:

         o which has arisen in a consumer revolving credit card account which was an Issuing Entity Eligible Account as of the date that credit card account was selected for inclusion in the issuing entity;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which at the time of the transfer of that credit card receivable to the issuing entity, the transferor or the issuing entity has good and marketable title to that credit card receivable, free and clear of all liens occurring under or through that transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions;

         o which constitutes an "account" under and as defined in Article 9 of the UCC; and

         o which is not subject to any setoff, right or rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general.

         "Issuing Entity Interchange Amount" has the meaning described in "Chase USA's Credit Card Portfolio--Interchange."

         "Issuing Entity Receivables" means the credit card receivables transferred to the issuing entity arising in the consumer revolving credit card accounts owned by Chase USA or an affiliate designated to have their receivables transferred to the issuing entity.

         "Issuing Entity Recoveries" has the meaning described in "Chase USA's Credit Card Portfolio--Recoveries."

         "Issuing Entity Servicer Default" has the meaning described in "Servicing of the Collateral Certificates and the Receivables--Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default."

         "Issuing Entity Tax Opinion" means, with respect to any action, an opinion of counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause any outstanding series, class or tranche of notes that was characterized as debt at the time of its issuance to be characterized as other than debt, (b) such action will not cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of any of those notes.

         "Master Trust" means the First USA Master Trust or the Chase Master Trust, as applicable.

         "Master Trust Additional Invested Amount" means the First USA Master Trust Additional Invested Amount or the Chase Master Trust Additional Invested Amount, as applicable.

         "Master Trust Agreement" means the First USA Master Trust pooling and servicing agreement or the Chase Master Trust pooling and servicing agreement, as applicable.

         "Master Trust Default Amount" means the First USA Master Trust Default Amount or the Chase Master Trust Default Amount, as applicable.

         "Master Trust Distribution Date" means the First USA Master Trust Distribution Date or the Chase Master Trust Distribution Date, as applicable.

         "Master Trust Finance Charge Collections" means First USA Master Trust Finance Charge Collections or Chase Master Trust Finance Charge Collections, as applicable.

         "Master Trust Investor Percentage" means the First USA Master Trust Investor Percentage or the Chase Master Trust Investor Percentage, as applicable.

         "Master Trust Pay Out Event" means a First USA Master Trust Pay Out Event or a Chase Master Trust Pay Out Event.

         "Master Trust Principal Collections" means First USA Master Trust Principal Collections or Chase Master Trust Principal Collections, as applicable.

         "Master Trust Servicer Default" has the meaning described in "Servicing of the Collateral Certificates and the Receivables--Resignation and Removal of the Servicer; Issuing Entity Servicer Default and Master Trust Servicer Default."

         "Master Trust Transferor Interest" means the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable.

         "Master Trust Trustee" means the First USA Master Trust Trustee or the Chase Master Trust Trustee, as applicable.

         "Merger Date" means October 1, 2004.

         "Minimum Pool Balance" has the meaning described in "Sources of Funds to Pay the Notes--Minimum Pool Balance."

         "Monthly Interest Accrual Date" means, with respect to any outstanding tranche of notes:

         o    each interest payment date for that tranche, and

         o for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that tranche; provided, however, that:

              - for the month in which a tranche of notes is issued, the date of issuance of that tranche will be the first Monthly Interest Accrual Date for that month for that tranche;

              - any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of any tranche of notes are deposited into the interest funding subaccount for that tranche will be a Monthly Interest Accrual Date for that tranche;

              - if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

              - if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

         "Monthly Principal Accrual Date" means, with respect to any outstanding tranche of notes:

         o for any month in which the scheduled principal payment date occurs for that tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

         o for any month in which no scheduled principal payment date occurs for that tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that tranche; but:

              - any date on which prefunding excess amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that tranche will be a Monthly Principal Accrual Date for that tranche;

              - any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of that tranche are deposited into the principal funding account or applicable principal funding subaccount for that tranche will be a Monthly Principal Accrual Date for that tranche;

              - if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

              - if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

         "Nominal Liquidation Amount" has the meaning described in "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount."

         "Nominal Liquidation Amount Deficit" means, with respect to any tranche of notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

         "Note Transfer Date" means the Business Day prior to an Interest Payment Date or a Principal Payment Date, as applicable, for a series, class or tranche of notes.

         "Performing" means, with respect to any derivative agreement, that no payment default or repudiation of performance by the derivative counterparty has occurred and that derivative agreement has not been terminated.

         "Pool Balance" has the meaning described in "Sources of Funds to Pay the Notes--Minimum Pool Balance."

         "Portfolio Yield" means, for any month, the annualized percentage equivalent of a fraction:

         o    the numerator of which is equal to the sum of:

              - Available Finance Charge Collections and dollar payments received under derivative agreements in respect of notes for interest with respect to that month; plus

              - the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to notes for that month; plus

              - the aggregate amount of interest funding subaccount earnings for all tranches of notes for that month; plus

              - any amounts to be treated as Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables and/or collateral certificates included in the issuing entity during that month, as described in "Sources of Funds to Pay the Notes--Sale of Assets;" minus

              - the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for all tranches of notes for that month over any Segregated Finance Charge Collections for that month available to cover those shortfalls as described in "Deposit and Application of Funds in the Issuing Entity--Segregated Finance Charge Collections;" minus

              -    the CHASEseries Default Amount for that month; and

         o the denominator of which is the numerator used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         "Principal Collections" means, for any month, the sum of (1) for credit card receivables designated for inclusion in the issuing entity, all collections other than those designated as Finance Charge Collections on consumer revolving credit card accounts designated for that month and (2) for any collateral certificate designated for inclusion in the issuing entity, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocated to the holder of that collateral certificate for that month.

         "Principal Payment Date" means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

         "Rapid Amortization Period" means (1) for Series 2002-CC, the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2002-CC termination date and the First USA Master Trust Termination Date and (2) for Series 2004-CC, the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2004-CC termination date and the Chase Master Trust Termination Date.

         "Rating Agency" means, with respect to each series, the rating agency or agencies, if any, specified in the related prospectus supplement.

         "Receivables Servicing Fee" means, for any month, one-twelfth of the product of (1) the Receivables Servicing Fee Percentage and (2) the Issuing Entity Average Principal Balance for that month.

         "Receivables Servicing Fee Percentage" means, 1.50% for so long as Chase Bank USA, National Association is the servicer, or 2.00% if Chase Bank USA, National Association is no longer the servicer.

         "Recoveries" means Chase Master Trust Recoveries, First USA Master Trust Recoveries or Issuing Entity Recoveries, as applicable.

         "Regulation AB" shall mean Subpart 229.1100 -- Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the SEC, or as may be provided by the SEC or its staff from time to time.

         "Removal Date" means the date of any removal of credit card receivables in consumer revolving credit card accounts from the First USA Master Trust Portfolio or the Chase Master Trust Portfolio, as applicable.

         "Required Transferor Amount" means, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in the issuing entity that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage.

         "Required Transferor Amount Percentage" means 4% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than 4%, the servicer must have provided to the indenture trustee and the collateral agent (A) an Issuing Entity Tax Opinion, and (B) written confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes.

         "Revolving Period" means a First USA Collateral Certificate Revolving Period or a Chase Collateral Certificate Revolving Period.

         "Scheduled Principal Payment Date" means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

         "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

         "Segregated Finance Charge Collections" has the meaning described in "Deposit and Application of Funds in the Issuing Entity--Segregated Finance Charge Collections."

         "Servicing Fee" means, for any month, the product of (1) the Receivables Servicing Fee for that month and (2) the CHASEseries Floating Allocation Percentage for that month.


         "Servicing Fee Percentage" means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         "SFAS 140" means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or any replacement FASB Statement, or amendment or interpretation thereof.

         "Shared Excess Available Finance Charge Collections" means, for any month, as of the related determination date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the Servicing Fee and application to cover any unfunded CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of CHASEseries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as "Shared Excess Available Finance Charge Collections."

         "Shared Excess Available Finance Charge Collections Group A" means the various series of notes--which will include the CHASEseries notes--that may be designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

         "Shared Excess Available Principal Collections" means, for any month, the sum of (1) with respect to the notes, the amount of Available Principal Collections remaining after all required applications of those amounts described in "Deposit and Application of Funds in the Issuing Entity--Application of Available Principal Collections," (2) with respect to any series of notes other than the CHASEseries, the Principal Collections allocated to that series of notes remaining after all required payments and deposits that are specified to be treated as "Shared Excess Available Principal Collections" in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account following any deposit or withdrawal made during that month as described in "Sources of Funds to Pay the Notes--Issuing Entity Bank Accounts."

         "Transfer Date" means the Business Day immediately prior to the Interest Payment Date or Principal Payment Date for any series, class or tranche of notes as specified in the accompanying prospectus supplement.

         "Transferor Amount" means, for any month, an amount equal to (1) the Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes as of the close of business on the last day of that month.

         "Transferor Certificate" means (1) the certificate representing the Transferor Amount or (2) the uncertificated interest in the issuing entity comprising the Transferor Amount.

         "Transferor Percentage" means, for any month, 100% minus the sum of the aggregate CHASEseries Noteholder Percentage of all series outstanding with respect to Principal Collections, Finance Charge Collections, the Receivables Servicing Fee or the Default Amount, as applicable.

         "Trust Portfolios" means the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the issuing entity portfolio.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

         "Unapplied Excess Finance Charge Collections" has the meaning described in "Deposit and Application of Funds in the Issuing Entity--Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess
Finance Charge Collections."

         "Unapplied Master Trust Level Excess Finance Charge Collections" has the meaning described in "Deposit and Application of Funds in the Issuing Entity--Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections."

         "Unapplied Master Trust Level Principal Collections" has the meaning described in "Deposit and Application of Funds in the Issuing Entity--Unapplied Master Trust Level Principal Collections."

3

               [PRINCIPAL OFFICE OF THE DEPOSITOR AND BENEFICIARY]





                      CHASE BANK USA, NATIONAL ASSOCIATION


                         White Clay Center, Building 200
                                    Route 273
                             Newark, Delaware 19711


                           MASTER OWNER TRUST TRUSTEE


                            Wilmington Trust Company
                            1100 North Market Street
                         Wilmington, Delaware 19890-1600


      LEGAL ADVISER TO CHASE USA                          LEGAL ADVISER TO THE
       as to United States Law                                UNDERWRITERS
                                                        as to United States Law

kadden, Arps, Slate, Meagher & Flom LLP                     McKee Nelson LLP
          Four Times Square                              One Battery Park Plaza
       New York, New York 10036                                34th Floor
                                                        New York, New York 10004

             PAYING AGENT                               LUXEMBOURG PAYING AGENT

Wells Fargo Bank, National Association                    Banque de Luxembourg
          Sixth & Marquette                                14 Boulevard Royal
            MAC N9311-161                                   2449 Luxembourg
     Minneapolis, Minnesota 55479                      Grand-Duche de Luxembourg

                                  LISTING AGENT

                              Banque de Luxembourg
                               14 Boulevard Royal
                                 2449 Luxembourg
                            Grand-Duche de Luxembourg


                                   INDEPENDENT
                                 ACCOUNTANTS TO
                                    CHASE USA


                           PricewaterhouseCoopers LLP
                               300 Madison Avenue
                            New York, New York 10017

                              CHASE ISSUANCE TRUST
                                 Issuing Entity




                                   CHASEseries




                                    $[       ]
                            Class [ ](2007-[ ]) Notes





                      CHASE BANK USA, NATIONAL ASSOCIATION
           Sponsor, Depositor, Originator, Administrator and Servicer




                              PROSPECTUS SUPPLEMENT





                                  Underwriters

                                 [Underwriter A]
                                 [Underwriter B]
                                 [Underwriter C]



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until [ ].

                                 PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

    Registration Fee................................................. $ 30.70
    Printing and Engraving............................................$     *
    Trustee's Fees....................................................$     *
    Legal Fees and Expenses...........................................$     *
    Accountants' Fees and Expenses....................................$     *
    Rating Agency Fees................................................$     *
    Miscellaneous Fee.................................................$     *
                                                                   -------------
              Total.................................................. $     *
                                                                   =============
__________________
* To be filed by amendment.


Item 15.  Indemnification of Directors and Officers

     Article IX of the By-laws of Chase Bank USA, National Association ("Chase USA") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal,administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA. The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article IX or otherwise. The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought b the indemnitee to enforce a right to indemnification under such Article IX (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article IX, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such
Article IX or otherwise shall be on Chase USA. Article IX of Chase USA's By-Laws also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders of disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense. There are directors and officers liability insurance policies presently outstanding which insure directors and officers of Chase USA, Chase USA's parent and certain of its subsidiaries. The policies cover losses for which Chase USA, Chase USA's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, Chase USA's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

Item 16.  Exhibits and Financial Statements

          (a)  Exhibits
-------------------------------------------------------------------------------
Exhibit
Number                                 Description
-------------------------------------------------------------------------------
  **1.1    -- Form of Underwriting Agreement
-------------------------------------------------------------------------------
  **3.1    -- Articles of Association of Chase Bank USA, National Association
-------------------------------------------------------------------------------
  **3.2    -- Bylaws of Chase Bank USA, National Association
-------------------------------------------------------------------------------
  **4.1    -- Second Amended and Restated Indenture for the Notes, dated as of
              March 14, 2006
-------------------------------------------------------------------------------
   *4.2(a) -- Amended and Restated Asset Pool One Supplement, dated as of
              October 15, 2004
   *4.2(b) -- Amendment No. 1 to Amended and Restated Asset Pool One Supplement,
              dated as of May 10, 2005
  **4.2(c) -- Amendment No. 2 to Amended and Restated Asset Pool One Supplement,
              dated as of February 1, 2006
-------------------------------------------------------------------------------
   *4.3    -- Amended and Restated Indenture Supplement, dated as of October 15,
              2004
-------------------------------------------------------------------------------
  **4.4(a) -- Second Amended and Restated Pooling and Servicing Agreement for
              First USA Credit Card Master Trust, dated as of March 14, 2006 **4.4(b) -- Amendment No. 1 to Second Amended and Restated Pooling and
              Servicing Agreement for First USA Credit Card Master Trust,
              dated as of August 1, 2007
-------------------------------------------------------------------------------
   *4.5    -- Assumption Agreement, dated as of October 1, 2004
-------------------------------------------------------------------------------
  **4.6(a) -- Fourth Amended and Restated Pooling and Servicing Agreement for
              Chase Credit Card Master Trust, dated as of March 14, 2006 **4.6(b) -- Amendment No. 1 to Fourth Amended and Restated Pooling and
              Servicing Agreement for the Chaase Credit Card Master Trust,
              dated as of August 1, 2007
-------------------------------------------------------------------------------

   *4.7    -- Amended and Restated Series Supplement to the Pooling
              and Servicing Agreement for the First USA Credit Card
              Master Trust, dated as of October 15, 2004, relating
              to the First USA Collateral Certificate
-------------------------------------------------------------------------------
   *4.8    -- Series Supplement to the Pooling and Servicing Agreement for the
              Chase Credit Card Master Trust relating to the Chase Collateral Certificate, dated as of October 20, 2004
-------------------------------------------------------------------------------
  **4.9    -- Second Amended and Restated Transfer and Servicing Agreement,
              dated as of March 14, 2006
-------------------------------------------------------------------------------
  **4.10   -- Third Amended and Restated Trust Agreement of Chase Issuance
              Trust, dated as of March 14, 2006
-------------------------------------------------------------------------------
   *4.11   -- Form of Notes (included in Exhibit 4.3)
-------------------------------------------------------------------------------
   *4.12   -- Form of First USA Collateral Certificate (included in Exhibit 4.7)
-------------------------------------------------------------------------------
   *4.13   -- Form of Chase Collateral Certificate (included in Exhibit 4.8)
-------------------------------------------------------------------------------
   *4.14   -- Form of Terms Document for Class A Notes
-------------------------------------------------------------------------------
   *4.15   -- Form of Terms Document for Class B Notes
-------------------------------------------------------------------------------
   *4.16   -- Form of Terms Document for Class C Notes
-------------------------------------------------------------------------------
 ***5.1    -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
              with respect to corporate matters and legality of the Collateral Certificates
-------------------------------------------------------------------------------
 ***8.1    -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters
-------------------------------------------------------------------------------
***23.1    -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)
-------------------------------------------------------------------------------
   24.1    -- Power of Attorney
-------------------------------------------------------------------------------
***25.1    -- Form T-l Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture
-------------------------------------------------------------------------------

        -------------
        *     Incorporated by reference to Registration Statement No. 333-118423
        **    Incorporated by reference to Registration Statement No. 333-131327
        ***   To be filed by amendment


         (b)  Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(a)    (1)   To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwith-standing the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectusfiled with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registra-tion Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
       (a)(1)(iii) of this Section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effec-tive amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorpor-ated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

       provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       If the registrant is relying on Rule 430B:

             (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

             (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    (1)   That, for purposes of determining any liability under the
       Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectusbe deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) That, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on August 3, 2007.


                                CHASE BANK USA, NATIONAL ASSOCIATION,
                                as Sponsor, Depositor, Originator, Administrator and Servicer of the First USA Credit Card Master Trust, the Chase Credit Card Master Trust and the Chase Issuance Trust


                                By: /s/ Keith W. Schuck
                                    --------------------------------------------
                                    Name:  Keith W. Schuck
                                    Title: President

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature            Title                                      Date
      ---------            -----                                      ----


Gordon A. Smith*          Principal Executive Officer,           August 3, 2007
---------------------     Chairman and Director
Gordon A. Smith


/s/ Keith W. Schuck       Principal Accounting Officer,          August 3, 2007
---------------------     President and Director
Keith W. Schuck


Raymond L. Fischer*       Principal Financial Officer            August 3, 2007
---------------------     and Director
Raymond L. Fischer


                          Director                               August 3, 2007
---------------------
Samuel H. Cooper


                          Director                               August 3, 2007
---------------------
Mark D. Hartzel


James K. Paterson*        Director                               August 3, 2007
---------------------
James K. Paterson



   * By:    /s/ Keith W. Schuck
          --------------------------------------
          Keith W. Schuck, Attorney in Fact

                                 EXHIBIT INDEX
-------------------------------------------------------------------------------
Exhibit
Number                           Description
-------------------------------------------------------------------------------
  **1.1    -- Form of Underwriting Agreement
-------------------------------------------------------------------------------
  **3.1    -- Articles of Association of Chase Bank USA, National Association
-------------------------------------------------------------------------------
  **3.2    -- Bylaws of Chase Bank USA, National Association
-------------------------------------------------------------------------------
  **4.1    -- Second Amended and Restated Indenture for the Notes, dated as of
              March 14, 2006
-------------------------------------------------------------------------------
   *4.2(a) -- Amended and Restated Asset Pool One Supplement, dated as of
              October 15, 2004
  **4.2(b) -- Amendment No. 1 to Amended and Restated Asset Pool One Supplement,
              dated as of May 10, 2005
  **4.2(c) -- Amendment No. 2 to Amended and Restated Asset Pool One Supplement,
              dated as of February 1, 2006
-------------------------------------------------------------------------------
   *4.3    -- Amended and Restated Indenture Supplement, dated as of October 15,
              2004
-------------------------------------------------------------------------------
  **4.4(a) -- Second Amended and Restated Pooling and Servicing Agreement for
              First USA Credit Card Master Trust, dated as of March 14, 2006 **4.4(b) -- Amendment No. 1 to Second Amended and Restated Pooling and
              Servicing Agreement for First USA Credit Card Master Trust,
              dated as of August 1, 2007
-------------------------------------------------------------------------------
   *4.5    -- Assumption Agreement, dated as of October 1, 2004
-------------------------------------------------------------------------------
  **4.6(a) -- Fourth Amended and Restated Pooling and Servicing Agreement for
              Chase Credit Card Master Trust, dated as of March 14, 2006 **4.6(b) -- Amendment No. 1 to Fourth Amended and Restated Pooling and
              Servicing Agreement for the Chaase Credit Card Master Trust,
              dated as of August 1, 2007
-------------------------------------------------------------------------------
   *4.7    -- Amended and Restated Series Supplement to the Pooling
              and Servicing Agreement for the First USA Credit Card
              Master Trust, dated as of October 15, 2004, relating
              to the First USA Collateral Certificate
-------------------------------------------------------------------------------
   *4.8    -- Series Supplement to the Pooling and Servicing
              Agreement for the Chase Credit Card Master Trust
              relating to the Chase Collateral Certificate, dated
              as of October 20, 2004
-------------------------------------------------------------------------------
  **4.9    -- Second Amended and Restated Transfer and Servicing Agreement,
              dated as of March 14, 2006
-------------------------------------------------------------------------------
  **4.10   -- Third Amended and Restated Trust Agreement of Chase Issuance
              Trust, dated as of March 14, 2006
-------------------------------------------------------------------------------
   *4.11   -- Form of Notes (included in Exhibit 4.3)
-------------------------------------------------------------------------------
   *4.12   -- Form of First USA Collateral Certificate (included in Exhibit 4.7)
-------------------------------------------------------------------------------
   *4.13   -- Form of Chase Collateral Certificate (included in Exhibit 4.8)
-------------------------------------------------------------------------------
   *4.14   -- Form of Terms Document for Class A Notes
-------------------------------------------------------------------------------
   *4.15   -- Form of Terms Document for Class B Notes
-------------------------------------------------------------------------------
   *4.16   -- Form of Terms Document for Class C Notes
-------------------------------------------------------------------------------
 ***5.1    -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
              with respect to corporate matters and legality of the Collateral Certificates
-------------------------------------------------------------------------------
 ***8.1    -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters
-------------------------------------------------------------------------------
***23.1    -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)
-------------------------------------------------------------------------------
   24.1    -- Power of Attorney
-------------------------------------------------------------------------------
***25.1    -- Form T-l Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture
-------------------------------------------------------------------------------

        -------------
        *     Incorporated by reference to Registration Statement No. 333-118423
        **    Incorporated by reference to Registration Statement No. 333-131327
        ***   To be filed by amendment